Exhibit 10.46 EXECUTION VERSION NY-2383081 AMENDMENT NO. 3 TO LOAN AGREEMENT AND OMNIBUS AMENDMENT TO LOAN DOCUMENTS THIS AMENDMENT NO. 3 TO LOAN AGREEMENT AND OMNIBUS AMENDMENT TO LOAN DOCUMENTS (this “Agreement”), dated as of October 3, 2022, is entered into among 731 RETAIL ONE LLC, a Delaware limited liability company (“731 Retail”), 731 COMMERCIAL LLC, a Delaware limited liability company (“731 Commercial”; 731 Retail and 731 Commercial, each, a “Borrower” and, collectively, the “Borrowers”), and JPMORGAN CHASE BANK, N.A., as administrative agent for the Lenders defined below (in such capacity, together with its successors and assigns in such capacity, the “Administrative Agent”). RECITALS WHEREAS, the Borrowers, the lenders from time to time party thereto (the “Lenders”), and JPMorgan Chase Bank, N.A., as Administrative Agent and collateral agent, are party to the Loan Agreement, dated as of August 5, 2015 (the “Initial Loan Agreement”), as amended by (i) that certain Waiver and Amendment No. 1 to Loan Agreement, dated as of October 10, 2019 (the “First Amendment”), (ii) that certain letter agreement dated August 19, 2020 (the “Letter Amendment”), and (iii) that certain Omnibus Amendment to Loan Documents and Reaffirmation of Borrower and Guarantor, dated as of September 14, 2020 (the “Second Amendment”; and together with the Initial Loan Agreement, the First Amendment and the Letter Amendment, the “Loan Agreement”); and WHEREAS, certain loans, commitments and/or other extensions of credit (the “Loans”) under the Loan Agreement denominated in United States dollars incur or are permitted to incur interest, fees or other amounts based on the London Interbank Offered Rate as administered by the ICE Benchmark Administration (“LIBOR”) in accordance with the terms of the Loan Agreement; WHEREAS, the Administrative Agent (for itself and on behalf of the Lenders) and the Borrowers have agreed to modify the Loan Agreement to, among other things, replace LIBOR with Term SOFR for all purposes under the Loan Agreement and any Loan Document as amended hereby and the parties to this Agreement hereby agree that such changes shall become effective on the date hereof. NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows: 1. Defined Terms. Capitalized terms used herein but not otherwise defined herein shall have the meanings provided to such terms in the Loan Agreement, as amended by this Agreement. 2. Agreement. (a) The Loan Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: stricken text) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages attached as Exhibit A hereto. (b) Section 1 of the Interest Guaranty is hereby amended by deleting the following text in clause (z) of the first paragraph thereof: “(except to the extent amounts owing under Section 2.9 of the Loan Agreement are owing on account of Eurodollar Borrowings having an Interest Period of greater than one month, which such amounts shall be deemed Interest Guaranteed Obligations)”.

2 NY-2383081 (c) For any existing Loans bearing interest at LIBOR (“LIBOR Loans”), the amendments described in this Section 2 and set forth on Exhibit A hereto shall become effective on the last day of the existing interest period with respect to such LIBOR Loans and therefore, as of such day, all such LIBOR Loans shall be automatically converted, without any further action by Borrower or the Lenders, such that they bear interest at Adjusted Term SOFR in accordance with the Loan Agreement as amended by this Agreement. This Agreement shall serve as the Borrowers’ direction to so convert the LIBOR Loans to Loans bearing interest at Adjusted Term SOFR. 3. Payment of Expenses. The Borrowers agree to reimburse the Administrative Agent for all reasonable fees, charges and disbursements of the Administrative Agent in connection with the preparation, execution and delivery of this Agreement, including all reasonable fees, charges and disbursements of counsel to the Administrative Agent. 4. Representations and Warranties. (a) The Borrowers hereby represent and warrant to the Administrative Agent and the Lenders as follows: (i) each Borrower has all necessary limited liability company power and authority to execute, deliver and perform its obligations under this Agreement; the execution, delivery and performance of this Agreement has been duly authorized by all necessary limited liability company action on the part of each Borrower; and this Agreement has been duly and validly executed and delivered by each Borrower and constitutes the legal, valid and binding obligation of each Borrower, enforceable in accordance with its terms, except as such enforceability may be limited by (x) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors’ rights generally and (y) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and (ii) the execution and delivery of this Agreement by each Borrower (A) does not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except for such as have been obtained or made and are in full force and effect, (B) will not violate the operating agreement of any Borrower, (C) will not violate or result in a default under any applicable law or regulation, any order of any Governmental Authority, indenture, agreement or other instrument binding upon any Borrower or any of its assets, or give rise to a right thereunder to require any payment to be made by any such Person, in each case to the extent such violation or default would not reasonably be expected to result in a Material Adverse Effect, and (D) will not result in the creation or imposition of any Lien on any asset of any Borrower. (b) The Guarantor hereby represents and warrants to the Administrative Agent and the Lenders as follows: (i) the Guarantor has all necessary corporate power and authority to execute, deliver and perform its obligations under this Agreement; the execution, delivery and performance of this Agreement has been duly authorized by all necessary corporate action on the part of the Guarantor; and this Agreement has been duly and validly executed and delivered by the Guarantor and constitutes the legal, valid and binding obligation of the Guarantor, enforceable in accordance with its terms, except as such enforceability may be limited by (x) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the

3 NY-2383081 enforcement of creditors’ rights generally and (y) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and (ii) the execution and delivery of this Agreement by the Guarantor (A) does not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except for such as have been obtained or made and are in full force and effect, (B) will not violate the articles of incorporation or by-laws of the Guarantor, (C) will not violate or result in a default under any applicable law or regulation, any order of any Governmental Authority, indenture, agreement or other instrument binding upon the Guarantor or any of its assets, or give rise to a right thereunder to require any payment to be made by any such Person, in each case to the extent such violation or default would not reasonably be expected to result in a Material Adverse Effect, and (D) will not result in the creation or imposition of any Lien on any asset of the Guarantor. 5. Reaffirmation; Reference to and Effect on the Loan Documents. (a) From and after the date hereof, each reference in the Loan Agreement to “hereunder,” “hereof,” “this Agreement” or words of like import and each reference in the other Loan Documents to “Loan Agreement,” “thereunder,” “thereof” or words of like import referring back to the Loan Agreement shall, unless the context otherwise requires, mean and be a reference to the Loan Agreement as amended by this Agreement. This Agreement is a Loan Document. (b) The Loan Documents, and the obligations of each Borrower under the Loan Documents, are hereby ratified and confirmed and shall remain in full force and effect according to their terms. (c) Each Borrower (i) acknowledges and consents to all of the terms and conditions of this Agreement, (ii) affirms all of its obligations under the Loan Documents, (iii) agrees that this Agreement and all documents executed in connection herewith do not operate to reduce or discharge its obligations under the Loan Documents, (iv) agrees that the Mortgage continues to be in full force and effect and is not impaired or adversely affected in any manner whatsoever, (v) confirms its grant of security interests pursuant to the Mortgage as collateral for the Borrowers’ obligations under the Loan Documents, and (vi) acknowledges that all Liens granted (or purported to be granted) pursuant to the Mortgage remain and continue in full force and effect in respect of, and to secure, the Borrowers’ obligations under the Loan Documents. (d) The execution, delivery and effectiveness of this Agreement shall not operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents. (e) In the event of any conflict between the terms of this Agreement and the terms of the Loan Agreement or the other Loan Documents, the terms hereof shall control. 6. Governing Law; Jurisdiction; Consent to Service of Process; Waiver of Jury Trial, Etc. (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York, without regard to conflict of laws principles thereof to the extent such principles would cause the application of the law of another state. (b) EACH PARTY HERETO HEREBY AGREES AS SET FORTH IN SECTION 12.19 OF THE LOAN AGREEMENT AS IF SUCH SECTION WAS SET FORTH IN FULL HEREIN.

4 NY-2383081 7. Amendments; Headings; Severability. This Agreement may not be amended nor may any provision hereof be waived except pursuant to a writing signed by the Borrowers, the Guarantor and the Administrative Agent (with any consent of the Lenders required pursuant to the Loan Agreement). The Section headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting this Agreement. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof, and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions. 8. Execution in Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement by telecopy, emailed pdf or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that nothing herein shall require the Administrative Agent to accept electronic signatures in any form or format without its prior written consent. [remainder of page intentionally left blank]

NY-2383081 Each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written. BORROWERS: 731 RETAIL ONE LLC, a Delaware limited liability company, By: 731 Commercial LLC, a Delaware limited liability company, its sole member By: 731 Commercial Holding LLC, a Delaware limited liability company, its sole member By: Alexander’s Inc., a Delaware corporation, its sole member By: /s/ Steven J. Borenstein______________________ Name: Steven J. Borenstein Title: Secretary 731 COMMERCIAL LLC, a Delaware limited liability company, By: 731 Commercial Holding LLC, a Delaware limited liability company, its sole member By: Alexander’s Inc., a Delaware corporation, its sole member By: /s/ Steven J. Borenstein______________________ Name: Steven J. Borenstein Title: Secretary

NY-2383081 ADMINISTRATIVE AGENT: JPMORGAN CHASE BANK, N.A., as Administrative Agent By: /s/ Natalya M. Robles Name: Natalya M. Robles Title: Authorized Officer

NY-2383081 Agreement, Confirmation and Reaffirmation The undersigned guarantor hereby: (i) agrees to the amendment to the Interest Guaranty set forth in Section 2(b) of the foregoing Agreement, (ii) acknowledges and consents to all of the terms and conditions of the foregoing Agreement, (iii) reaffirms, ratifies, confirms, and acknowledges its obligations under each Loan Document to which it is a party and agrees to continue to be bound thereby and perform thereunder, and (iv) agrees and acknowledges that all such Loan Documents to which it is a party and all of its obligations thereunder are and remain in full force and effect (as modified by the foregoing Agreement) and, except as expressly provided in the foregoing Agreement, have not been modified. GUARANTOR: ALEXANDER’S, INC., a Delaware corporation By: /s/ Steven J. Borenstein______________________ Name: Steven J. Borenstein Title: Secretary

NY-2383081 Exhibit A (Marked Loan Agreement attached hereto)

Loan Agreement conformed through Omnibus Amendment 9/14/20No. 3 LOAN AGREEMENT by and among 731 RETAIL ONE LLC and 731 COMMERCIAL LLC as Borrower THE LENDERS PARTY HERETO as Lenders, and JPMORGAN CHASE BANK, N.A. as Administrative Agent __________________________________ J.P. MORGAN SECURITIES LLC and LANDESBANK BADEN-WÜRTTEMBERG, NEW YORK BRANCH are the Joint Book Runners and Lead Arrangers __________________________________ Date: As of August 5, 2015

TABLE OF CONTENTS Page No. ARTICLE 1 CERTAIN DEFINITIONS 1 Section 1.1 Certain Definitions. 1 Section 1.2 Types of Loans. 3336 ARTICLE 2 LOAN TERMS 3336 Section 2.1 The Commitments, Loans and Notes. 3336 Section 2.2 Funding of Borrowings. 3437 Section 2.3 Interest ElectionsReserved. 3537 Section 2.4 Repayment of Loans; Evidence of Debt. 3637 Section 2.5 Prepayment of Loan. 3638 Section 2.6 Interest. 3738 Section 2.7 Alternate Rate of Interest. 3839 Section 2.8 Increased Costs. 3941 Section 2.9 Break Funding Payments. 4142 Section 2.10 Electronic Notices. 4143 Section 2.11 Additional Interest. 4243 Section 2.12 Taxes. 4243 Section 2.13 Payments Generally; Pro Rata Treatment; Sharing of Set-offs. 4647 Section 2.14 Mitigation Obligations; Replacement of Lenders. 4748 Section 2.15 Intentionally Omitted. 4749 Section 2.16 Use of Proceeds. 4749 Section 2.17 Administrative Agent Fee. 4849 ARTICLE 3 INSURANCE AND CONDEMNATION 4849 Section 3.1 Insurance. 4849 Section 3.2 Use and Application of Net Proceeds. 5354 Section 3.3 Casualty and Condemnation. 5859 ARTICLE 4 CASH MANAGEMENT 5960 Section 4.1 Restricted Account. 5960 Section 4.2 Cash Management Account. 6061 Section 4.3 Reserve Funds and Security Accounts Generally. 6162 i

Page Section 4.4 Intentionally Omitted. 6263 Section 4.5 Excess Cash Flow; Excess Cash Flow Sweep Account. 6263 ARTICLE 5 ENVIRONMENTAL MATTERS 6364 Section 5.1 Certain Definitions. 6364 Section 5.2 Representations and Warranties on Environmental Matters. 6465 Section 5.3 Covenants on Environmental Matters. 65 Section 5.4 Allocation of Risks and Indemnity. 6667 Section 5.5 No Waiver. 67 ARTICLE 6 LEASING MATTERS 6768 Section 6.1 Representations and Warranties on Leases. 6768 Section 6.2 Approval Rights; Security Deposits. 6768 Section 6.3 Covenants. 68 Section 6.4 Tenant Estoppels. 6869 Section 6.5 Subordination, Non-Disturbance and Attornment Agreements. 6869 ARTICLE 7 REPRESENTATIONS AND WARRANTIES 6869 Section 7.1 Organization and Power. 6870 Section 7.2 Validity of Loan Documents. 6970 Section 7.3 Liabilities; Litigation. 6970 Section 7.4 Taxes and Assessments. 6970 Section 7.5 Other Agreements; Defaults. 6971 Section 7.6 Compliance with Law. 7071 Section 7.7 Location of Borrower. 7071 Section 7.8 ERISA. 7071 Section 7.9 Margin Stock. 7071 Section 7.10 Tax Filings. 7072 Section 7.11 Solvency. 7172 Section 7.12 Full and Accurate Disclosure. 7172 Section 7.13 Management Agreements. 7172 Section 7.14 No Conflicts. 7172 Section 7.15 Title. 7273 Section 7.16 Use of Project. 7273 Section 7.17 Flood Zone. 7273 Section 7.18 Insurance. 7273 Section 7.19 Certificate of Occupancy; Licenses. 7273 Section 7.20 Physical Condition. 7374 Section 7.21 Boundaries. 7374 ii

Page Section 7.22 Separate Lots. 7374 Section 7.23 Filing and Recording Taxes. 7374 Section 7.24 Investment Company Act. 7475 Section 7.25 Foreign Assets Control Regulations, Etc. 7475 Section 7.26 Organizational Structure. 7475 Section 7.27 Anti-Corruption Laws and Sanctions. 7475 Section 7.28 Guarantor Net Worth and Liquidity. 7576 Section 7.29 Condominium. 7576 ARTICLE 8 FINANCIAL REPORTING 7576 Section 8.1 Borrower’s Financial Statements. 7576 Section 8.2 Guarantor’s Financial Statements. 7677 Section 8.3 Other Information. 7678 Section 8.4 Annual Budget. 7678 Section 8.5 Audits. 7778 ARTICLE 9 COVENANTS 7778 Section 9.1 Due on Sale and Encumbrance; Permitted Transfers. 7778 Section 9.2 Property Taxes. 7980 Section 9.3 Control; Management. 8082 Section 9.4 Operation; Maintenance; Inspection. 8182 Section 9.5 Taxes on Security. 8183 Section 9.6 Legal Existence; Name, Etc. 8183 Section 9.7 Transactions with Affiliates. 8283 Section 9.8 Limitation on Other Debt. 8283 Section 9.9 Further Assurances. 8284 Section 9.10 Estoppel Certificates. 8284 Section 9.11 Notice of Certain Events. 8384 Section 9.12 Indemnification. 8384 Section 9.13 Payment for Labor and Materials. 8385 Section 9.14 Alterations. 8485 Section 9.15 Hedge Agreements. 8587 Section 9.16 Handicapped Access. 88 Section 9.17 Zoning. 8889 Section 9.18 ERISA. 8889 Section 9.19 Books and Records; Inspection Rights. 89 Section 9.20 Foreign Assets Control Regulations. 89 Section 9.21 Appraisals. 8990 Section 9.22 Restricted Payments. 8990 Section 9.23 Business Organization Documents. 90 Section 9.24 Agreements Affecting the Project. 90 iii

Page Section 9.25 Anti-Corruption Laws. 9091 Section 9.26 Guarantor Financial Covenants. 9091 Section 9.27 Condominium Estoppel. 9091 Section 9.28 Condominium Charges Deposit. 91 Section 9.29 Condominium Covenants. 9192 ARTICLE 10 EVENTS OF DEFAULT 9495 Section 10.1 Payments. 9495 Section 10.2 Insurance. 9495 Section 10.3 Single Purpose Entity. 95 Section 10.4 Property Taxes. 9596 Section 10.5 Sale, Encumbrance, Etc. 9596 Section 10.6 Representations and Warranties. 9596 Section 10.7 Various Covenants. 9596 Section 10.8 Involuntary Bankruptcy or Other Proceeding. 96 Section 10.9 Voluntary Petitions, Etc. 9697 Section 10.10 Dissolution. 9697 Section 10.11 Judgments. 9697 Section 10.12 Security. 9697 Section 10.13 Guarantor Documents. 9798 Section 10.14 Hedge Agreement; Guaranty of Interest. 9798 Section 10.15 Condominium Covenants. 9798 Section 10.16 Covenants. 98 ARTICLE 11 REMEDIES 9899 Section 11.1 Remedies - Insolvency Events. 9899 Section 11.2 Remedies - Other Events. 9899 Section 11.3 Administrative Agent’s Right to Perform the Obligations. 99 Section 11.4 Application of Funds Received by Administrative Agent. 99100 ARTICLE 12 MISCELLANEOUS 100101 Section 12.1 Notices. 100101 Section 12.2 Amendments, Waivers, Etc. 101102 Section 12.3 Limitation on Interest. 102103 Section 12.4 Invalid Provisions. 103104 Section 12.5 Reimbursement of Expenses. 103104 Section 12.6 Approvals; Third Parties; Conditions. 104105 Section 12.7 Lenders and Administrative Agent Not in Control; No Partnership. 105 Section 12.8 Time of the Essence. 105106 iv

Page Section 12.9 Successors and Assigns. 105106 Section 12.10 Intentionally Omitted. 105106 Section 12.11 Waivers. 105106 Section 12.12 Cumulative Rights. 106 Section 12.13 Singular and Plural. 106 Section 12.14 Phrases. 106107 Section 12.15 Exhibits and Schedules. 106107 Section 12.16 Titles of Articles, Sections and Subsections. 106107 Section 12.17 Promotional Material. 106107 Section 12.18 Survival. 107 Section 12.19 WAIVER OF JURY TRIAL. 107108 Section 12.20 Governing Law. 107108 Section 12.21 Entire Agreement. 108109 Section 12.22 Counterparts. 109 Section 12.23 Assignments and Participations. 109 Section 12.24 Brokers. 112113 Section 12.25 Right of Set-off. 112113 Section 12.26 Limitation on Liability of Administrative Agent’s and the Lenders’ Officers, Employees, etc. 113114 Section 12.27 Cooperation with Syndication. 113114 Section 12.28 WAIVER OF SPECIAL DAMAGES. 114 Section 12.29 USA PATRIOT ACT NOTIFICATION. 114115 Section 12.30 Assignment of Mortgage and Notes. 114115 Section 12.31 Acknowledgment Regarding Any Supported QFCs. 115 Section 12.32 Acknowledgement and Consent to Bail-In of Affected Financial Institutions. 116 ARTICLE 13 RECOURSE 114116 Section 13.1 Recourse. 114116 ARTICLE 14 ADMINISTRATIVE AGENT 115117 Section 14.1 Appointment. 115117 Section 14.2 Capacity as Lender. 115117 Section 14.3 Duties and Obligations. 115117 Section 14.4 Reliance. 116118 Section 14.5 Sub-Agents. 116118 Section 14.6 Resignation. 116118 Section 14.7 Independent Credit Analysis. 117119 Section 14.8 Lender Actions Against Collateral. 117119 Section 14.9 Lender Reply Period. 117119 Section 14.10 Foreclosure. 118120 v

Page Section 14.11 Defaulting Lender. 119121 Section 14.12 Borrower’s Rights. 121123 Section 14.13 Indemnification by the Lenders. 121123 Section 14.14 Erroneous Payments. 124 LIST OF EXHIBITS AND SCHEDULES EXHIBIT A - LEGAL DESCRIPTION OF PROJECT EXHIBIT B - FORM OF NOTE EXHIBIT C - FORM OF ASSIGNMENT AND ASSUMPTION EXHIBIT D - FORM OF SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT EXHIBIT E - FORM OF TENANT NOTICE LETTER EXHIBIT F - FORM OF TERMINATION LETTER EXHIBIT G - FORM OF HEDGE AGREEMENT PLEDGE EXHIBIT H - FORM OF INTEREST ELECTION REQUEST[RESERVED] EXHIBIT I - FORM OF RESTRICTED COLLATERAL LETTER EXHIBIT J - FORM OF LEASE EXHIBIT K - FORM OF INTEREST GUARANTY SCHEDULE 1 - COMMITMENTS SCHEDULE 2 - LEASING GUIDELINES SCHEDULE 2.1 - CONDITIONS TO CLOSING SCHEDULE 3 - BORROWER ACCOUNT SCHEDULE 7.26 - ORGANIZATIONAL CHART SCHEDULE 9.7 - AGREEMENTS WITH BORROWER’S AFFILIATES vi

LOAN AGREEMENT This LOAN AGREEMENT (this “Agreement”) is entered into as of August 5, 2015 among 731 RETAIL ONE LLC (“731 Retail”), a Delaware limited liability company, and 731 COMMERCIAL LLC (“731 Commercial”), a Delaware limited liability company (731 Retail and 731 Commercial are jointly, severally and collectively, the “Borrower”); each of the lenders that is a signatory hereto identified under the caption “LENDER” on the signature pages hereof and each lender that becomes a “Lender” after the date hereof pursuant to Section 12.23(2) (individually, a “Lender” and, collectively, the “Lenders”); and JPMORGAN CHASE BANK, N.A., as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, “Administrative Agent”). ARTICLE 1 CERTAIN DEFINITIONS Section 1.1 Certain Definitions. As used herein, the following terms have the meanings indicated: “ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate. “Access Laws” has the meaning assigned in Section 9.16(1). “Actual Operating Expenses” means, with respect to the month in question, all expenses actually paid by the Borrower during such month in connection with the operation, management, maintenance, repair and use of the Project (including, without limitation, real estate taxes, insurance premiums, leasing costs, capital expenditures and Extraordinary Expenses), as determined on a cash basis. “Actual Operating Revenues” means, with respect to the month in question, all revenues actually received by the Borrower during such month from the use, ownership and operation of the Project, as determined on a cash basis. “Additional Collateral” means, collectively, any additional collateral hereafter deposited with and held by Administrative Agent pursuant to Section 3.2(2)(a)(viii) and/or any other provision of this Agreement. Any Additional Collateral deposited with Administrative Agent shall constitute additional collateral for the Indebtedness, and Administrative Agent shall have the right at any time after the occurrence and during the continuance of an Event of Default to apply the same to the payment of the Indebtedness in the order and amounts provided for in Section 11.4. Any Additional Collateral held by Administrative Agent at the time of payment in full of the Indebtedness shall either (a) be promptly returned or released (as applicable) to

Borrower after the Indebtedness has been paid in full, or (b) if requested by the Borrower, applied in reduction of the amounts owed in respect of the Loans. “Additional Interest” means any and all amounts which may become due and payable by Borrower in accordance with the terms and provisions of any Hedge Agreement provided by Administrative Agent or a Lender which is secured by the Mortgage in accordance with Section 9.15, including, without limitation, any and all breakage costs, liquidated damages or other amounts payable to Administrative Agent or a Lender pursuant to such Hedge Agreement upon the occurrence of a default under such Hedge Agreement. “Adjusted LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, the rate per annum (rounded upward, if necessary, to the next 1/1,000 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate. “Adjusted Daily Simple SOFR” means, an interest rate per annum equal to (a) the Daily Simple SOFR, plus (b) 0.11448%. “Adjusted Term SOFR” means, an interest rate per annum equal to (a) the Term SOFR, plus (b) 0.11448%. “Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by Administrative Agent, each of which shall be delivered by Administrative Agent to Borrower upon request. “Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution. “Affiliate” means with respect to any Person, another Person that directly or indirectly Controls, or is under common Control with, or is Controlled by, such Person. Notwithstanding the foregoing, no individual shall be an Affiliate solely by reason of his or her being a director, officer, trustee or employee of Borrower. “Agreement” means this Loan Agreement, as amended from time to time. “Alternate Base Rate” means, for any day (or if such day is not a Business Day, the immediately preceding Business Day), a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus ½ of 1% and (c) the Adjusted LIBO Rate for a one month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day)Term SOFR as published two U.S. Government Securities Business Days prior to such day plus 1%; provided that that, for the purpose of this definition, the Adjusted LIBO RateTerm SOFR for any day shall be based on the LIBO Screen Rate (or if the LIBO Screen Rate is not available for such one month Interest Period, the Interpolated Rate)Term SOFR Reference Rate at approximately 11:00 a.m. London5:00 a.m. Chicago time on such day (or any amended publication time for the Term SOFR Reference Rate, as specified by the Term SOFR Administrator in the Term SOFR Reference Rate methodology). Any change in the Alternate Base Rate due to a change in the Prime Rate, the NYFRB Rate or the Adjusted LIBO RateTerm SOFR shall be effective from and including the effective date of 2 such change in the Prime Rate, the NYFRB Rate or the Adjusted LIBO RateTerm SOFR, respectively. If the Alternate Base Rate is being used as an alternate rate of interest pursuant to Section 2.7 (for the avoidance of doubt, only until any amendment has become effectivethe Benchmark Replacement has been determined pursuant to Section 2.7(b)), then the Alternate Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above. For the avoidance of doubt, if the Alternate Base Rate as determined pursuant to the foregoingabove would be less than 1.00%, such rate shall be deemed to be 1.00% for purposes of this Agreement. “Alternate Rate” means the Alternate Base Rate plus the Applicable Margin. “ALX/VNO Transfer” has the meaning assigned in Section 9.1(3). “Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to Borrower or its Affiliates from time to time concerning or relating to bribery or corruption “Anti-Terrorism Order” means Executive Order No. 13224, 66 Fed. Reg. 49,079 (2001), issued by the President of the United States of America (Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism). “Applicable Margin” means with respect to Eurodollar Borrowings, 1.40% per annum, and with respect to ABR Borrowings, 0.40% per annumAdjusted Term SOFR, Adjusted Daily Simple SOFR, or the Benchmark, as applicable, and, 0.40% with respect to the Alternate Base Rate. “Appraisal” means an “as-is” appraisal prepared by an Appraiser, which appraisal must be (i) prepared in accordance with the Uniform Standards of Appraisal Practice as adopted by the Appraisal Standards Board of the Appraisal Foundation and (ii) reviewed as to form and content and approved by Administrative Agent, in its reasonable judgment. “Appraised Value” means the “as is” value of the Project, as set forth in the most current Appraisal. “Appraiser” means a “state certified general appraiser” as such term is defined and construed under applicable regulations and guidelines issued pursuant to Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, which appraiser must have been licensed and certified by the applicable Governmental Authority having jurisdiction in the State, and which appraiser shall have been directly engaged by Administrative Agent or its agent, and approved by Borrower (such approval not to be unreasonably withheld). “Approved Annual Budget” means an annual or partial-year budget delivered to and, if required, approved by Administrative Agent, pursuant to Section 8.4. “Approved Extraordinary Expense” means an Extraordinary Expense which has been approved by Administrative Agent. 3

“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in its ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender. “Approved Operating Expenses” means Operating Expenses, capital expenditures and leasing costs which are set forth in an Approved Annual Budget. Notwithstanding the foregoing, an Operating Expense, capital expenditure or leasing cost payable to an Affiliate of Borrower or Guarantor shall not constitute an Approved Operating Expense unless the agreement with such Affiliate is set forth on Schedule 9.7 or the terms of the agreement with such Affiliate have been approved in writing by Administrative Agent in its reasonable discretion. “Assignment and Assumption” means an Assignment and Assumption, duly executed by the parties thereto, in substantially the form of Exhibit C hereto and consented to by (if and to the extent applicable) Administrative Agent and Borrower in accordance with Section 12.23(2). “Assignment/Gap Documents” means, collectively, (i) an Assignment of Mortgage and other documents relating to (x) the assignment to Administrative Agent (on behalf of the Lenders) of the existing mortgage(s) and the promissory note(s) secured thereby evidencing and securing the mortgage loan encumbering the Project as of the Closing Date and (y) the terminations of the assignment of leases and rents, UCC financing statements and special lockbox deposit agreement relating to such mortgage loan as of the Closing Date, and (ii) a “gap” mortgage and a “gap” promissory note made by Borrower in favor of Administrative Agent (on behalf of the Lenders) in an amount equal to the difference between $350,000,000 and the outstanding principal amount of such mortgage loan as of the Closing Date. “Assignment of Leases and Rents” means that certain Assignment of Leases and Rents of even date herewith, executed by Borrower in favor of Administrative Agent for the benefit of the Lenders, as the same may be modified, amended and/or supplemented and in effect from time to time. “Assignments of Management Agreement” means, that certain Assignment of Management Agreement and Subordination of Management Fees, dated the date hereof, by Borrower in favor of Administrative Agent (on behalf of the Lenders) and consented to by the Manager as same may be modified, amended and/or supplemented and in effect from time to time. “August 2020 ECFSA Balance” has the meaning set forth in Section 4.5(a). “August 2020 Existing Lease Obligations” means, with respect to the Leases executed and in effect as of the Omnibus Amendment Date, which Leases are described on Schedule 4.5 (the “August 2020 Existing Leases”), which schedule is attached hereto and made a part hereof (i) all obligations of the landlord to pay tenant improvement costs and allowances and leasing commissions, (ii) all obligations of the landlord to perform landlord work and other 4 capital expenditures in order to make the space demised under the August 2020 Existing Leases ready for initial occupancy by the tenants thereunder and/or as a condition to such tenants’ obligation to commence the payment of rent thereunder, and (iii) all other obligations of the landlord under any August 2020 Existing Lease to make the space demised under such August 2020 Existing Lease ready for initial occupancy by the tenant thereunder and/or as a condition to such tenant’s obligation to commence the payment of rent thereunder; provided, however, the August 2020 Existing Lease Obligations shall not include the payment or performance of any landlord obligation during any free rent period granted to the tenant under its August 2020 Existing Lease, other than the payment and performance of landlord obligations to make the space demised under such August 2020 Existing Lease ready for initial occupancy or that landlord has otherwise agreed to pay or perform to achieve the initial buildout of the space demised under such August 2020 Existing Lease. For the avoidance of doubt, the August 2020 Existing Lease Obligations shall not include any “Guaranteed Obligations” (the “Leasing Costs Guaranteed Obligations”) as defined in the Leasing Costs Guaranty, dated as of the Omnibus Amendment Date, made by Guarantor to Administrative Agent, as amended, supplemented or otherwise modified from time to time (the “Leasing Costs Guaranty”). “August 2020 Existing Leases” has the meaning set forth in the definition of August 2020 Existing Lease Obligations. “Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, any tenor for such Benchmark (or component thereof) or payment period for interest calculated with reference to such Benchmark (or component thereof), as applicable, that is or may be used for determining the length of a payment period for interest for any term rate or otherwise, for determining any frequency of making payments of interest calculated pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Adjustment Date” pursuant to clause (e) of Section 2.7. “Award” means any compensation paid by any Governmental Authority to Borrower in connection with a Condemnation in respect of all or any part of the Project. “Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution. “Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings). “Bankruptcy Code” means Title 11 of the United States Code, as amended from 5 time to time and any successor statute thereto. “Bankruptcy Event” means, with respect to any Person, such Person becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, provided, further, that such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person. “Bankruptcy Party” has the meaning assigned in Section 10.8. “Basel III” means the various recommendations for capital and liquidity standards issued by the Bank for International Settlement’s Basel Committee on Banking Supervision known informally as “Basel III,” as amended, modified and supplemented and in effect from time to time. “Benchmark” means, initially, Term SOFR; provided that if a Benchmark Transition Event and the related Benchmark Replacement Date have occurred with respect to Term SOFR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (b) of Section 2.7. “Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by Administrative Agent for the applicable Benchmark Replacement Date: (1) the Adjusted Daily Simple SOFR; or “Benchmark Replacement” means (2) the sum of: (a) the alternate benchmark rate (which may be a SOFR-Based Rate) that has been selected by the Administrative Agent and the Borrower as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body and/or (ii) any evolving or then-prevailing market convention for determining a benchmark rate of interest as a replacement to the LIBO Rate for U.S.for the then-current Benchmark for dollar-denominated syndicated credit facilities at such time and (b) the related Benchmark Replacement Adjustment; provided that, if . If the Benchmark Replacement as so determined pursuant to clause (1) or (2) above would be less than zerothe Floor, the Benchmark Replacement will be deemed to be zerothe Floor for the purposes of this Agreement; provided further that any such Benchmark 6

Replacement shall be administratively feasible as reasonably determined by the Administrative Agent and the other Loan Documents. “Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Adjustment Date and Available Tenor for any setting of such Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the LIBO Ratesuch Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body and/on the applicable Benchmark Replacement Date or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the LIBO Ratesuch Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated syndicated credit facilities at such time (for the avoidance of doubt, such Benchmark Replacement Adjustment shall not be in the form of a reduction to the Applicable Margin). “Benchmark Replacement Conforming Changes” means, with respect to either the use or administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest PeriodAdjustment Date,” timing and frequency of determining rates and making payments of interest and other, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides in its reasonable discretion may be appropriate to reflect the adoption and implementation of such Benchmark Replacementrate and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of the Benchmark Replacementsuch rate exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents). “Benchmark Replacement Date” means the earlierearliest to occur of the following events with respect to the LIBO Ratethen-current Benchmark: (1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the LIBO Screen Ratesuch Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide the LIBO Screen Rateall Available Tenors of such Benchmark (or such component 7 thereof); or (2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the first date of the publicon which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative; provided, that such non-representativeness will be determined by reference to the most recent statement or publication of information referenced thereinin such clause (3) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date. For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof). “Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the LIBO Ratethen-current Benchmark: (a1) a public statement or publication of information by or on behalf of the administrator of the LIBO Screen Ratesuch Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide the LIBO Screen Rateall Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the LIBO Screen Rateany Available Tenor of such Benchmark (or such component thereof); (b2) a public statement or publication of information by the regulatory supervisor for the administrator of the LIBO Screen Rate, the U.S.such Benchmark (or the published component used in the calculation thereof), the Federal Reserve SystemBoard, the NYFRB, the Term SOFR Administrator, an insolvency official with jurisdiction over the administrator for the LIBO Screen Ratesuch Benchmark (or such component), a resolution authority with jurisdiction over the administrator for the LIBO Screen Ratesuch Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for the LIBO Screen Rate, in each casesuch Benchmark (or such component), which states that the administrator of the LIBO Screen Ratesuch Benchmark (or such component) has ceased or will cease to provide the LIBO Screen Rateall Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the LIBO Screen Rate; and/or any Available Tenor of such Benchmark (or such component thereof); or (c3) a public statement or publication of information by the regulatory 8 supervisor for the administrator of the LIBO Screen Ratesuch Benchmark (or the published component used in the calculation thereof) announcing that the LIBO Screen Rate isall Available Tenors of such Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, representative. “Benchmark Transition Start Date” means (a) in the case of a Benchmark Transition Event, the earlier of (i) the applicable Benchmark Replacement Date and (ii) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication) and (b) in the case of an Early Opt-in Election, the date specified by the Administrative Agent or the Required Lenders, as applicable, by notice to the Borrower, the Administrative Agent (in the case of such notice by the Required Lenders) and the Lenders. For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof). “Benchmark Unavailability Period” means, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the LIBO Rate and solely to the extent that the LIBO Rate has not been replaced with a Benchmark Replacement, the period (xif any) (a) beginning at the time that sucha Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced the LIBO Ratethen-current Benchmark for all purposes hereunder and under any other Loan Document in accordance with Section 2.7 and (yb) ending at the time that a Benchmark Replacement has replaced the LIBO Ratethen-current Benchmark for all purposes hereunder pursuant toand under any other Loan Document in accordance with Section 2.7. “Bloomberg Lease” means that certain Agreement of Lease, dated as of April 30, 2001, between Seven Thirty One Limited Partnership, as landlord, and Bloomberg L.P., as tenant, as the same may be amended from time to time. “BHC Act Affiliate” of a party means an “affiliate” (as that term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party. “Borrower Account” means the account specified in Schedule 3, as such account information may be changed from time to time by written notice from Borrower to Administrative Agent. “Borrowing” means a portion or portions of the Loans of the same Type, made, converted or continued on the same date and, in the case of Eurodollar Borrowings, as to which a single Interest Period is in effect. “Breakage Fee” has the meaning assigned in Section 2.9. 9

“Business Day” means, any day that is not(other than a Saturday, or a Sunday or other day) on which commercial banks are open for business in New York City are authorized or required by law to remain closedor Chicago; provided that, when used in connection with a Eurodollar Borrowing, the term “Business Day” shall also exclude any day on which banks are not open for dealings in Dollar deposits in the London interbank market.in relation to any loans that bear interest at Daily Simple SOFR and any interest rate settings, fundings, disbursements, settlements or payments of any such Daily Simple SOFR loan, or any other dealings of such Daily Simple SOFR loan, any such day that is only a U.S. Government Securities Business Day. “Business Organization Documents” means, with respect to any Person, (i) in the case of a partnership, the certificate of partnership and the partnership agreement of such Person, (ii) in the case of a corporation, the articles or certificate of incorporation and the bylaws of such Person, and (iii) in the case of a limited liability company, the certificate of formation or articles of organization, as the case may be, and operating agreement of such Person. “Bylaws” shall mean those certain “Bylaws” annexed as an exhibit to the Condominium Declaration providing for the operation of the Condominium, as the same may be amended, supplemented, replaced or otherwise modified from time to time. “Cash Management Account” has the meaning set forth in Section 4.2(1). “Cash Management Bank” has the meaning set forth in Section 4.2(1). “Cash Management Commencement Date” means any date on which a Cash Management Period commences. “Cash Management Period” means any period commencing upon the occurrence of an Event of Default and ending on the date (if any) when all then existing Events of Default have been waived or a cure thereof has been accepted by Administrative Agent (following Administrative Agent’s receipt of any consents and approvals of the Lenders as required pursuant to the terms hereof). “Cash Management Reserve Fund” has the meaning assigned to such term in Section 4.2(3). “Casualty” has the meaning specified in Section 3.3(a). “Casualty Consultant” has the meaning assigned to such term in Section 3.2(2)(c). “Casualty Retainage” has the meaning assigned to such term in Section 3.2(2)(d). “Change in Law” means the occurrence, after the date of this Agreement or, with respect to any Lender, such later date on which such Lender becomes a party to this Agreement, of: (a) the adoption of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the interpretation or application thereof by any Governmental Authority or (c) compliance by any Lender (or, for purposes of Section 2.8(2), by any lending office of 10 such Lender or by such Lender’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement; provided that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder, issued in connection therewith or in implementation thereof, and (ii) all requests, rules, guidelines and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall be deemed to be a “Change in Law”, regardless of the date enacted, adopted, issued or implemented. “Closing Date” means the date of this Agreement. “Code” means the Internal Revenue Code of 1986, as amended. “Commitment” means, as to each Lender, the obligation of such Lender to make Loans pursuant to this Agreement in an aggregate principal amount up to but not exceeding the amount set forth opposite the name of such Lender on Schedule 1 (as such schedule may be updated from time to time by Administrative Agent to reflect any assignments by Lenders of all or portions of their Loans) under the caption “Commitment” or, in the case of a Person that becomes a Lender pursuant to an assignment permitted under Section 12.23(2), as specified in the respective instrument of assignment pursuant to which such assignment is effected. The aggregate principal amount of the Commitments is $350,000,000. “Commitment Percentage” means, as to each Lender, the percentage that such Lender’s Commitment is of the aggregate amount of the Commitments of all Lenders, as set forth opposite the name of such Lender on Schedule 1 (as such schedule may be updated from time to time by Administrative Agent to reflect any assignments by Lenders of all or portions of their Loans) under the caption “Commitment Percentage” or, in the case of a Person that becomes a Lender pursuant to an assignment permitted under Section 12.23(2), as specified in the respective instrument of assignment pursuant to which such assignment is effected. “Common Elements” shall have the meaning set forth in the Condominium Documents. “Compounded SOFR” means the compounded average of SOFRs for the applicable Corresponding Tenor, with the rate, or methodology for this rate, and conventions for this rate (which may include compounding in arrears with a lookback and/or suspension period as a mechanism to determine the interest amount payable prior to the end of each Interest Period) being established by the Administrative Agent in accordance with: (a) the rate, or methodology for this rate, and conventions for this rate selected or recommended by the Relevant Governmental Body for determining compounded SOFR; provided that: (b) if, and to the extent that, the Administrative Agent determines that Compounded SOFR cannot be determined in accordance with clause (1) above, then the 11 rate, or methodology for this rate, and conventions for this rate that the Administrative Agent determines in its reasonable discretion are substantially consistent with any evolving or then-prevailing market convention for determining compounded SOFR for U.S. dollar-denominated syndicated credit facilities at such time; provided, further, that if the Administrative Agent decides that any such rate, methodology or convention determined in accordance with clause (1) or clause (2) is not administratively feasible for the Administrative Agent, then Compounded SOFR will be deemed unable to be determined for purposes of the definition of “Benchmark Replacement.” “Condemnation” means a temporary or permanent taking by any Governmental Authority as the result or in lieu or in anticipation of the exercise of the right of condemnation or eminent domain, of all or any part of the Project, or any interest therein or right accruing thereto, including any right of access thereto or any change of grade affecting the Project or any part thereof. “Condemnation Proceeds” has the meaning assigned to such term in Section 3.2(2). “Condominium” shall mean the condominium regime created pursuant to the Condominium Documents, including, without limitation, all Common Elements and Units, and commonly known as the Beacon Court Condominium located at 731 Lexington Avenue, New York, New York. “Condominium Act” shall mean the provisions of Article 9-B of the Real Property Law of the State of New York, as the same may be amended from time to time, and all regulations with respect thereto, now or hereafter promulgated. “Condominium Board” shall mean, collectively, (A) the “Condominium Board” (as described in the Condominium Declaration) managing the Condominium by virtue of the Condominium Act, and the Condominium Documents, on behalf of all the owners of the Units comprising the Condominium, and (B) the “Retail Board” (as described in the Condominium Declaration) managing the “Retail Units” (as described in the Condominium Documents) on behalf of the owners of the Retail Units. “Condominium Charges” shall mean all common charges, special assessments, operating costs and other amounts imposed on the Project and/or Borrower pursuant to the Condominium Documents. “Condominium Charges Reserve Account” means a sub-account of the Cash Management Account maintained on a ledger-entry basis. “Condominium Declaration” shall mean that certain Amended and Restated Declaration of Beacon Court Condominium made under the Condominium Act dated as of February 8, 2005, and recorded on March 9, 2005 in the Office of the City Register of The City of New York, County of New York, in CRFN 2005 0000139245 as the same may hereafter from time to time be modified, amended, restated, replaced or supplemented. 12

“Condominium Documents” shall mean, collectively, one or more or all of the Condominium Declaration, the Bylaws and the Tax Lot Documents, as the context may require. “Condominium Proxy” shall mean the irrevocable proxy given by Borrower to Administrative Agent in connection with the Loan. “Consolidation Agreement” means the Consolidation, Modification and Extension Agreement of even date herewith, executed by Borrower and Administrative Agent (on behalf of the Lenders), in the consolidated principal amount of $350,000,000. “Contingent Guaranty Obligations” means, as to Guarantor, any contingent obligation of the Guarantor arising as a result of any guarantees for principal indebtedness made or issued by Guarantor to or for the benefit of any Person, provided that the amount of the Contingent Guaranty Obligations shall exclude any guaranteed indebtedness which was already deducted from assets or included in liabilities in calculating Net Worth. “Control” means, with respect to any Person, the ability to direct the management of such Person, whether by contract, voting rights or otherwise, and Control shall not be deemed absent solely because a non-managing member, partner or shareholder shall have veto rights with respect to major decisions. “Corresponding Tenor” with respect to a Benchmark Replacement meansany Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as the applicable tenor for the applicable Interest Period with respect to the LIBO Ratesuch Available Tenor. “Covered Entity” means any of the following: (a) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (b) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (c) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Covered Party” has the meaning in Section 12.31. “Daily Simple SOFR” means, for any day (a “SOFR Rate Day”), a rate per annum equal to SOFR for the day that is five (5) U.S. Government Securities Business Days prior to (i) if such SOFR Rate Day is a U.S. Government Securities Business Day, such SOFR Rate Day or (ii) if such SOFR Rate Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website; provided that if Daily Simple SOFR as so determined would be less than 0.00%, such rate shall be deemed to be 0.00% for purposes of this Agreement. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to Borrower. “De Minimis Amounts” has the meaning assigned to such term in the Environmental Indemnity. 13

“Debt” means, for any Person, without duplication: (a) all indebtedness of such Person for borrowed money, for amounts drawn under a letter of credit, or for the deferred purchase price of property for which such Person or its assets is liable (other than trade payables incurred in the ordinary course of business), (b) all unfunded amounts under a loan agreement, letter of credit, or other credit facility for which such Person would be liable, if such amounts were advanced under the credit facility, (c) all amounts required to be paid by such Person as a guaranteed payment to partners, members (or other equity holders) or a preferred or special dividend, including any mandatory redemption of shares or interests, (d) all indebtedness guaranteed by such Person, directly or indirectly, (e) all obligations under leases that constitute capital leases for which such Person is liable, and (f) all obligations of such Person under interest rate swaps, caps, floors, collars and other interest hedge agreements, in each case whether such Person is liable contingently or otherwise, as obligor, guarantor or otherwise, or in respect of which obligations such Person otherwise assures a creditor against loss. “Debt Service (Cash Management Test)” means, as of any date of determination, an amount equal to the product of the outstanding principal amount of the Loans on such date (less the amount, if any, of any Additional Collateral then held by Administrative Agent pursuant to the terms of Section 3.2(2)(a)(viii), and the greater of (a) a debt constant calculated using the actual interest rate on the Loans as of such date and assuming a 30-year amortization schedule and (b) 6.14% per annum. “Debt Service Coverage Ratio” means, as of the applicable DSCR Calculation Date, the ratio of (i) the Net Operating Income for the twelve-month period ending on such DSCR Calculation Date (for purposes of this calculation, Net Operating Income shall (A) include on a pro forma annualized basis (x) any increase in Rent payable under a Permitted Lease scheduled to occur within twelve (12) months after the DSCR Calculation Date and (y) the Rent payable under a Permitted Lease if no free rent period is accruing or if the remaining free rent period under such Lease is not greater than six (6) months as of the DSCR Calculation Date, provided that the term of such Lease has commenced, and (B) exclude the Rent paid under any Permitted Lease which has expired or been terminated as of such DSCR Calculation Date or which is scheduled to expire or terminate within nine (9) months after such DSCR Calculation Date (unless a replacement or extension of such Lease is executed) or where the tenant thereunder has been delinquent in paying its base rent thereunder for more than 60 days as of such DSCR Calculation Date) to (ii) Debt Service (Cash Management Test) as of such DSCR Calculation Date. The Debt Service Coverage Ratio shall be determined by Administrative Agent in its reasonable discretion based upon the most recent reports required to have been submitted by Borrower under Section 8.1 (or, if no such reports have been so submitted, such other information as Administrative Agent shall determine in its sole discretion exercised in good faith). For the avoidance of doubt, if any Lease is not a Permitted Lease as of a DSCR Calculation Date solely because Borrower failed to request Administrative Agent’s prior written consent thereto if required in accordance with this Agreement, such Lease shall be deemed to constitute a Permitted Lease for purposes of the calculation of Net Operating Income above if Administrative Agent subsequently provides (or is deemed to provide) its written consent thereto. “Debt Yield” means, as of the last day of the calendar quarter immediately preceding the Closing Date, the ratio (expressed as a percentage) of (i) annualized Net Operating 14

Income as of such date to (ii) $350,000,000. “Default Rate” means a rate per annum equal to (i) in the case of overdue principal of a Borrowing, three percent (3%) plus the rate otherwise applicable to such Borrowing as provided in Section 2.6(1) or (2) or (ii) in the case of any other amount, three percent (3%) plus the rate applicable to ABR Borrowings as provided in Section 2.6(1); provided, however, that in no event shall the Default Rate exceed the maximum rate allowed by applicable law. “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “Defaulting Lender” means any Lender that (a) has failed, within five (5) Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans or (ii) pay over to Administrative Agent or any other Lender any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified Borrower, Administrative Agent or any other Lender in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a Loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three (3) Business Days after request by Administrative Agent or any other Lender, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Loans under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon Administrative Agent’s or such other Lenders’ receipt of such certification in form and substance satisfactory to it and Administrative Agent, or (d) has become the subject of a Bankruptcy Event. “Derivative Risk Equivalent” means, in respect of any one or more Hedge Agreements, the potential termination cost of such Hedge Agreement(s) as a result of a default thereunder, as reasonably determined by Administrative Agent. “Dollars” and “$” means lawful money of the United States of America. “DSCR Calculation Date” means the last day of each calendar quarter, the first such DSCR Calculation Date being September 30, 2015. “EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) 15 of this definition and is subject to consolidated supervision with its parent. “EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway. “EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution. “Early Opt-in Election” means the occurrence of: (a) (i) a determination by the Administrative Agent or (ii) a notification by the Required Lenders to the Administrative Agent (with a copy to the Borrower) that the Required Lenders have determined that U.S. dollar-denominated syndicated credit facilities being executed at such time, or that include language similar to that contained in Section 2.7 are being executed or amended, as applicable, to incorporate or adopt a new benchmark interest rate to replace the LIBO Rate, and (b) (i) the election by the Administrative Agent to declare that an Early Opt-in Election has occurred and the provision by the Administrative Agent of written notice of such election to the Borrower and the Lenders or (ii) the election by the Required Lenders to declare that an Early Opt-in Election has occurred and the provision by the Required Lenders of written notice of such election to the Administrative Agent and the subsequent provision by the Administrative Agent of written notice of such election to the Borrower. “Eligible Assignee” means any of (i) a commercial bank organized under the laws of the United States, or any state thereof, and having (x) total assets in excess of $1,000,000,000 and (y) a combined capital and surplus of at least $250,000,000; (ii) a commercial bank organized under the laws of any other country which is a member of the Organization of Economic Cooperation and Development (“OECD”), or a political subdivision of any such country, and having (x) total assets in excess of $1,000,000,000 and (y) a combined capital and surplus of at least $250,000,000, provided that such bank is acting through a branch or agency located in the country in which it is organized or another country which is also a member of OECD; (iii) a life insurance company organized under the laws of any state of the United States, or organized under the laws of any country and licensed as a life insurer by any state within the United States and having admitted assets of at least $1,000,000,000; (iv) a nationally recognized investment banking company or other financial institution in the business of making loans secured by real estate, or an Affiliate thereof (other than Borrower or Guarantor or any Person which is directly or indirectly an Affiliate of Borrower or Guarantor) organized under the laws of any state of the United States, and licensed or qualified to conduct such business under the laws of any such state and having (1) total assets of at least $1,000,000,000 and (2) a net worth of at least $250,000,000; (v) an Approved Fund; or (vi) or a Related Entity of JPMCB or any other Lender. “Eligible Account”: Either (i) an account or accounts maintained with an Eligible Bank or (ii) a Trust Account. 16

“Eligible Bank” shall mean The Bank of New York Mellon Trust Company N.A. or any other bank that (i) satisfies the Rating Criteria and (ii) insures the deposits hereunder through the Federal Deposit Insurance Corporation. “Environmental Claim” has the meaning assigned in Section 5.1(1). “Environmental Indemnity” means that certain Environmental Indemnity Agreement of even date herewith, executed by Borrower and Guarantor in favor of Administrative Agent and each of the Lenders, as the same may be modified, amended and/or supplemented and in effect from time to time. “Environmental Laws” has the meaning assigned in Section 5.1(2). “Environmental Liens” has the meaning assigned in Section 5.3(4). “Environmental Loss” has the meaning assigned in Section 5.1(4). “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute. “Eurodollar”, when used in reference to any Borrowing, refers to whether such Borrowing is bearing interest at the Fixed Rate determined by reference to the Adjusted LIBO Rate. “EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time. “Event of Default” has the meaning assigned in Article 10. “Excess Alterations Costs” has the meaning assigned in Section 9.14(3). “Excess Cash Flow” means, with respect to any month, the amount by which (i) Actual Operating Revenues received during such month shall exceed (ii) the sum of (x) Actual Operating Expenses paid by the Borrower during such month, together with accrual for real estate taxes on the Project in equal monthly installments, but without duplication of any such taxes actually paid (excluding, however, any amounts released from the Excess Cash Flow Sweep Account with respect to such month in accordance with Section 4.5 hereof) and (y) actual debt service in respect of the Loans for such month. “Excess Cash Flow Sweep Account” means a “blocked” account established and maintained at JPMCB, which account shall be in the name of the Borrower for the benefit of the Administrative Agent, on behalf of the Lenders, provided that (i) the Borrower shall be the owner of all funds on deposit in such account for federal and applicable state and local tax purposes and such account shall be assigned the tax identification number of the Borrower and (ii) such account shall be under the sole and exclusive dominion and control of the Administrative Agent and, except as may be expressly provided in this Agreement, neither the Borrower, Manager nor any other party claiming on behalf of, or through, the Borrower or 17

Manager shall have any right to transfer, withdraw, access or otherwise direct the disposition of funds on deposit in such account or have any other right or power with respect to such account. “Excluded Taxes” means, with respect to any payment made by Borrower under this Agreement or any other Loan Document, any of the following Taxes imposed on or with respect to a Recipient: (a) income or franchise Taxes imposed on (or measured by) net income by the United States of America, or by the jurisdiction under the laws of which such Recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located; (b) any branch profits Taxes imposed by the United States of America or any similar Taxes imposed by any other jurisdiction in which such Recipient is located; (c) Other Connection Taxes; (d) Taxes attributable to such Recipient’s failure to comply with Section 2.12(6); and (e) U.S. Federal withholding Taxes resulting from any law in effect (including FATCA) on the date on which (i) such Recipient acquires its applicable ownership interest in the Loan or Commitment (other than a Recipient acquiring its applicable ownership interest pursuant to Section 2.14(2)) or (ii) such Recipient changes its lending office, except in each case to the extent that, pursuant to Section 2.12, amounts with respect to such Taxes were payable either to such Recipient’s assignor immediately before such Recipient became a Recipient with respect to its applicable ownership interest in the Loan or Commitment or to such Recipient immediately before it changed its lending office). “Existing Leases” means all Leases in effect as of the Closing Date. “Extraordinary Expense” means an operating expense or capital expenditure with respect to the Project that is not set forth on the Approved Annual Budget. During any Cash Management Period, Borrower shall deliver promptly to Administrative Agent a reasonably detailed explanation of such proposed Extraordinary Expense for the prior written approval of Administrative Agent (which approval shall not be unreasonably withheld, delayed or conditioned), unless such Extraordinary Expense is to prevent imminent damage to any portion of the Project or imminent danger to the health or safety of any of the occupants of, or persons in the vicinity of, the Project, in which case Administrative Agent’s prior written approval shall not be required, provided that Borrower shall be required to obtain Administrative Agent’s written approval (which approval shall not be unreasonably withheld, delayed or conditioned) as soon as reasonably possible after such Extraordinary Expense has been incurred. “FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreement entered into pursuant to Section 1471(b)(1) of the 18

Code. “Federal Funds Effective Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/1,000 of 1%) of the rates on overnight Federalrate calculated by the NYFRB based on such day’s federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers,by depository institutions (as determined in such manner as set forth on the NYFRB’s Website from time to time) and as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/1,000 of 1%) of the quotations for such day for such transactions received by Administrative Agent from three Federal funds brokers of recognized standing selected by it.NYFRB as the effective federal funds rate; provided that if the Federal Funds Effective Rate as so determined shall be less than 0.00%, such rate shall be deemed to be 0.00% for the purposes of this Agreement. “Federal Reserve Bank of New York’s Website” means the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source. “Federal Reserve Board” means the Board of Governors of the Federal Reserve System of the United States of America. “Fee Letters” means, collectively, the letter agreements dated July 28, 2015 by and among JPMCB, J.P. Morgan Securities LLC and Borrower. “Fitch” means Fitch, Inc. “Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to Term SOFR or Daily Simple SOFR. “Fixed Rate” means, with respect to a Eurodollar Borrowing for the relevant Interest Period, the sum of the applicable Adjusted LIBO Rate plus the Applicable Margin. “Floating Rate” means, for any day, a per annum rate of interest equal to the sum of the Alternate Base Rate plus the Applicable Margin. “Future Commitment” has the meaning assigned in Section 14.11(d). “GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statement by such other entity as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as to the date of determination, consistently applied. “General Assignment” means that certain Assignment of Management, Maintenance, Service, Operating, Brokerage and Leasing Contracts, Property Rights, Permits and other Property Agreements of even date herewith, executed by Borrower in favor of 19

Administrative Agent for the benefit of the Lenders, as the same may be modified, amended and/or supplemented and in effect from time to time. “Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government. “Guarantor” means Alexanders, Inc., a Delaware corporation, together with its permitted successors by merger, consolidation or transfer of all or substantially all of its assets in accordance with Section 9.1(3). “Guarantor’s Consolidated Financial Statements” means the consolidated balance sheet and related consolidated statements of operations, changes in equity and cash flows, and footnotes thereto, of Guarantor, in each case prepared in accordance with GAAP and, to the extent Guarantor is required to file them, as filed with the United Stated Securities and Exchange Commission as reports required to be delivered to the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended. “Guarantor’s Minimum Liquid Assets” means $30,000,000. “Guarantor’s Minimum Net Worth” means $300,000,000. “Guaranty” means the instruments of guaranty, if any, now or hereafter in effect from Guarantor to Administrative Agent (on behalf of the Lenders). “Hazardous Materials” has the meaning assigned in Section 5.1. “Hedge Agreement” means any transaction (including an agreement with respect thereto) now existing or hereafter entered into by Borrower which is a swap, forward, future or derivative transaction or option or an interest rate cap or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions, as the same may be modified, amended and/or supplemented and in effect from time to time in accordance with Section 9.15. “Hedge Agreement Pledge” means any Interest Rate Protection Product Assignment and Security Agreement, executed by Borrower (or the Affiliate of Borrower which is a party to the Hedge Agreement in question) to Administrative Agent (for the benefit of the Lenders) pursuant to the terms of this Agreement, which Interest Rate Protection Product Assignment and Security Agreement shall (x) be either (i) substantially in the form attached hereto as Exhibit G with such changes as shall be agreed upon by Administrative Agent in its reasonable discretion or (ii) another form which shall be acceptable to Administrative Agent in its reasonable discretion and (y) grant a security interest in Borrower’s right, title and interest in and to any Hedge Agreement (or such Affiliate’s right, title and interest in and to any Hedge 20

Agreement as the same relates to Borrower and/or the Project), as such Interest Rate Protection Product Assignment and Security Agreement may be modified, amended and/or supplemented and in effect from time to time. “Improvements” has the meaning assigned in the Consolidation Agreement. “Indebtedness” has the meaning assigned in the Consolidation Agreement. “Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by Borrower under this Agreement or any other Loan Document and (b) Other Taxes. “Independent Manager” means a natural person who is not and will not be while serving and has not been during the five years preceding his or her initial appointment to such position any of the following: (a) a shareholder (or other equity owner) of, or an officer, director (other than in its capacity as Independent Manager), partner, member or employee of, the entity which is required under this Agreement to be a Single Purpose Entity or any of its respective shareholders, partners, members, subsidiaries or Affiliates (other than a nationally recognized company that routinely provides professional independent managers or directors and that also provides lien search and other similar services to such entity or any of its equityholders or Affiliates in the ordinary course of business, it being hereby acknowledged and agreed that CT Corporation Staffing, Inc. satisfies such criteria), (b) a customer of, or supplier to, or other Person who derives any of its purchases or revenues from its activities with, such entity or any of its respective shareholders, partners, members, subsidiaries or Affiliates, (c) a Person who Controls or is under common Control with any such shareholder, officer, director, partner, member, employee supplier, customer or other Person, or (d) a member of the immediate family of any such shareholder, officer, director, partner, member, employee, supplier, customer or other Person. A natural person who satisfies the foregoing definition other than clause (b) above shall not be disqualified from serving as an Independent Manager of such entity because of fees collected for serving as such if such individual is an independent director provided by a nationally recognized company that provides professional independent directors and managers, it being hereby acknowledged and agreed that CT Corporation Staffing, Inc. satisfies such criteria. Any resignation, removal or replacement of any Independent Manager shall not be effective without (i) prior written notice to Administrative Agent (which such prior written notice must be given on the earlier of five (5) days or three (3) Business Days prior to the applicable resignation, removal or replacement) and (ii) evidence that such Independent Manager has been replaced with a new Independent Manager satisfying the requirements set forth above (which such evidence must accompany such notice to Administrative Agent). “Insurance Proceeds” has the meaning assigned to such term in Section 3.2(2). “Insurance Reserve Account” means a sub-account of the Cash Management Account maintained on a ledger-entry basis. “Interest Election Request” means a request by Borrower to convert or continue a Borrowing in accordance with Section 2.3. 21

“Interest Guaranty” means that certain Interest Guaranty, dated as of the Omnibus Amendment Date, made by Guarantor to Administrative Agent, as amended, supplemented or otherwise modified from time to time. “Interest Period” means with respect to any Eurodollar Borrowing, the period commencing on the date of such Eurodollar Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, as Borrower may elect;Adjustment Date” means the day in each calendar month commencing after a Borrowing which numerically corresponds to the date of such Borrowing, provided, however, that (a) if any Interest PeriodAdjustment Date would endbe on a day other than a Business Day, such Interest PeriodAdjustment Date shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest PeriodAdjustment Date shall end onbe the next preceding Business Day and (ii) any Interest Period that commences onb) if, for any calendar month, there is no day numerically corresponding to the date of such Borrowing, the Interest Adjustment Date for such calendar month shall be the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.such month. “Interest Rate Hedge Period” has the meaning assigned to such term in Section 9.15(1). “Interest Guaranty” means that certain Interest Guaranty, dated as of the Omnibus Amendment Date, made by Guarantor to Administrative Agent, as amended, supplemented or otherwise modified from time to time. “InterpolatedInterest Rate” means, at any time, for any Interest Period, the rate per annum (rounded to the same number of decimal places as the LIBO Screen Rate) determined by Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the LIBO Screen Rate for the longest period (for which the LIBO Screen Rate is available) that is shorter than the Impacted Interest Period and (b) the LIBO Screen Rate for the shortest period (for which the LIBO Screen Rate is available) that exceeds the Impacted Interest Period, in each case, at such time (a) prior to the occurrence of a Benchmark Replacement Date, Adjusted Term SOFR plus the Applicable Margin, or (b), subject to Section 2.7(b), upon the occurrence of a Benchmark Replacement Date, the Benchmark Replacement plus the Applicable Margin. “JPM Securities” means J.P. Morgan Securities LLC. “JPMCB” means JPMorgan Chase Bank, N.A. “JPMCB Counterparty” means JPMCB and/or any of its Related Entities. “Lead Arrangers” means, collectively, J.P. Morgan Securities LLC and 22

Landesbank Baden-Württemberg, New York Branch. “Lease” means any lease, sublease, license or other agreement between Borrower (or its predecessors) and a Lessee (or its predecessors), now or hereafter existing, under the terms of which such Lessee other than Borrower has or acquires any right to occupancy or use of the Project, or any part thereof, or interest therein, together with any and all extensions, renewals, modifications and replacements thereof, and all guarantees of such Lessee’s obligations thereunder, whether now in existence or hereafter arising. “Lease Modification” has the meaning assigned in Schedule 2. “Leasing Costs Guaranteed Obligations” has the meaning set forth in the definition of August 2020 Existing Lease Obligations. “Leasing Costs Guaranty” has the meaning set forth in the definition of August 2020 Existing Lease Obligations. “Leasing Guidelines” means the leasing guidelines attached hereto as Schedule 2. “Lender Reply Period” has the meaning assigned to such term in Section 14.9. “Lessee” means the lessee, sublessee, licensee, tenant or other person having the right to occupy or use all or any part of the Project under a Lease. “LIBO Rate” means, with respect to any Eurodollar Advance for any Interest Period, the London interbank offered rate administered by the ICE Benchmark Administration (or any other Person that takes over the administration of such rate for U.S. Dollars) for a period equal in length to such Interest Period as displayed on pages LIBOR01 or LIBOR02 of the Reuters Screen or, in the event such rate does not appear on a Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate as shall be selected by Administrative Agent from time to time in its reasonable discretion (in each case, the “LIBO Screen Rate”) at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period; provided, that, if any LIBO Screen Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement and provided, further, if the LIBO Screen Rate shall not be available at such time for Interest Period (an “Impacted Interest Period”), then the LIBO Rate shall be the Interpolated Rate, provided, that, if any Interpolated Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement. “LIBO Screen Rate” has the meaning assigned to such term in the definition of “LIBO Rate”. “Licenses” has the meaning assigned in Section 7.20. “Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment, deposit or preferential arrangement, encumbrance, lien (statutory or other), or other security agreement or security interest of any kind or nature whatsoever, including, without limitation, 23 any conditional sale or other title retention agreement and any capital or financing lease having substantially the same economic effect as any of the foregoing. “Liquid Assets” means, with respect to Guarantor or any Qualified Guarantor, on any date, the sum of (i) the value of all cash and cash equivalents (including municipal bonds, investment grade corporate bonds, and U.S. Treasuries) owned by Guarantor or such Qualified Guarantor, as the case may be, on such date and held by Guarantor or such Qualified Guarantor, as the case may be, in unrestricted and unencumbered domestic accounts, (ii) Guarantor’s or such Qualified Guarantor’s, as the case may be, share of all cash and cash equivalents (including municipal bonds, investment grade corporate bonds, and U.S. Treasuries) owned by entities controlled by Guarantor or such Qualified Guarantor, as the case may be, on such date and held by such entities in unrestricted and unencumbered domestic accounts, provided that Guarantor’s or such Qualified Guarantor’s, as the case may be, share of such cash and cash equivalents may be legally distributed to Guarantor or such Qualified Guarantor, as the case may be, without violating any trust agreement or other agreement to which such entities are bound, (iii) any and all available and undrawn funds under bank lines of credit in favor of Guarantor or such Qualified Guarantor, as the case may be, but less the amount of any outstanding obligations relating to any unsecured credit facilities, and (iv) the value of all uncalled capital commitments of any investors in Guarantor or such Qualified Guarantor, as the case may be, less the principal amount outstanding under any subscription lines of credit, all as determined by Administrative Agent which determination shall be conclusive in the absence of manifest error. “Loans” means the loans to be made by the Lenders to Borrower under this Agreement and all other amounts evidenced or secured by the Loan Documents. “Loan Amount” means the lowest of (i) $350,000,000, (ii) sixty percent (60%) of the Appraised Value based on the Appraisal obtained in connection with the closing of the Loans and (iii) the maximum amount which results in a Debt Yield of 7.5%. Administrative Agent and the Lenders hereby confirm that the Loan Amount is $350,000,000. “Loan Documents” means (a) this Agreement, (b) the Notes, (c) the Guaranty, (d) the Mortgage including the Consolidation Agreement, (e) the Assignment of Leases and Rents, (f) the General Assignment, (g) the Security Agreement, (h) the Assignments of Management Agreement, (i) the Environmental Indemnity, (j) any Hedge Agreement Pledge, (k) Uniform Commercial Code financing statements, (l) the Fee Letters, (m) the Assignment/Gap Documents, (n) the Restricted Account Agreement, (o) all other agreements or instruments executed by or on behalf of Borrower or Guarantor in favor of Administrative Agent (for the benefit of the Lenders) and/or the Lenders evidencing, securing, governing or otherwise pertaining to the Loans, and (p) all amendments, modifications, renewals, substitutions and replacements of any of the foregoing; provided, however, that Hedge Agreements shall not constitute Loan Documents. “Major Alteration” has the meaning assigned in Section 9.14(1). “Major Lease” has the meaning assigned in Schedule 2. “Management Agreement” means, individually or collectively as the context 24 may require, Management Agreement (Commercial) and Management Agreement (Retail). “Management Agreement (Commercial)” means, that certain Management Agreement dated as of the date hereof between Manager and Borrower with respect to the management of the restaurant portion of the Project by the Manager together with any management agreements entered into with future Managers in accordance with the terms of this Agreement. “Management Agreement (Retail)” means, that certain Management Agreement dated as of July 6, 2003 between Manager and Borrower with respect to the management of the retail portion of the Project by the Manager together with any management agreements entered into with future Managers in accordance with the terms of this Agreement. “Manager” means Alexander’s Management LLC, which is the manager of the Project under the Management Agreements, together with any successor property managers appointed for the Project in accordance with the terms of this Agreement. “Material Adverse Change” means a material adverse change, as reasonably determined by Administrative Agent, on: (a) the financial condition and/or operations of (i) the Project, or (ii) the Borrower; or (b) the value of the Project; or (c) the status of title to, or the lien of the Mortgage upon, the Project. “Material Adverse Effect” means a material adverse effect, as reasonably determined by Administrative Agent, on: (a) the financial condition and/or operations of (i) the Project, or (ii) the Borrower; or (b) the value of the Project; or (c) the status of title to, or the lien of the Mortgage upon, the Project. “Maturity Date” means the earlier of (a) August 5, 2025, or (b) any earlier date on which all of the Loans are required to be paid in full, by acceleration or otherwise, under this Agreement or any of the other Loan Documents. “Monthly Condominium Charges Deposit” has the meaning assigned to such term in Section 9.28. “Monthly Debt Service Payment Amount” means, as of any Payment Date, an amount equal to the scheduled monthly payment of interest on the Loans due and payable on such Payment Date. “Monthly Insurance Premium Deposit” has the meaning assigned to such term in Section 3.1(8). “Monthly Tax Deposit” has the meaning assigned to such term in Section 9.2(2). “Moody’s” means Moody’s Investors Service, Inc. “Mortgage” means, collectively, the mortgages which have been consolidated, modified and extended pursuant to the Consolidation Agreement, covering the Project, and any amendments, modifications, renewals, substitutions, consolidations, severances and 25 replacements thereof. “Mortgaged Property” has the meaning assigned thereto in the Consolidation Agreement. “Multi-Asset Person” has the meaning assigned in Section 9.1(3). “Net Operating Income” means the amount by which Operating Revenues exceed Operating Expenses. “Net Proceeds” has the meaning assigned to such term in Section 3.2(2). “Net Proceeds Deficiency” has the meaning assigned to such term in Section 3.2(2)(f). “Net Worth” means, with respect to Guarantor or any Qualified Guarantor, on any date, an amount equal to the difference between the sum of (1) (i) an amount calculated by capitalizing the trailing 12-months of net operating income (as determined in accordance with GAAP, but excluding Guarantor’s or such Qualified Guarantor’s, as the case may be, general and administrative expenses) for each property owned or leased (but excluding the Project) by Guarantor or such Qualified Guarantor, as the case may be, using a 6% capitalization rate and (ii) the Guarantor’s or such Qualified Guarantor’s, as the case may be, Liquid Assets and marketable securities, less (2) any outstanding debt secured by the fee and leasehold interest in connection with each such property and any corporate debt and other GAAP liabilities (provided that such GAAP liabilities shall not be subject to any “mark-to-market” accounting) of Guarantor or such Qualified Guarantor, as the case may be. “New Lease” has the meaning assigned in Schedule 2. “Non-Defaulting Lender” means any Lender that is not a Defaulting Lender. “Non-U.S. Lender” means a Lender that is not a U.S. Person. “Notes” means the promissory notes of even date herewith referred to in Section 2.1(4)(a) and all promissory notes delivered in substitution or exchange therefor, in each case as the same may be consolidated, replaced, severed, modified, amended or extended from time to time. “NYFRB” means the Federal Reserve Bank of New York. “NYFRB’s Website” means the website of the NYFRB at http://www.newyorkfed.org, or any successor source. “NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if both such rates are not so published for any day that is a Business Day, the term “NYFRB Rate” means the rate quoted for such day, for a federal funds transaction at 11:00 a.m. on such day 26 received by the Administrative Agent from a federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates as so determined would be less than zero, such rate shall be deemed to be zero for purposes of this Agreement. “Omnibus Amendment Date” means September 14, 2020. “Operating Expenses” means with respect to the period in question, all expenses actually incurred by Borrower during such period in connection with the operation, management, maintenance, repair and use of the Project, as determined on an accrual basis, and except as otherwise set forth in this definition, in accordance with GAAP. Operating Expenses shall include (x) property management fees in an amount not to exceed the greater of (a) two percent (2%) of Gross Revenues for such period and (b) the actual amounts payable under the Management Agreement for such period and (y) reserves in an annualized amount equal to $0.25 per rentable square foot of the Project. Operating Expenses shall not include (i) any leasing costs, such as leasing commissions, tenant allowances and attorneys’ fees, (ii) any expenditure that is required to be capitalized under GAAP, (iii) depreciation and amortization, (iv) income taxes or other impositions in the nature of income taxes, (v) costs related to obtaining or refinancing the Loans, transferring of all or any part of the Premises or obtaining Insurance Proceeds or Condemnation Proceeds, (vi) debt service in respect of the Loans, (viii) any expense paid directly by any tenant (unless such expense is an obligation of Borrower) or any Person other than Borrower, (ix) payments from or to any reserve account, and (x) any items of expense which would be considered an “Operating Expense” pursuant to the provisions above, but is paid directly by a Lessee. “Operating Revenues” means with respect to the period in question, all actual revenues of Borrower during such period from the use, ownership and operation of the Project. Operating Revenues shall include (a) all Rents and other amounts payable as Rent to Borrower by any Lessee under a Permitted Lease, including the rental revenue and expense recoveries recognized on a GAAP basis from tenants under Permitted Leases (excluding any adjustment for straight-line rent), and any license agreements, occupancy agreements, concession agreements or other agreements related to the Project, (b) business interruption or rent insurance proceeds to the extent allocable to the applicable period and (c) any and all other amounts which in accordance with GAAP are included in Borrower’s annual financial statements as operating income attributable to the Project. Operating Revenues shall not include (i) any Insurance Proceeds or Condemnation Proceeds (other than business interruption or rent insurance proceeds and only to the extent allocable to the applicable period), (ii) any item of income otherwise includable in Operating Revenue but paid directly to a Person other than Borrower, provided that such item of income is for the payment of an expense and such expense is otherwise excluded from the definition of Operating Expenses above, (iii) security deposits received from Lessees, until applied in accordance with the terms of the related Lease, (iv) Rents from a Lessee under any Lease which is not a Permitted Lease, (v) termination payments paid under any Lease in connection with the termination thereof (except to the extent applied on a pro rata basis over the non-terminable portion of the Lease term) and (vi) refunds of income taxes or of any other impositions in the nature of income taxes. “Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction 27 imposing such Taxes (other than a connection arising from such Recipient having executed, delivered, enforced, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, or engaged in any other transaction pursuant to, this Agreement or any other Loan Document). “Other Taxes” means any present or future stamp or documentary, intangible, recording, filing or similar excise or property Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, or from the registration, receipt or perfection of a security interest under, or otherwise with respect to, this Agreement or any other Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment or participation. “Otherwise Rated Insurer” shall have the meaning assigned in Section 3.1(2). “Overnight Bank Funding Rate” means for any day, the rate comprised of both overnight federal funds and overnight Eurodollar borrowingseurodollar transactions denominated in Dollars by U.S.–managed banking offices of depository institutions (as such composite rate shall be determined by the NYFRB as set forth on the Federal Reserve Bank of New York’sNYFRB’s Website from time to time) and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate. “Participant” has the meaning assigned in Section 12.23(3). “Payment” has the meaning assigned in Section 14.14(a). “Payment Notice” has the meaning assigned in Section 14.14(b). “Payment Date” means the fifth (5th) day of each calendar month. “Permitted Encumbrances” means (a) Liens and security interests granted pursuant to the Loan Documents, (b) the items set forth on Schedule B of the Title Policy, (c) any Lien, if any, for Property Taxes which are not yet due or delinquent or are the subject of a permitted contest pursuant to this Agreement, (d) statutory liens for labor or materials filed against the Project that are the subject of a permitted contest pursuant to this Agreement, (e) any easements, restrictions, covenants, reservations and rights-of-ways granted by Borrower after the date hereof in accordance with Section 9.1(4), (f) the Condominium Documents, (g) any Lien filed against equipment leased pursuant to equipment leases permitted under this Agreement, (h) Permitted Leases and (i) subordination, non-disturbance and attornment agreements executed by Administrative Agent with respect to Permitted Leases; and (j) the Option (as defined in the Bloomberg Lease) in favor of the tenant as set forth in Article 36 of the Bloomberg Lease (a true and complete copy of which Borrower represents it has delivered to the Administrative Agent). “Permitted Leases” means, collectively, (i) the Existing Leases, (ii) any Lease entered into after the date hereof which is in compliance with the Leasing Guidelines and (iii) any other Lease entered into after the date hereof which is approved or deemed approved by Required Lenders in accordance with the terms of this Agreement. “Person” means any individual, corporation, partnership, joint venture, 28 association, joint stock company, trust, trustee, estate, limited liability company, unincorporated organization, real estate investment trust, government or any agency or political subdivision thereof, or any other form of entity. “Policy” shall have the meaning assigned in Section 3.1(2). “Post-Foreclosure Plan” has the meaning assigned in Section 14.10. “Potential Default” means the occurrence of any event or condition which, with the giving of notice, the passage of time, or both, would constitute an Event of Default. “Prime Rate” means the rate of interest per annum publicly announced from time to time by JPMCB as its prime rate; eachlast quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by Administrative Agent) or any similar release by the Federal Reserve Board (as determined by Administrative Agent). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective. The Prime Rate is a reference rate and is not necessarily the lowest rate. “Prohibited Person” means any Person: (a) listed in the Annex to, or otherwise subject to the provisions of, the Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, and relating to Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (the “Executive Order”); (b) that is owned or controlled by, or acting for or on behalf of, any person or entity that is listed to the Annex to, or is otherwise subject to the provisions of, the Executive Order; (c) with whom any Lender is prohibited from dealing or otherwise engaging in any transaction by any terrorism or money laundering law, including the Executive Order; (d) who is known to Borrower to commit, threaten or conspire to commit or support “terrorism”, as defined in the Executive Order; (e) that is named as a “specially designated national and blocked person” on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website, http://www.treas.gov.ofac/t11sdn.pdf or at any replacement website or other replacement official publication of such list; or (f) who is known to Borrower to be an Affiliate of or affiliated with a Person listed above. 29

“Project” means the real property described in Exhibit A and all buildings and other improvements now or hereafter located thereon constituting Retail Unit 1 (Tax Lot 1001) and Retail Unit 2 (Tax Lot 1209) together with the appurtenant interest in the Common Elements of the Beacon Court Condominium located at 731 Lexington Avenue, New York, New York, containing as of the date hereof approximately 161,000 net rentable square feet of space, and all related facilities, amenities, fixtures, and personal property owned by Borrower. “Property Taxes” has the meaning assigned to such term in Section 9.2(1). “QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D). “QFC Credit Support” has the meaning assigned to it in Section 12.31. “Qualified Guarantor” has the meaning assigned to such term in the definition of “Qualified Guaranty”. “Qualified Guarantor Requirements” means that, with respect to any Qualified Guarantor, either (A) the long-term unsecured debt rating of such Qualified Guarantor is not less than “BBB-“ from S&P or “Baa3” from Moody’s or (B) the Liquid Assets and Net Worth of such Qualified Guarantor is equal to or greater than the Guarantor’s Minimum Liquid Assets and Guarantor’s Minimum Net Worth, respectively. “Qualified Guaranty” means a guaranty in form and substance reasonably satisfactory to Administrative Agent from either (i) Guarantor, so long as Guarantor complies with Guarantor’s Minimum Liquid Assets and Guarantor’s Minimum Net Worth requirements, or (ii) another guarantor designated by Borrower which satisfies either of the Qualified Guarantor Requirements (each a “Qualified Guarantor”). If, at any time after the execution and delivery to Administrative Agent of a Qualified Guaranty, a Qualified Guarantor shall fail satisfy any of the Qualified Guarantor Requirements, then Borrower shall, within ten (10) Business Days after request from Administrative Agent, either (i) provide a replacement Qualified Guarantor which satisfies either of the Qualified Guarantor Requirements, or (ii) deposit cash or a Qualified Letter of Credit with Administrative Agent in the amount that is the subject of such Qualified Guaranty, or (iii) if such Qualified Guarantor has executed the guaranty of interest as contemplated by Section 9.15(4) hereof, then, with respect thereto, provide either (A) a Hedge Agreement satisfying the requirements of Section 9.15 hereof or (B) a replacement Qualified Guarantor which satisfies either of the Qualified Guarantor Requirements and has executed a guaranty of interest in accordance with Section 9.15(4). “Qualified Letter of Credit” means an irrevocable standby letter of credit in form and substance reasonably satisfactory to Administrative Agent from a bank that satisfies the Rating Criteria. If at any time after the delivery to Administrative Agent of a Qualified Letter of Credit the issuer of such Qualified Letter of Credit shall no longer satisfy the Rating Criteria, Borrower shall, within ten (10) Business Days after request from Administrative Agent, either (i) cause a replacement Qualified Letter of Credit with a bank satisfying the Rating Criteria to be delivered to Administrative Agent or (ii) deposit cash or, if permitted under the relevant provisions of this Agreement, deliver a Qualified Guaranty with Administrative Agent, in the 30 stated amount of such Qualified Letter of Credit. “Qualified Manager” means either (i) Guarantor, VRLP or an Affiliate of Guarantor or VRLP or (ii) a reputable property manager with not less than five (5) years’ experience managing properties similar in class and size to the Project in New York City or a similar metropolitan area which include properties (excluding the Project) containing in the aggregate not less than 2,000,000 net rentable square feet of space. “Rating Criteria” with respect to any Person shall mean that (i) the short-term unsecured debt obligations or commercial paper of which are rated at least A-1 by S&P, P-1 by Moody’s and F-1 by Fitch, if deposits are held in the account for a period of less than 30 days or (ii) the long-term unsecured debt obligations of which are rated at least “A” by S&P and Fitch and “A2” by Moody’s, if deposits are held in the account for a period of 30 days or more. “Recipient” means, as applicable, (a) Administrative Agent and (b) any Lender (and, in the case of a Lender that is classified as a partnership for U.S. Federal tax purposes, a Person treated as the beneficial owner thereof for U.S. Federal tax purposes). “Reference Time” with respect to any setting of the then-current Benchmark means (a) if such Benchmark is Term SOFR, 5:00 a.m. (Chicago time) on the day that is two Business Days preceding the date of such setting, (b) if such Benchmark is Daily Simple SOFR, then four Business Days prior to such setting, and (c) if such Benchmark is not Term SOFR or Daily Simple SOFR, the time determined by Administrative Agent in its reasonable discretion. “REIT” means Vornado Realty Trust, a Maryland real estate investment trust, together with its successors by merger, consolidation or transfer of all or substantially all of its assets in accordance with Section 9.1(3). “Related Entity” means, as to any Person, (a) any Affiliate of such Person; (b) any other Person into which, or with which, such Person is merged, consolidated or reorganized, or which is otherwise a successor to such Person by operation of law, or which acquires all or substantially all of the assets of such Person; (c) any other Person which is a successor to the business operations of such Person and engages in substantially the same activities; or (d) any Affiliate of the Persons described in clauses (b) and (c) of this definition. “Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates. “Relevant Governmental Body” means the Federal Reserve Board, the NYFRB, and/or the NYFRBTerm SOFR Administrator, or a committee officially endorsed or convened by the Federal Reserve Board and/or the NYFRB, or, in each case, any successor thereto. “Rent” means the rents, additional rents and other consideration payable to Borrower by the Lessee under the terms of a Lease. “Required DSCR” means 1.10:1.00. 31

“Required Lenders” means Lenders holding at least 67% of the aggregate outstanding principal amount of the Loans or, if no Loans shall have been made, at least 67% of the Commitments. “Required Lenders Threshold Amount” means $20,000,000. “Requisite Material Lease Approval Lenders” means (i) at such time as three (3) Lenders (including Administrative Agent) each hold 33.33% of the Loans, then two (2) of such three (3) Lenders, (ii) at such time as any two (2) Lenders (excluding Administrative Agent) each hold 33.33% or more of the Loans, then Administrative Agent plus one of the Lenders holding 33.33% or more of the Loans, (iii) at such time as any one Lender (other than Administrative Agent) holds 33.33% or more of the Loans, then Administrative Agent plus the Lender that holds 33.33% or more of the Loans, and (iv) at such time as no Lender holds 33.33% or more of the Loans, then Administrative Agent solely. “Reserve Account Collateral” has the meaning assigned in Section 4.3(1). “Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority. “Responsible Person” means, with respect to any Person, the chief financial officer or controller of such Person (or its parent company) or any other officer of such Person (or its parent company) reasonably acceptable to Administrative Agent. “Restoration” means the repair and restoration of the Project after a Casualty or Condemnation to be at least equal in general utility and quality to the condition the Project was in immediately prior to such Casualty or Condemnation (subject to any restrictions on Borrower’s ability to do so imposed by any applicable law), with such alterations as may be approved by Administrative Agent (to the extent such approval is required under the terms of this Agreement), such approval not to be unreasonably withheld, delayed or conditioned. “Restricted Account” has the meaning set forth in Section 4.1(1). “Restricted Account Agreement” means that certain Special Lockbox Deposit Agreement of even date herewith among Borrower, Administrative Agent and The Bank of New York Mellon Trust Company N.A. (or any successor Restricted Account Bank). “Restricted Account Bank” has the meaning set forth in Section 4.1(1). “Restricted Collateral” shall mean any Additional Collateral held by Administrative Agent pursuant to the terms of Section 3.2(a)(viii) which Borrower has elected to designate as “Restricted Collateral” in a Restricted Collateral Letter executed and delivered by Borrower to Administrative Agent. Notwithstanding anything to the contrary set forth in this Agreement, no Restricted Collateral shall be released to Borrower until payment in full of the Indebtedness; provided, however, that Borrower shall have the right to direct Administrative Agent in writing to apply any cash held by Administrative Agent as Restricted Collateral to the 32

prepayment of the outstanding principal balance of the Loans in accordance with and subject to the terms of Section 2.5. “Restricted Collateral Letter” shall mean a letter substantially in the form of Exhibit I appropriately completed and duly executed and delivered by Borrower to Administrative Agent. “Restricted Payment” means, as to Borrower, (i) any dividend or other distribution, direct or indirect, on account of any shares of capital stock or other equity interest in Borrower now or hereafter outstanding, including, without limitation, any distribution to Sole Member, whether in cash or otherwise, or (iii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition, direct or indirect, of any shares of any class of Capital Stock or other equity interest in Borrower now or hereafter outstanding. “Sanctioned Country” means, at any time, a country or territory which is itself the subject or target of any Sanctions. “Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC or the U.S. Department of State, (b) any Person operating, organized or resident in a Sanctioned Country or (c) an Affiliate of any such Person. “Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by the U.S. government, including those administered by OFAC or the U.S. Department of State. “S&P” means Standard & Poor’s Ratings Services, a division of McGraw-Hill, Inc. “Security Agreement” means that certain UCC Security Agreement of even date herewith, executed by Borrower in favor of Administrative Agent for the benefit of the Lenders, as the same may be modified, amended and/or supplemented and in effect from time to time. “Security Documents” means collectively, the Mortgage, the Assignment of Leases and Rents, the General Assignment, the Security Agreement, any Hedge Agreement Pledge, and all Uniform Commercial Code financing statements required by this Agreement, the Mortgage, the Assignment of Leases and Rents, the General Assignment, the Security Agreement or any Hedge Agreement Pledge to be filed with respect to the applicable security interests. “Security Trustee” has the meaning assigned in Section 12.23(7). “Single Purpose Entity” means a corporation, limited partnership or limited liability company which at all times on and after the date hereof, unless otherwise approved in writing by Administrative Agent: (a) is organized solely for the purpose of acquiring, developing, owning, holding, selling, leasing, transferring, exchanging, managing, financing and operating the 33

Project and, in the case of 731 Commercial, owning, managing and disposing of the limited liability company interests in 731 Retail and 731 Restaurant LLC, a Delaware limited liability company (“Restaurant LLC”) and transacting any and all lawful business that is incident, necessary and appropriate to accomplish the foregoing; (b) is not engaged and will not engage in any business unrelated to the purposes described in clause (a) above; (c) does not own and will not own any assets other than those related to the purposes described in clause (a) above; (d) has not engaged, sought or consented to and will not engage in, seek or consent to any dissolution, winding up, liquidation, consolidation, merger, sale of all or substantially all of its assets, transfer of partnership or membership interests (if such entity is a general partner in a limited partnership or a member in a limited liability company), except as expressly permitted pursuant to Section 9.1, or any amendment of its articles of incorporation, bylaws, limited partnership certificate, limited partnership agreement, articles of organization, certificate of formation or operating agreement (as applicable) with respect to the matters set forth in this definition; (e) if such entity is (i) a limited liability company, has articles of organization, a certificate of formation and/or an operating agreement, as applicable, (ii) a limited partnership, has a certificate of limited partnership and limited partnership agreement, or (iii) a corporation, has a certificate of incorporation or articles of incorporation, that in each case provide that such entity (a) will not dissolve, merge, liquidate or consolidate; (b) will not sell all or substantially all of its assets or the assets of any other entity in which it has a direct or indirect legal or beneficial ownership interest, except as expressly permitted pursuant to Section 9.1; (c) will not engage in any other business activity, or amend its organizational documents with respect to the matters set forth in this definition, without in each case the consent of Administrative Agent; and (d) shall not file a bankruptcy or insolvency petition or otherwise institute insolvency proceedings with respect to itself or to any other entity in which it has a direct or indirect legal or beneficial ownership interest or is the direct or indirect general partner or manager without the affirmative vote of all of the members, partners or directors (as applicable) of the entity; (f) is and will remain (to the extent cash flow from the Project is sufficient to pay all Borrower expenses) solvent and pay its debts and liability (including, as applicable, shared personnel and overhead expenses) from its assets as the same shall become due, and is maintaining and will maintain (to the extent cash flow from the Project is sufficient to pay all Borrower expenses) adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations; provided that nothing in the foregoing shall require the direct or indirect owners of Borrower to make capital contributions to Borrower; (g) has maintained and will maintain its accounts, books and records separate from any other Person; provided, however, that (A) Borrower’s financial position, assets, results of operations and cash flows may be included in a consolidated financial 34 statement of an Affiliate of Borrower, provided that (i) any such consolidated financial statement of an Affiliate of Borrower contains a note indicating that Borrower and its Affiliates are separate legal entities (or a similar statement is contained in such Affiliate’s Securities and Exchange Commission 10-K filings) and it is such Affiliate’s practice to deliver its financial statements together with such filings and (ii) such assets shall be listed on Borrower’s own separate balance sheet and (B) all amounts paid to Borrower may be deposited into a centralized cash management account (controlled by an Affiliate of Borrower as an agent) on behalf of Borrower and various other entities that are Affiliates of Borrower, as and when received, provided that all amounts deposited into such centralized account for the benefit of Borrower are clearly segregated, for accounting purposes, from the revenues and expenses of all other Persons; (h) except as described in clause (g) above, has not commingled and will not commingle its funds or assets with those of any other Person; (i) except as described in clause (g) above, has held and will hold its assets in its own name; (j) has not incurred and will not incur any Debt other than (a) the Loans and other Indebtedness and (b) trade and operational debt which is (i) incurred in the ordinary course of business, (ii) not secured by a Lien on the Project, (iii) not more than sixty (60) days past due (except where Borrower shall be disputing the same promptly, diligently and in good faith) and (iv) not evidenced by a note, and (c) amounts due under equipment leases (treated as capital leases in accordance with GAAP), provided that at all times during the term of the Loans, the maximum amount outstanding under the equipment leases described under clause (c) of this subsection (j) and under the items described under clause (b) of this subsection (j) shall not exceed, in the aggregate, $5,000,000, provided further that such amount shall not include any amounts incurred by Borrower in connection with (x) capital expenditures, (y) tenant improvement work or leasing commissions and (z) Hedge Agreements. No Debt of the Borrower, other than the Loans and the equipment leases permitted hereunder, may be secured (subordinate or pari passu) by the Project; (k) has not and will not assume or guarantee or become obligated for the debts of any other Person or hold out its credit as being available to satisfy the obligations of any other Person; (l) has not and will not acquire obligations or securities of its members or shareholders or any other Affiliate; (m) except in connection with the Loans, has not pledged and will not pledge its assets for the benefit of any other Person; (n) has conducted business, held itself out and identified itself and will conduct business, hold itself out and identify itself as a separate and distinct entity under 35 its own name or in a name franchised or licensed to it by a Person other than an Affiliate of Borrower and not as a division or part of any other Person; (o) has not and will not have any obligation to indemnify its partners, officers, directors or members, as the case may be, unless such obligation is fully subordinated to the Indebtedness and will not constitute a claim against it in the event that, after payment of the Indebtedness, cash flow is insufficient to pay such obligation; (p) if such entity is a corporation, it is required to consider the interests of its creditors in connection with all corporate actions; (q) shall not, without the prior, unanimous affirmative vote of at least two (2) Independent Managers of such entity, (i) petition or otherwise institute bankruptcy, reorganization or insolvency proceedings or otherwise seek any relief under the Bankruptcy Code or any laws relating to the relief from debts or the protection of debtors generally, (ii) seek or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian or other similar official for the benefit of the creditors of such entity or all or any portion of such entity’s properties, (iii) make any assignment for the benefit of creditors, or (iv) take any action in furtherance of any of the foregoing; and (r) has at least two (2) Independent Managers. “Site Assessment” means an environmental engineering report for the Project prepared by an engineer engaged by Borrower at its expense and approved by Administrative Agent, and in a manner reasonably satisfactory to Administrative Agent, based upon an investigation relating to and making appropriate inquiries concerning the existence of Hazardous Materials on or about the Project, and the past or present discharge, disposal, release or escape of any such substances, all consistent with good customary and commercial practice. “SOFR” with respect to any day means the secured overnight financing rate published for such day by the NYFRB, as the administrator of the benchmark (or a successor administrator), on the Federal Reserve Bank of New York’s Website. “SOFR-Based Rate” means SOFR, Compounded SOFR or Term SOFR. “SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator. “SOFR Administrator” means the NYFRB (or a successor administrator of the secured overnight financing rate). “SOFR Administrator’s Website” means the NYFRB’s Website, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time. “Sole Member” means 731 Commercial Holding LLC, a Delaware limited liability company. 36

“Special Advance” has the meaning assigned in Section 14.11(c). “State” means the State of New York. “Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board of Governors of the Federal Reserve System to which the Lenders are subject, with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Borrowings shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage. “Subaccounts” means, collectively, the Tax Reserve Account, the Insurance Reserve Account and the Condominium Charges Reserve Account. “Supported QFC” has the meaning in Section 12.31. “Syndication” has the meaning set forth in Section 12.27. “Tax Reserve Account” means a sub-account of the Cash Management Account maintained on a ledger-entry basis.. “Taxes” means any present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto. “Tax Lot Drawings” refers to the floor plans for the Condominium recorded immediately following the Condominium Declaration on March 9, 2005 as CRFN 2005000139246, as the same may be modified, amended, replaced or supplemented from time to time. “Term SOFR” means, for any day, the Term SOFR Reference Rate at approximately 5:00 a.m. Chicago time, two U.S. Government Securities Business Days prior to such date, as such rate is published by the Term SOFR Administrator. “Term SOFR” means Administrator” means CME Group Benchmark Administration Limited as administrator of the forward-looking term rate for the applicable Corresponding Tenor based on SOFR that has been selected or recommended by the Relevant Governmental BodySecured Overnight Financing Rate (SOFR) (or a successor administrator). “Term SOFR Determination Day” has the meaning assigned to it under the definition of Term SOFR Reference Rate. 37

“Term SOFR Reference Rate” means, for any day and time (such day, the “Term SOFR Determination Day”), the rate per annum determined by the Administrative Agent as the forward-looking term rate based on SOFR with a tenor comparable to one month; provided that if the Term SOFR Reference Rate as so determined would be less than 0.00%, such rate shall be deemed to be 0.00% for the purposes of this Agreement. If by 5:00 pm (New York City time) on such Term SOFR Determination Day, the “Term SOFR Reference Rate” for such tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to Term SOFR has not occurred, then the Term SOFR Reference Rate for such Term SOFR Determination Day will be the Term SOFR Reference Rate as published in respect of the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate was published by the Term SOFR Administrator, so long as such first preceding U.S. Government Securities Business Day is not more than five (5) Business Days prior to such Term SOFR Determination Day. “Terrorism Premium Limit” has the meaning assigned to such term in Section 3.1(1). “Third-Party Counterparty” has the meaning assigned to such term in Section 9.15(1). “Third-Party Hedge Agreement” has the meaning assigned to such term in Section 9.15(6). “Threshold Amount” means $10,000,000. “Title Company” means, collectively Commonwealth Land Title Insurance Company and each of the co-insurers that have executed the co-insurance endorsement to the Title Policy. “Title Policy” means an ALTA Lender’s Policy of Title Insurance in form and substance satisfactory to Administrative Agent issued by the Title Company in the amount of $350,000,000 insuring the Mortgage as a first priority lien on the Project, containing such endorsements and affirmative insurance and with such co-insurance and re-insurance as Administrative Agent may reasonably require, excepting only such items as shall be reasonably acceptable to Administrative Agent. “Transactions” means the execution, delivery and performance by Borrower of this Agreement and the other Loan Documents, the borrowing of Loans and the use of the proceeds thereof. “Trust Account” shall mean a segregated trust account maintained by a corporate trust department of a federal depository institution or a state chartered depository institution subject to regulations regarding fiduciary funds on deposit similar to Title 12 of the Code of Federal Regulations §9.10(B) which has corporate trust powers and is acting in its fiduciary capacity. “Type” has the meaning assigned in Section 1.2. 38

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms. “UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution. “Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment; provided that, if the Unadjusted Benchmark Replacement as so determined would be less than zero, the Unadjusted Benchmark Replacement will be deemed to be zero for the purposes of this Agreement. “Unit” or “Units” shall mean any condominium units created pursuant to the Condominium Documents “U.S. Government Securities Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities. “U.S. Person” means a “United States person” within the meaning of Section 7701(a)(30) of the Code. “U.S. Special Resolution Regime” has the meaning assigned to it in Section 12.31. “U.S. Tax Certificate” has the meaning assigned in Section 2.12(6)(b)(iv). “VRLP” means Vornado Realty L.P., a Delaware limited partnership, together with its successors by merger, consolidation or transfer of all or substantially all of its assets in accordance with Section 9.1(3). “Withholding Agent” means Borrower or Administrative Agent. “Write-Down and Conversion Powers” means (a) with respect to any EEA Resolution Authority, the write down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that 39

Bail-In Legislation that are related to or ancillary to any of those powers. Section 1.2 Types of Loans. Loans hereunder are distinguished by “Type”. “Type”, when used in reference to any Borrowing, refers to whether the rate of interest on such Borrowing is determined by reference to the Adjusted LIBO RateTerm SOFR or the Alternate Base Rate. ARTICLE 2 LOAN TERMS Section 2.1 The Commitments, Loans and Notes. (1) Loans. Subject to and upon the terms and conditions of this Agreement, each Lender severally agrees to make, and Borrower agrees to borrow, a Loan in Dollars in a principal amount equal to the amount of the Commitment of such Lender. The Loans shall be funded in one (1) advance on the Closing Date upon Borrower’s satisfaction (or Administrative Agent’s and the Lenders’ waiver) of the conditions described in Schedule 2.1. The Lenders and Administrative Agent agree that upon the disbursement by Administrative Agent of the Loan Amount to Borrower, all of the conditions to closing described in Schedule 2.1 shall be deemed satisfied or waived by Administrative Agent and the Lenders (although the foregoing shall not be deemed a waiver of any representations, warranties or covenants set forth in other provisions of the Loan Documents that may relate to the same subject matter as the foregoing conditions). (2) Lending Offices. The Loans of each Lender shall be made and maintained at such Lender’s office for Borrowings of such Type. (3) Several Obligations. The failure of any Lender to make any Loan to be made by it on the date specified therefor shall not relieve any other Lender of its obligation to make its Loan, but neither any Lender nor Administrative Agent shall be responsible for the failure of any other Lender to make a Loan to be made by such other Lender. (4) Notes. (a) Loan Notes. The Loan made by each Lender shall be evidenced by a single promissory note of Borrower substantially in the form of Exhibit B, payable to such Lender in a principal amount equal to its Commitment as originally in effect and otherwise duly completed. (b) Substitution, Exchange and Subdivision of Notes. No Lender shall be entitled to have its Notes substituted or exchanged for any reason, or subdivided for promissory notes of lesser denominations, except in connection with a permitted assignment of all or any portion of such Lender’s Loan and Notes pursuant to Section 12.23 (and, if requested by any Lender, Borrower agrees to so substitute or exchange any Notes and enter into note splitter agreements in connection therewith, provided that the foregoing shall be at no cost or expense to Borrower (other than its own expenses incurred in connection therewith and expenses payable by Borrower in accordance with Section 12.5) and shall not result in any increase in Borrower’s liabilities or 40 obligations, or any decrease in Borrower’s rights, under this Agreement and the other Loan Documents). (c) Loss, Theft, Destruction or Mutilation of Notes. In the event of the loss, theft or destruction of any Note, upon Borrower’s receipt of a reasonably satisfactory indemnification agreement executed in favor of Borrower by the holder of such Note, or in the event of the mutilation of any Note, upon the surrender of such mutilated Note by the holder thereof to Borrower, Borrower shall execute and deliver to such holder a new replacement Note in lieu of the lost, stolen, destroyed or mutilated Note. Section 2.2 Funding of Borrowings. (1) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, New York City time, to the account of Administrative Agent most recently designated by it for such purpose by notice to the Lenders. Administrative Agent will make such Loans available to Borrower by disbursing the same as authorized and directed in writing by Borrower. (2) Unless Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to Administrative Agent such Lender’s share of such Borrowing, Administrative Agent may assume that such Lender has made such share available on such date in accordance with subsection (1) of this Section and may, in reliance upon such assumption, make available to Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to Administrative Agent, Administrative Agent shall be entitled to recover such corresponding amount from such Lender. If such Lender does not pay such corresponding amount immediately upon Administrative Agent’s demand therefor, Administrative Agent shall promptly notify Borrower and Borrower shall immediately pay such corresponding amount to Administrative Agent. Administrative Agent shall also be entitled to recover from such Lender or Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by Administrative Agent to Borrower, to the date such corresponding amount is recovered by Administrative Agent, at a rate per annum equal to (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of Borrower, the interest rate applicable to a one-month Eurodollar BorrowingAdjusted Term SOFR. If such Lender pays such amount to Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing. Section 2.3 Interest ElectionsReserved. (1) Each Borrowing initially shall be an ABR Borrowing unless Borrower has elected a Eurodollar Borrowing as provided herein. Thereafter, Borrower may elect to convert a Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided herein. Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders, and each such portion shall be 41 considered a separate Borrowing. The terms of this Section 2.3 shall be subject to Section 2.7 below. (2) To make an election pursuant to this Section, Borrower shall notify Administrative Agent of such election by electronic communication as provided in Section 2.10 (i) in the case of a Eurodollar Borrowing, not later than 3:00 p.m., New York City time, three (3) Business Days before the date of the proposed Borrowing or (ii) in the case of an ABR Borrowing, not later than 11:00 a.m., New York City time, one (1) Business Day before the date of the proposed Borrowing. Each such Interest Election Request shall be irrevocable and shall be substantially in the form attached hereto as Exhibit H (or such other form as Administrative Agent shall provide to Borrower from time to time, provided that similarly situated borrowers of Administrative Agent shall be required to use such form) and signed by Borrower or communicated via electronic communication by Borrower to Administrative Agent pursuant to Section 2.10. (3) Each Interest Election Request shall specify the following information: (i) the Borrowing to which such Interest Election Request applies and, if different Types and Interest Periods are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing); (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day; (iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and (iv) if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”. If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then Borrower shall be deemed to have selected an Interest Period of one-month duration. (4) Promptly following receipt of an Interest Election Request, Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing. (5) Borrowings of more than one Type may be outstanding at the same time; provided that there shall not at any time be more than a total of five (5) Eurodollar Borrowings outstanding. Each Eurodollar Borrowing shall be in an amount not less than $500,000. No Interest Period may be elected that would end after the then existing Maturity Date. (6) If Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing, Administrative Agent may require, by notice to Borrower, that (i) 42 no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto. Section 2.4 Repayment of Loans; Evidence of Debt. (1) Borrower hereby unconditionally promises to pay to Administrative Agent for the account of each Lender the then unpaid principal amount of each Loan on the Maturity Date. (2) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder. (3) Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, and the Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from Borrower to each Lender hereunder and (iii) the amount of any sum received by Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof. (4) The entries made in the accounts maintained pursuant to subsections (2) or (3) of this Section shall be prima facie evidence (absent manifest error) of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of Borrower to repay the Loans in accordance with the terms of this Agreement. Section 2.5 Prepayment of Loan. (1) Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to prior notice in accordance with subsection (2) of this Section. (2) Borrower shall notify Administrative Agent by written electronic communication as provided in Section 2.10 of any prepayment hereunder (i) in the case of prepayment of a Eurodollaran Adjusted Term SOFR Borrowing, not later than 11:00 a.m., New York City time, five (5) Business Days before the date of prepayment, or (ii) in the case of prepayment of an ABR Borrowing, not later than 11:00 a.m., New York City time, one (1) Business Day before the date of prepayment. Each such notice shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid. Any prepayment notice given to Lender by Borrower pursuant to the preceding sentence may be rescinded by Borrower upon delivery of written notice to Lender not less than two (2) Business Days prior to the prepayment date specified in the prepayment notice being rescinded and provided all reasonable out-of-pocket costs and expenses of Administrative Agent and the Lenders in connection with the rescission of such prepayment shall be paid by Borrower promptly after demand. Promptly following receipt of any such request, Administrative Agent shall advise the Lenders of the contents thereof. Prepayments shall be accompanied by accrued interest on the amount prepaid to the extent required under Section 2.6(43). In addition, Borrower shall pay all other amounts 43 due under Section 2.9 (Break Funding Payments) in connection with such prepayment on the date of prepayment in accordance with the terms thereof. (3) No amounts prepaid or repaid shall be readvanced. Section 2.6 Interest. (1) The outstanding principal amount of the Loans shall bear interest at a per annum interest rate equal to the Interest Rate. The Interest Rate will be determined for the date of the Borrowing and will be reset monthly on each Interest Adjustment Date thereafter. (1) Each ABR Borrowing shall bear interest at the Floating Rate. (2) Each Eurodollar Borrowing shall bear interest at the Fixed Rate for the Interest Period in effect for such Borrowing. (2) (3) Notwithstanding the foregoing, if (x) any principal of or interest on the Loan or any fee or other amount payable by Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, and (y) such failure to pay results in an Event of Default (i.e., any notice or cure periods with respect to such payment have expired), then such overdue amount shall bear interest at the Default Rate from the date such amount was required to have been paid by Borrower. (3) (4) Accrued interest on each Borrowing shall be payable in arrears on each Payment Date for such Borrowing and upon maturity of the LoanLoans; provided that (i) interest accrued pursuant to subsection (32) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Borrowing, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Borrowing prior to the end of the current Interest Period thereforthe rate of interest on the Loans to the rate based on the Alternate Base Rate, accrued interest on such Borrowing shall bethe Loans will be due and payable on the effective date of such conversion. (4) (5) All interest hereunder shall be computed on the basis of a year of 360 days, and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Fixed Rate or Floating Rate shallinterest rate for any day will be determined by Administrative Agent and such determination shall be conclusive absent manifest error. (6) The interest rate on Eurodollar Borrowings is determined by reference to the LIBO Rate, which is derived from the London interbank offered rate (“LIBOR”). LIBOR is intended to represent the rate at which contributing banks may obtain short-term borrowings from each other in the London interbank market. In July 2017, the U.K. Financial Conduct Authority announced that, after the end of 2021, it would no longer persuade or compel contributing banks to make rate submissions to the ICE Benchmark Administration (together with any successor to the ICE Benchmark Administrator, the “IBA”) for purposes of the IBA setting LIBOR. As a result, it is possible that commencing in 2022, LIBOR may no longer be available or deemed an appropriate 44 reference rate upon which to determine the interest rate on Eurodollar Borrowings. In light of this eventuality, public and private sector industry initiatives are currently underway to identify new or alternative reference rates to be used in place of LIBOR. Upon the occurrence of a Benchmark Transition Event or Early Opt-In Election, Section 2.7(b) provides a mechanism for determining an alternative rate of interest. The Administrative Agent will promptly notify the Borrower, pursuant to Section 2.7(d) of any change to the reference rate upon which the interest rate of Eurodollar Borrowings is based. However, the Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission or any other matter related to LIBOR or other rates in the definition of LIBO Rate or with respect to any alternative or successor rate thereto, or replacement rate thereof (including, without limitation, (i) any such alternative, successor or replacement rate implemented pursuant to Section 2.7(b), whether upon the occurrence of a Benchmark Transition Event or an Early Opt-In Election, and (ii) the implementation of any Benchmark Replacement Conforming Changes pursuant to Section 2.7(c)), including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the LIBO Rate or have the same volume or liquidity as did LIBOR prior to its discontinuance or unavailability. The foregoing sentence, however, shall not be construed as limiting in any manner the obligations of the Administrative Agent as set forth in Section 2.7 hereof and the related provisions of this Agreement. Section 2.7 Alternate Rate of Interest. (a) If prior to the commencement of any Interest Period for a Eurodollar Borrowing: (a) (i) Subject to clauses (b), (c), (d), (e), and (f) of this Section 2.7, if (i) Administrative Agent reasonably determines that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate for such Interest PeriodAdjusted Term SOFR (including because the Term SOFR Reference Rate is not available or published on a current basis); or (ii) (ii) the Required Lenders reasonably determine that the, and then advise Administrative Agent, that Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest PeriodTerm SOFR will not adequately and fairly reflect the cost to such Lenders of making or maintaining theirthe Loans included in such Borrowing for such Interest Period;, then Administrative Agent shall give notice thereof to Borrower and the Lenders by telephone or facsimileby electronic communication as provided in Section 12.1 as promptly as practicable thereafter and, until Administrative Agent notifies Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective, and (ii) any request for a new Eurodollar Borrowing shall be made as an ABR Borrowing. the Loans will bear interest at (x) the Adjusted Daily Simple SOFR plus the Applicable Margin so long as Adjusted Daily Simple SOFR is not also subject to clauses (i) or (ii) above, or (y) the Alternate Rate if Adjusted Daily Simple SOFR is subject to clauses (i) or (ii) above. (b) Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event or an Early Opt-in Election, as 45

applicable, the Administrative Agent and the Borrower may amend this Agreement to replace the LIBO Rate with a Benchmark Replacement. Any such amendment agreed to by the Administrative Agent and the Borrower with respect to a Benchmark Transition Event will become effective at 5:00 p.m. (and any Hedge Agreement shall be deemed not to be a “Loan Document” for purposes of this Section 2.7), if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any other Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the Administrative Agent has submitted such proposed amendment to all Lenders, so long as thedate notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as Administrative Agent has not received, by such time, written notice of objection to such proposed amendment fromBenchmark Replacement from the Lenders comprising the Required Lenders; provided that, with respect to any proposed amendment containing any SOFR-Based Rate with respect to a Benchmark Transition Event, the Lenders shall be entitled to object only to the Benchmark Replacement Adjustment contained therein. Any such amendment agreed to by the Administrative Agent and the Borrower with respect to an Early Opt-in Election will become effective on the date that Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders accept such amendment. No replacement of LIBO Rate with a Benchmark Replacement will occur prior to the applicable Benchmark Transition Start Date.. (c) In connection with the implementation of a Benchmark Replacement, theNotwithstanding anything to the contrary herein or in any other Loan Document, Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document. (d) Administrative Agent will promptly notify the Borrower and the Lenders of (i) any occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes and, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (e) below, and (v) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.7, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or 46 refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party heretoto this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.7 or any other provision of this Agreement. The Benchmark Replacement shall, upon its effectiveness pursuant to this Section 2.7, replace the LIBO Rate for all purposes under this Agreement and any other Loan Documents. (e) Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective, and (ii) if any Borrowing request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing. (e) Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement): (i) if the then-current Benchmark is a term rate (including Term SOFR) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then Administrative Agent may modify the definition of “Interest Adjustment Date” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor; and (ii) if a tenor that was removed pursuant to item (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then Administrative Agent may modify the definition of “Interest Adjustment Date” for all Benchmark settings at or after such time to reinstate such previously removed tenor. (f) During any Benchmark Unavailability Period, the Loan will bear interest at the Alternate Rate. During any Benchmark Unavailability Period, or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Alternate Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Alternate Base Rate. Section 2.8 Increased Costs. (1) If any Lender determines in good faith that any Change in Law shall: 47

(i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate); (ii) impose on any Lender or the London interbank market any other condition affecting this Agreement or Eurodollar Borrowingsthe Loans made by such Lender; or (iii) subject any Recipient to any Taxes with respect to this Agreement or any Eurodollar Borrowing made by such Recipientthe Loans (except for (A) Indemnified Taxes, (B) Excluded Taxes and (C) Other Connection Taxes on gross or net income, profits or receipts (including value-added or similar Taxes)); and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making or maintaining any Eurodollar BorrowingLoan (or of maintaining its obligation to make any such Eurodollar BorrowingLoan) or to increase the cost or to reduce the amount of any sum received or receivable by such Lender or such other Recipient hereunder (whether of principal, interest or otherwise), then, upon request of such Lender and delivery to Borrower of the certificate contemplated in Section 2.8(3), Borrower will pay to such Lender or such other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender or such other Recipient, as the case may be, for such additional costs incurred or reduction suffered. (2) If any Lender reasonably determines in good faith that any Change in Law regarding capital requirements has the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement or the Loans made by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then, upon request of such Lender and delivery to Borrower of the certificate contemplated in Section 2.8(3), Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered. (3) A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in subsection (1) or (2) of this Section shall be delivered to Borrower and shall be conclusive absent manifest error. Borrower shall pay such Lender the amount shown as due on any such certificate within ten (10) Business Days after receipt thereof. (4) Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation; provided that Borrower shall not be required to compensate a Lender pursuant to this Section for any increased costs or reductions incurred more than 30 days prior to the date that such Lender notifies Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is required to be applied retroactively and such Lender has notified Borrower within 30 days of its knowledge of such Change in Law, then 48 the 30-day period referred to above shall be extended to include the period of retroactive effect thereof. (5) Notwithstanding anything in this Section 2.8 to the contrary, Borrower shall not be required to pay any amounts to a Lender pursuant to this Section 2.8 unless such Lender is imposing a similar charge on, or otherwise similarly enforcing its agreements with, its other similarly situated borrowers. (6) If any Lender determines, in its reasonable discretion exercised in good faith, that it has received a refund of any amounts as to which it has been paid by Borrower pursuant to this Section 2.8, it shall pay to Borrower an amount equal to such refund (but only to the extent of the payments made by Borrower under this Section), net of all actual out-of-pocket reasonable expenses of such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Section 2.9 Break Funding Payments. In the event of (a) the payment of any principal of any Eurodollar Borrowinga Loan other than on the last day of an Interest Periodthe interest period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Borrowinga Loan other than on the last day of the Interest Periodinterest period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Eurodollar Borrowingprincipal of a Loan on the date specified in any notice delivered pursuant hereto (except if any prepayment notice is rescinded by Borrower by a subsequent notice sent pursuant Section 2.5(2), unless such loss, cost or expense was incurred prior to Borrower giving such subsequent notice), or (d) the assignment of any Eurodollar BorrowingLoan other than on the last day of the Interest Periodinterest period applicable thereto as a result of a request by Borrower pursuant to Section 2.14, then, in any such event, Borrower shall compensate each Lender for its actualthe loss, cost and expense attributable to such event. In the case of a Eurodollar Borrowing, such actual (collectively, the “Breakage Fee”). Such loss, cost or expense to anyeach Lender shall be conclusively deemed to include an amount determined by such Lender to be the excess, if any, of (ix) the amount of interest which would have accrued on the principal amount of such BorrowingLoan had such event not occurred, at the Adjusted LIBO RateTerm SOFR that would have been applicable to such BorrowingLoan, for the period from the date of such event to the last day of the then current Interest Period thereforinterest period (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Periodinterest period for such Borrowingprincipal of such Loan), over (iiy) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the eurodollarTerm SOFR market. A certificate of any Lender setting forth any amount or amounts that anythe Breakage Fee that such Lender is entitled to receive pursuant to this Section shall be delivered to Borrower and shall be conclusive absent manifest error. Borrower shall pay such Lender the amount of such Breakage Fee shown as due on any such certificate within ten (10) Business Days after receipt thereof. 49

Section 2.10 Electronic Notices. (1) Interest Election Requests under Section 2.3 and noticesNotices of prepayments under Section 2.5 may be made by electronic communication (including email and internet or intranet websites) pursuant to procedures reasonably approved by Administrative Agent. Such approval may be limited to particular notices or communications. (2) Unless Administrative Agent or a Lender otherwise prescribes, (i) notices and other communications sent to an e-mail address of such recipients shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the “receipt” by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor. (3) Any party hereto may change its address or telecopier number or email address for notices and other communications hereunder by notice to the other parties hereto given in accordance with Section 12.1. Section 2.11 Additional Interest. Borrower shall compensate Administrative Agent or any Lender providing a Hedge Agreement for any Additional Interest that may be payable thereunder in accordance with the terms of such Hedge Agreement. Section 2.12 Taxes. (1) Withholding of Taxes; Gross-Up. Each payment by Borrower under this Agreement or any other Loan Document shall be made without withholding for any Taxes, unless such withholding is required by any law. If any Withholding Agent determines, in its sole discretion exercised in good faith, that it is so required to withhold Taxes, then such Withholding Agent may so withhold and shall timely pay the full amount of withheld Taxes to the relevant Governmental Authority in accordance with applicable law. Without duplication of any amounts payable by Borrower under Section 2.8, if such Taxes are Indemnified Taxes, then the amount payable by Borrower shall be increased as necessary so that, net of such withholding (including such withholding applicable to additional amounts payable under this Section), the applicable Recipient receives the amount it would have received had no such withholding been made. (2) Payment of Other Taxes by Borrower. Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law. (3) Evidence of Payments. As soon as practicable after any payment of Indemnified Taxes by Borrower to a Governmental Authority, Borrower shall deliver to Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such 50 payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to Administrative Agent. (4) Indemnification by Borrower. Borrower shall indemnify each Recipient for any Indemnified Taxes that are paid or payable by such Recipient in connection with this Agreement (including amounts payable under this Section 2.12(4)) and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. The indemnity under this Section 2.12(4) shall be paid within ten (10) Business Days after the Recipient delivers to Borrower a certificate stating the amount of any Indemnified Taxes so payable by such Recipient. Such certificate shall be conclusive of the amount so payable absent manifest error. Such Recipient shall deliver a copy of such certificate to Administrative Agent. In the case of any Lender making a claim under this Section 2.12(4) on behalf of any of its beneficial owners, an indemnity payment under this Section 2.12(4) shall be due only to the extent that such Lender is able to establish that, with respect to the applicable Indemnified Taxes, such beneficial owners supplied to the applicable Persons such properly completed and executed documentation necessary to claim any applicable exemption from, or reduction of, such Indemnified Taxes. Failure or delay on the part of any Lender to demand amounts due pursuant to this Section 2.12(4) shall not constitute a waiver of such Lender’s right to demand such indemnity; provided that Borrower shall not be required to indemnify a Lender pursuant to this Section 2.12(4) for any Indemnified Taxes unless such Lender notifies Borrower within 30 days of such Lender’s obtaining knowledge of such Indemnified Taxes. Notwithstanding anything in this Section 2.12 to the contrary, Borrower shall not be required to pay any amounts to a Lender pursuant to this Section 2.12 unless the applicable Lender is imposing a similar charge on, or otherwise similarly enforcing its agreements with, its other similarly situated borrowers. (5) Indemnification by the Lenders. Each Lender shall severally indemnify Administrative Agent for any Taxes (but, in the case of any Indemnified Taxes, only to the extent that Borrower has not already indemnified Administrative Agent for such Indemnified Taxes and without limiting the obligation of Borrower to do so) and Borrower for any Excluded Taxes, in each case attributable to such Lender that are paid or payable by Administrative Agent or Borrower in connection with this Agreement and any reasonable expenses arising therefrom or with respect thereto. The indemnity under this Section 2.12(5) shall be paid within ten (10) Business Days after Administrative Agent or Borrower delivers to the applicable Lender a certificate stating the amount of Taxes or Excluded Taxes so paid or payable by Administrative Agent or Borrower. Such certificate shall be conclusive of the amount so paid or payable absent manifest error. (6) Status of Lenders. (a) Any Lender that is entitled to an exemption from, or reduction of, any applicable withholding Tax with respect to any payments under this Agreement or any other Loan Document shall deliver to Borrower and Administrative Agent, at the time or times prescribed by law or reasonably requested by Borrower or Administrative Agent, such properly completed and executed documentation prescribed by law or reasonably requested by Borrower or Administrative Agent as will permit such payments to be made without, or at a reduced rate of, withholding. In addition, any Lender, if requested by Borrower or Administrative Agent, shall deliver such other documentation prescribed by law or reasonably requested by Borrower or 51

Administrative Agent as will enable Borrower or Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Sections 2.12(6)(b) and (c) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender, provided that any Tax required to be withheld or otherwise payable as a result of such Lender’s failure to provide documentation pursuant to its rights under this sentence shall be an Excluded Tax (and not an Indemnified Tax). Upon the reasonable request of Borrower or Administrative Agent, any Lender shall update any form or certification previously delivered pursuant to this Section 2.12(6). If any form or certification previously delivered pursuant to this Section expires or becomes obsolete or inaccurate in any respect with respect to a Lender, such Lender shall promptly (and in any event within ten (10) days after such expiration, obsolescence or inaccuracy) notify Borrower and Administrative Agent in writing of such expiration, obsolescence or inaccuracy and update the form or certification if it is legally eligible to do so. (b) Without limiting the generality of the foregoing, if Borrower is a U.S. Person, each Lender shall, if it is legally eligible to do so, deliver to Borrower and Administrative Agent (in such number of copies reasonably requested by Borrower and Administrative Agent) on or prior to the date on which such Lender becomes a party hereto, duly completed and executed copies of whichever of the following is applicable: (i) in the case of a Lender that is a U.S. Person, IRS Form W-9 certifying that such Lender is exempt from U.S. Federal backup withholding tax; (ii) in the case of a Non-U.S. Lender claiming the benefits of an income tax treaty to which the United States is a party (1) with respect to any payments of interest under this Agreement, IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “interest” article of such tax treaty and (2) with respect to any other applicable payments under this Agreement, IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty; (iii) in the case of a Non-U.S. Lender for whom payments under this Agreement constitute income that is effectively connected with such Lender’s conduct of a trade or business in the United States, IRS Form W-8ECI; (iv) in the case of a Non-U.S. Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code both (1) IRS Form W-8BEN and (2) a certificate (a “U.S. Tax Certificate”) to the effect that such Lender is not (a) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (b) a “10 percent shareholder” of Borrower within the meaning of Section 881(c)(3)(B) of the Code, (c) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code and (d) conducting a trade or business in the United States with which the relevant interest payments are effectively connected; 52

(v) in the case of a Non-U.S. Lender that is not the beneficial owner of payments made under this Agreement (including a partnership or a participating Lender) (1) an IRS Form W-8IMY on behalf of itself and (2) the relevant forms prescribed in clauses (i), (ii), (iii), (iv) and (vi) of this subsection (b) that would be required of each such beneficial owner or partner of such partnership if such beneficial owner or partner were a Lender; provided, however, that if the Lender is a partnership and one or more of its partners are claiming the exemption for portfolio interest under Section 881(c) of the Code, such Lender may provide a U.S. Tax Certificate on behalf of such partners; or (vi) any other form prescribed by law as a basis for claiming exemption from, or a reduction of, U.S. Federal withholding Tax together with such supplementary documentation necessary to enable Borrower or Administrative Agent to determine the amount of Tax (if any) required by law to be withheld. (c) If a payment made to a Lender under this Agreement or any other Loan Document would be subject to U.S. Federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Withholding Agent, at the time or times prescribed by law and at such time or times reasonably requested by the Withholding Agent, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) for the Withholding Agent to comply with its obligations under FATCA, to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. (7) Treatment of Certain Refunds. If any party receives a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.12 (including additional amounts paid pursuant to this Section 2.12), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all actual out-of-pocket reasonable expenses (including any Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid to such indemnified party pursuant to the previous sentence (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 2.12(7), in no event will any indemnified party be required to pay any amount to any indemnifying party pursuant to this Section 2.12(7) if such payment would place such indemnified party in a less favorable position (on a net after-Tax basis) than such indemnified party would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid. This Section 2.12(7) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes which it deems confidential) to the indemnifying party or any other Person. 53

(8) Survival. Each party’s obligations under this Section 2.12 shall survive any assignment of rights by, or the replacement of, a Lender and the repayment, satisfaction or discharge of all other obligations under this Agreement and the other Loan Documents. Section 2.13 Payments Generally; Pro Rata Treatment; Sharing of Set-offs. (1) Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or of amounts payable under Section 2.8, 2.9 or 2.12, or otherwise) prior to 2:00 p.m., New York City time, on the date when due, in immediately available funds, without setoff or counterclaim. Any amounts received after such time on any date may, in the discretion of Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to Administrative Agent at its offices at JPMorgan Chase Bank, N.A., 201 North Central Avenue, Floor 14, Phoenix, Arizona 85004, Attn: Loan Servicing, Telecopy No. (602) 221-1116, except that payments pursuant to Sections 2.8, 2.9, 2.12, 9.5 and 12.5 shall be made directly to the Persons entitled thereto. Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable to the next succeeding Business Day. All payments hereunder shall be made in Dollars. (2) If at any time insufficient funds are received by and available to Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties. (3) Unless Administrative Agent shall have received notice from Borrower prior to the date on which any payment is due to Administrative Agent for the account of the Lenders that Borrower will not make such payment, Administrative Agent may assume that Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders, the amount due. In such event, if Borrower has not in fact made such payment, then each of the Lenders, severally agrees to repay to Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate reasonably determined by Administrative Agent in accordance with banking industry rules on interbank compensation. (4) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.2(2), 2.13(3) or 14.13, then Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid. 54

Section 2.14 Mitigation Obligations; Replacement of Lenders. (1) If any Lender requests compensation under Section 2.8, or if Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.12, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce the amounts payable pursuant to Section 2.8 or 2.12, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed actual cost or expense that would otherwise be disadvantageous to such Lender and not otherwise offset against any amounts saved. Borrower hereby agrees to pay all reasonable actual costs and expenses incurred by any Lender in connection with any such designation or assignment. (2) If any Lender requests compensation under Section 2.8, or if Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.12, or if any Lender defaults in its obligation to fund Loans hereunder, then Borrower may, at its sole expense and effort, upon notice to such Lender and Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 12.23), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) with respect to any replacement assignee that is not then a Lender, Administrative Agent shall have consented to such Lender, which consent shall not unreasonably be withheld, delayed or conditioned, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts then payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.8 or payments required to be made pursuant to Section 2.12, such assignment will result in a reduction in such compensation or payments. Borrower shall not be responsible for any loss incurred by an assigning Lender as a result of such assignment, except that Borrower shall be responsible for (x) the reasonable out-of-pocket legal expenses of such Lender and (y) unless such Lender is being replaced as a result of being a Defaulting Lender, the fee payable to Administrative Agent pursuant to Section 12.23(2)(d) and any amount payable to such Lender under Section 2.9 (Break Funding Payments). A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling Borrower to require such assignment and delegation cease to apply. Section 2.15 Intentionally Omitted. Section 2.16 Use of Proceeds. Borrower shall use the proceeds of the Loans (i) to refinance the existing indebtedness of Borrower secured by the Project, (ii) to pay costs and expenses incurred in connection with the 55 closing of the Loans and (iii) for working capital and distributions to Borrower and its parent entities. Section 2.17 Administrative Agent Fee. Borrower shall pay to Administrative Agent, for its own account, on the Closing Date and thereafter during the term of the Loans an annual administrative agent fee in accordance with the terms of the Fee Letters. ARTICLE 3 INSURANCE AND CONDEMNATION Section 3.1 Insurance. (1) Borrower shall obtain and maintain, or cause to be maintained, Policies for Borrower and the Project providing at least the following coverages: (a) Commercial General Liability Insurance with limits of not less than $1,000,000 per occurrence for bodily injury including death, personal injury and property damage and $2,000,000 in the aggregate for the policy period (which insurance shall provide that defense costs are in addition to policy limits), (with deductibles reasonably acceptable to Administrative Agent), and extended to cover: (a) Contractual Liability as provided in the standard Insurance Service Office (ISO) policy form or its equivalent with no exclusions or limitations to contractual liability, (b) Products & Completed Operations coverage, such coverage to apply for two years following completion of construction, (c) waiver of subrogation against all parties named additional insured, (d) severability of interest provision, and (e) Personal Injury & Advertisers Liability; (b) Automobile Liability including coverage on owned, hired, and non-owned automobiles and other vehicles, if used in connection with the performance of the work, with Bodily Injury and Property Damage limits of not less than $1,000,000 per accident combined single limit, with a waiver of subrogation against all parties named as additional insured; (c) Umbrella/Excess Liability in excess of Commercial General Liability, Automobile Liability and Employers’ Liability coverages which is at least as broad as these underlying policies with a limit of liability of $50,000,000; provided, however, that if aggregate limits are shared with other locations, the amount of such insurance to be provided shall be not less than $100,000,000, with not less than $25,000,000 of such amount reasonably allocable to the Project; (d) All-Risk Property (Special Cause of Loss) Insurance, including, without limitation, coverage for loss or damage to the Property and Improvements by fire and other perils including windstorm, earthquake/earth movement and malicious mischief, building ordinance extension endorsement (including cost of demolition, 56 increased costs of construction and the value of the undamaged portion of the building and soft costs coverage), and boiler and machinery coverage (if separate policy, that policy must include loss of rents or business interruption coverage), as specified by Administrative Agent. The policy shall be in an amount not less than the full insurable value on a replacement cost basis of the insured Improvements and personal property related thereto (without deduction for depreciation). During any construction period, such policy shall be written in the so-called “Builder's Risk Completed Value Non-Reporting Form” with no coinsurance requirement and shall contain a provision granting the insured permission to occupy prior to completion. Such policy shall not contain an exclusion for terrorist losses. However, if such an exclusion exists in the All-Risk policy, a separate Terrorism policy covering Certified Acts of Terrorism must be evidenced to Administrative Agent in an amount equal to the full replacement cost of the Improvements, or the outstanding principal amount of the Loans, whichever is less. This policy must also list Administrative Agent as mortgagee and loss payee. Notwithstanding the foregoing, Borrower shall not be required to provide insurance covering Certified Acts of Terrorism in the limits provided above if the premium for such insurance shall exceed the Terrorism Premium Limit, but shall be required to provide such insurance to the extent that the same is available at the Terrorism Premium Limit. As used herein, the term “Terrorism Premium Limit” shall mean a premium at a rate of $0.10 per $100 applied to the lesser of (i) the outstanding principal balance of the Loans and (ii) the full replacement cost of the Improvements and personal property related thereto and the required business income value. Borrower may use its captive insurance company (directly or indirectly owned by Guarantor) to insure losses, damages, costs, expenses, claims and liabilities related to acts of terrorism, but only if, and for so long as, (a) such captive insurance company is licensed as a captive insurance company, (b) coverage for any losses resulting from certified acts of terrorism may be subsidized by the United States Government established by the Terrorism Risk Insurance Program Reauthorization Act (“TRIPRA”) of 2015 and as amended, (c) such captive insurance company shall purchase reinsurance for the remaining balance of covered terrorism losses with insurers meeting the rating requirements provided in Section 3.1(2), (d) such captive insurance company shall be responsible for any deductible below the TRIPRA threshold, (e) Administrative Agent has been provided with the financial statements of such captive insurance company, which financial statements must demonstrate that such captive insurance company shall have the financial wherewithal to meet its obligations under such insurance policy, as determined by the licensing authority of the state where it is domiciled, and (f) such captive insurance company must meet any applicable requirements under TRIPRA; (e) Workers' Compensation and Employer's Liability Insurance in accordance with the applicable laws of the state in which the work is to be performed or of the state in which Borrower is obligated to pay compensation to employees engaged in the performance of the work. The policy limit under the Employer's Liability Insurance section shall not be less than $1,000,000.00 for any one accident, disease each employee and disease policy limit; (f) If the Project, or any part thereof, lies within a “special flood hazard area” as designated on maps prepared by the Department of Housing and Urban 57

Development, a National Flood Insurance Association, standard flood insurance policy, plus insurance from a private insurance carrier if necessary and commercially available, for the duration of the Loans in the amount of the full insurable value of the Improvements, or the amount of the Loans, whichever is less; (g) Rent loss or business interruption insurance against loss of income (including, but not limited to, rent, cost reimbursements and all other amounts payable by tenants under Leases or otherwise derived by Borrower from the operation of the Project) arising out of damage to or destruction of the Improvements by fire or other peril insured against under each policy. The amount of the policy shall be in the amount equal to one year’s projected rentals or gross revenue; and (h) Such other types and amounts of insurance with respect to the Project and the operation thereof which are commonly maintained and commercially available in the case of other property and buildings similar to the Project in nature, use, location, height, ownership, and type of construction, as may from time to time be reasonably required by Administrative Agent upon not less than ten (10) Business Days’ advance notice to Borrower, which insurance may include, without limitation, errors and omissions insurance with respect to the contractors, architects and engineers. (2) Each insurance policy required hereunder (each a “Policy” and collectively, the “Policies”) shall be issued by an insurance company approved by Administrative Agent, which approval shall not be unreasonably withheld. Administrative Agent acknowledges that an insurance company eligible to do business in the state where the Project is located having a rating of “BBB” or better by S&P or “A-/IX” or better by A.M. Best Co., in Best’s Rating Guide shall be acceptable to Administrative Agent, provided, however, that if any insurance required hereunder is provided by a syndicate, then only 60% of the members of the syndicate (or 75% if five (5) or fewer insurance companies comprise the syndicate) must satisfy the foregoing rating requirement. Notwithstanding the foregoing, Borrower shall be permitted to maintain the required insurance policies with insurers that do not meet the foregoing rating requirement (an “Otherwise Rated Insurer”), provided that Borrower obtains a so-called “cut-through” endorsement (i.e., an endorsement which permits recovery against the provider of such endorsement) reasonably acceptable to Administrative Agent with respect to an Otherwise Rated Insurer from an insurance company which meets the ratings requirement set forth above. (3) All Policies shall (i) name “JPMorgan Chase Bank, N.A., as administrative agent, any and all subsidiaries and their successors and/or assigns, as their interests may appear” as additional insureds on all liability insurance and as mortgagee and loss payee on all All-Risk Property, flood insurance and rent loss or business interruption insurance, (ii) be endorsed to show that Borrower’s insurance shall be primary and all insurance carried by Administrative Agent or any Lender is strictly excess and secondary and shall not contribute with Borrower’s insurance, (iii) provide that Administrative Agent is to receive thirty (30) days (except ten (10) days for non-payment of premium) written notice prior to cancellation, (iv) be evidenced by a certificate of insurance to be provided to Administrative Agent along with a copy of the Policy for the All–Risk Property coverage within five (5) Business Days after receipt and approval by Borrower, (v) include either policy or binder numbers on the current edition of the appropriate ACORD form or its equivalent, and (vi) be in form and amounts as required herein or otherwise 58 reasonably acceptable to Administrative Agent. Not less than five (5) days prior to the expiration dates of the Policies theretofore furnished to Administrative Agent pursuant to Section 3.1(1), Borrower shall deliver certificates of insurance or binders for renewal Policies accompanied by evidence satisfactory to Administrative Agent of payment of the premiums due as required thereunder. (4) All Policies provided for in Section 3.1(1) shall contain clauses or endorsements to the effect that: (i) with respect to property, flood, boiler and machinery, builder’s risk and business interruption Policies, no act or negligence of Borrower, or anyone acting for Borrower, or failure to comply with the provisions of any Policy which might otherwise result in a forfeiture of the insurance or any part thereof, shall in any way affect the validity or enforceability of the insurance insofar as Administrative Agent is concerned; (ii) each Policy shall not be cancelled without at least 30 days’ (except 10 days’ for non-payment of premium) written notice to Administrative Agent; and (iii) Administrative Agent shall not be liable for any insurance premiums thereon or subject to any assessments thereunder. (5) Any insurance required to be maintained pursuant to this Section may be evidenced by blanket insurance policies covering the Project and other properties or assets of Borrower or its Affiliates, provided that any such policy shall in all other respects materially comply with the requirements of this Section. (6) If at any time Administrative Agent is not in receipt of written evidence that all insurance required hereunder is in full force and effect, Administrative Agent shall have the right, following at least five (5) days written notice to Borrower (or upon written notice to Borrower, if any insurance required to maintained hereunder shall not be in full force and effect or shall be due to expire within one (1) Business Day), to take such action as Administrative Agent deems necessary to protect its and the Lenders’ interest in the Project, including, without limitation, the obtaining of such insurance coverage as Administrative Agent in its reasonable discretion deems appropriate (but not more than the insurance required to be maintained by Borrower pursuant to this Agreement), provided that Administrative Agent shall use commercially reasonable efforts to provide in such forced placed insurance that the applicable insurance policies will be terminable and the premiums thereunder refundable for any period of time in which such policies are not in effect, and all actual expenses incurred by Administrative Agent in connection with such action or in obtaining such insurance and keeping it in effect shall be paid by Borrower to Administrative Agent within ten (10) Business Days after demand therefor, and until paid shall be secured by the Mortgage and shall bear interest at the Default Rate. (7) In the event of a foreclosure of the Mortgage, or other transfer of title to the Project in extinguishment in whole or in part of the Loans, all right, title and interest of Borrower in and to the Policies then in force (other than any such Policies evidenced by blanket insurance policies covering the Project and other properties or assets of Borrower or its Affiliates) and all proceeds 59 payable thereunder shall thereupon vest in the purchaser at such foreclosure or Administrative Agent for the benefit of the Lenders or other transferee in the event of such other transfer of title. (8) During any Cash Management Period, subject to Section 3.1(9), Borrower shall be required to deposit with Administrative Agent on each Payment Date one-twelfth of the amount sufficient to discharge the obligations under this Section 3.1 (considered on an annual basis) when they become due (the “Monthly Insurance Premium Deposit”). The determination of the amount so payable and of the fractional part thereof to be deposited with Administrative Agent with each installment, so that the aggregate of such deposit shall be sufficient for this purpose, shall be made by Administrative Agent in its reasonable discretion. Such amounts shall be held by Administrative Agent and applied to the payment of the obligations in respect to which such amounts were deposited on or before the respective dates on which the same or any of them would become delinquent or, during the existence of an Event of Default, at the option of Administrative Agent and subject to applicable law, to the payment of the Indebtedness in the order and amounts provided for in Section 11.4. If one month prior to the due date of any of the aforementioned obligations the amounts then on deposit therefor shall be insufficient for the payment of such obligations in full, Borrower shall within ten (10) Business Days after demand therefor deposit the amount of the deficiency with Administrative Agent. Nothing herein contained shall be deemed to affect any right or remedy of Administrative Agent and the Lenders under this Agreement or any statute or rule of law to pay any such amount and to add to the Indebtedness the amount so paid together with interest at the Default Rate. (9) Notwithstanding the provisions of Section 3.1(8), Borrower shall not be required to deposit funds with Administrative Agent pursuant to Section 3.1(8) (x) if and to the extent that Borrower is maintaining the insurance required to be maintained pursuant to this Section 3.1 by blanket insurance policies satisfying the requirements of Section 3.1(5) or (y) provided that no Event of Default then exists, if Borrower shall deposit with Administrative Agent, within ten (10) Business Days after a Cash Management Commencement Date, either (i) cash or a Qualified Letter of Credit in an amount equal to twelve times the Monthly Insurance Premium Deposit, as reasonably determined by Administrative Agent, or (ii) a Qualified Guaranty pursuant to which the guarantor thereunder shall agree to deposit into the Insurance Reserve Account on or before the date which is ten (10) Business Days before the due date for the payment of any insurance premium the amount that would have been held on deposit in the Insurance Reserve Account at such time but for the provisions of this Section 3.1(9). Any cash or Qualified Letter of Credit deposited with Administrative Agent pursuant to this Section shall constitute additional collateral for the Indebtedness, and Administrative Agent shall have the right at any time after the occurrence and during the continuance of an Event of Default to apply the same (x) to discharge the obligations under this Section 3.1 when they become due and/or (y) to the payment of the Indebtedness in the order and amounts provided for in Section 11.4. Any collateral held by Administrative Agent pursuant to this Section at the time of payment in full of the Indebtedness shall be promptly returned to Borrower after the Indebtedness has been paid in full. 60

Section 3.2 Use and Application of Net Proceeds. The following provisions shall apply in connection with the Restoration of the Project: (1) If the Net Proceeds shall be less than the Threshold Amount and the costs of completing the Restoration shall be less than Threshold Amount, the Net Proceeds will be disbursed by Administrative Agent to Borrower upon receipt, provided that (a) no Event of Default has occurred and is continuing and (b) Borrower delivers to Administrative Agent a written undertaking to expeditiously commence and to satisfactorily complete with due diligence the Restoration in accordance with the terms of this Agreement. (2) If the Net Proceeds are equal to or greater than Threshold Amount or the costs of completing the Restoration are equal to or greater than Threshold Amount, Administrative Agent shall make the Net Proceeds available for the Restoration in accordance with the provisions of this Section 3.2(2). The term “Net Proceeds” shall mean: (i) the net amount of all insurance proceeds received by Administrative Agent pursuant to Section 3.1(1)(d), (f) and (h) as a result of such damage or destruction, after deduction of its reasonable out-of-pocket costs and expenses (including, but not limited to, reasonable counsel fees), if any, in collecting same (“Insurance Proceeds”), or (ii) the net amount of the Award, after deduction of its reasonable costs and expenses (including, but not limited to, reasonable counsel fees), if any, in collecting same (“Condemnation Proceeds”), whichever the case may be. (a) The Net Proceeds shall be made available to Borrower for Restoration provided that each of the following conditions are met: (i) no Event of Default shall have occurred and be continuing; (ii) (1) in the event the Net Proceeds are Insurance Proceeds, less than fifty percent (50%) of the total floor area of the Improvements has been damaged, destroyed or rendered unusable as a result of such Casualty or (2) in the event the Net Proceeds are Condemnation Proceeds, less than ten percent (10%) of the land constituting the Project is taken, and such Condemnation does not make it impracticable, in Administrative Agent’s reasonable judgment, after restoration, to operate the Project as an economically viable whole; (iii) At least sixty percent (60%) of the total rentable space in the Project which has been demised under Leases in effect as of the date of such Casualty or Condemnation, as applicable (determined by reference to the total rentable space at the Project at the time of such Casualty or Condemnation, as applicable) shall remain in full force and effect during and after the completion of the Restoration, notwithstanding the occurrence of any such Casualty or Condemnation, as applicable; 61

(iv) Borrower shall commence the Restoration as soon as reasonably practicable and shall diligently pursue the same to satisfactory completion in compliance in all material respects with all applicable laws, including, without limitation, all applicable Environmental Laws; (v) Administrative Agent shall be reasonably satisfied that any operating deficits, including all scheduled payments of interest under the Notes, which will be incurred with respect to the Project as a result of the occurrence of any such Casualty or Condemnation, whichever the case may be, will be covered out of (1) the Net Proceeds, (2) the insurance coverage referred to in Section 3.1(1)(g), or (3) by other funds of Borrower or an Affiliate thereof; (vi) Administrative Agent shall be reasonably satisfied that the Restoration will be substantially completed so that the tenants can legally and physically occupy their space within ninety (90) days prior to the Maturity Date; (vii) the Project and the use thereof after the Restoration will be in compliance, in all material respects, with and permitted under, all applicable laws; (viii) Administrative Agent shall be reasonably satisfied that the Debt Service Coverage Ratio after the completion of the Restoration shall be equal to or greater than the lesser of (x) the Required DSCR and (y) the Debt Service Coverage Ratio immediately prior to the Casualty or Condemnation, as applicable; provided, however, that if such Debt Service Coverage Ratio shall be less than the Debt Service Coverage Ratio required pursuant to this clause (viii), Borrower shall be entitled to satisfy the requirement of this clause (viii) by either (at Borrower’s option) (a) making a payment in reduction of the outstanding principal amount of the Loans in such amount as shall cause such Debt Service Coverage Ratio to equal the required amount or (b) depositing with Administrative Agent cash or a Qualified Letter of Credit in such amount as shall cause such Debt Service Coverage Ratio to equal the required amount (after taking into account the amount of such Additional Collateral). Any collateral deposited with Administrative Agent pursuant to clause (b) above shall be deemed Additional Collateral. All calculations to be made under this clause (viii) shall be made by Administrative Agent reasonably and in good faith and shall be conclusive and binding on Borrower so long as the same are made in accordance with the terms of this Agreement. If any Additional Collateral is provided to Administrative Agent pursuant to clause (b) above, and after the completion of the Restoration for at least two (2) consecutive calendar quarters the Debt Service Coverage Ratio shall be equal to or greater than the lesser of (x) the Required DSCR and (y) the Debt Service Coverage Ratio immediately prior to the Casualty or Condemnation, as applicable, without taking into account the Additional 62

Collateral then held by Administrative Agent pursuant to clause (b) above, then Administrative Agent shall release such Additional Collateral to Borrower within ten (10) days after Borrower’s written request therefor and Administrative Agent’s confirmation of the satisfaction of Borrower’s compliance with such condition, provided that no Event of Default then exists and except to the extent such Additional Collateral constitutes Restricted Collateral. (ix) such Casualty or Condemnation, as applicable, does not result in the total and permanent (following the Restoration) loss of access to the Project or the related improvements; (x) Borrower shall deliver, or cause to be delivered, to Administrative Agent a signed detailed budget approved in writing by Borrower’s architect or engineer stating the entire cost of completing the Restoration, which budget shall be reasonably acceptable to Administrative Agent; (xi) the Net Proceeds together with any cash or Qualified Letter of Credit deposited by Borrower with Administrative Agent pursuant to Section 3.2(2)(f) are sufficient in Administrative Agent’s reasonable discretion to cover the cost of the Restoration; and (xii) the Management Agreement in effect as of the date of the occurrence of such Casualty or Condemnation, whichever the case may be, shall (1) remain in full force and effect during the Restoration and shall not otherwise terminate as a result of the Casualty or Condemnation or the Restoration or (2) if terminated, shall have been replaced with a replacement Management Agreement with a new Manager satisfying the requirements of Section 9.3, prior to the opening or reopening of the Project or any portion thereof for business with the public. (b) The Net Proceeds shall be held by Administrative Agent (with any interest earned on such proceeds to be available to Borrower to the same extent as Net Proceeds are made available pursuant to the terms of this Section 3.2) and, until disbursed in accordance with the provisions of this Section 3.2, shall constitute additional security for the Loans and other obligations under the Loan Documents. The Net Proceeds shall be disbursed by Administrative Agent to, or as directed by, Borrower from time to time during the course of the Restoration, upon receipt of evidence reasonably satisfactory to Administrative Agent that (A) all materials installed and work and labor performed (except to the extent that they are to be paid for out of the requested disbursement) in connection with the Restoration have been paid for in full (less Casualty Retainage), and (B) there exist no notices of pendency, stop orders, mechanic’s or materialman’s liens or notices of intention to file same, or any other Liens or encumbrances of any nature whatsoever on the Project which have not either been fully bonded to the reasonable satisfaction of Administrative Agent and discharged of record or in the 63 alternative fully insured to the reasonable satisfaction of Administrative Agent by the Title Company. (c) All plans and specifications required in connection with the Restoration, the cost of which is greater than the Threshold Amount, shall be subject to prior review and acceptance (which shall not be unreasonably withheld, conditioned or delayed) in all material respects by Administrative Agent and by an independent consulting engineer selected by Administrative Agent (the “Casualty Consultant”). After the occurrence and during the continuance of any Event of Default, Administrative Agent shall have the use of the plans and specifications and all permits, licenses and approvals required or obtained in connection with the Restoration. The identity of the contractors, subcontractors and materialmen engaged in the Restoration, the cost of which is greater than the Threshold Amount, as well as the contracts under which they have been engaged, shall be subject to prior review and acceptance (which shall not be unreasonably withheld, conditioned or delayed) by Administrative Agent and the Casualty Consultant. All reasonable out-of-pocket costs and expenses incurred by Administrative Agent in connection with making the Net Proceeds available for the Restoration, including, without limitation, reasonable counsel fees and disbursements and the Casualty Consultant’s fees, shall be paid by Borrower. (d) In no event shall Administrative Agent be obligated to make disbursements of the Net Proceeds in excess of an amount equal to the costs actually incurred from time to time for work in place as part of the Restoration, as certified by the Casualty Consultant, minus the Casualty Retainage. The term “Casualty Retainage” shall mean an amount equal to ten percent (10%) of the costs actually incurred for work in place as part of the Restoration, as certified by the Casualty Consultant, until the Restoration has been completed. The Casualty Retainage shall in no event, and notwithstanding anything to the contrary set forth above in this Section 3.2(2), be less than the amount actually held back by Borrower from contractors, subcontractors and materialmen engaged in the Restoration (but shall not be duplicative of such amounts actually held back by Borrower). The Casualty Retainage shall not be released until the Casualty Consultant certifies to Administrative Agent that the Restoration has been completed in accordance with the provisions of this Section 3.2 and that all approvals necessary for the re-occupancy and use of the Project have been obtained from all appropriate Governmental Authorities, and Administrative Agent receives evidence reasonably satisfactory to Administrative Agent that the costs of the Restoration have been paid in full or will be paid in full out of the Casualty Retainage; provided, however, that Administrative Agent will release the portion of the Casualty Retainage being held with respect to any contractor, subcontractor or materialman engaged in the Restoration as of the date upon which the Casualty Consultant certifies to Administrative Agent that the contractor, subcontractor or materialman has satisfactorily completed all work and has supplied all materials in accordance with the provisions of the contractor’s, subcontractor’s or materialman’s contract, the contractor, subcontractor or materialman delivers the lien waivers and evidence of payment in full of all sums 64 due to the contractor, subcontractor or materialman as may be reasonably requested by Administrative Agent or by the Title Company, and receives an endorsement to the Title Policy insuring the continued priority of the Lien of the Mortgage and evidence of payment of any premium payable for such endorsement. If required by Administrative Agent, the release of any such portion of the Casualty Retainage shall be approved by the surety company, if any, which has issued a payment or performance bond with respect to the contractor, subcontractor or materialman. (e) Administrative Agent shall not be obligated to make disbursements of the Net Proceeds more frequently than once every calendar month. (f) If at any time the Net Proceeds or the undisbursed balance thereof shall not, in the reasonable opinion of Administrative Agent, in consultation with the Casualty Consultant, if any, be sufficient to pay in full the balance of the costs which are reasonably estimated by the Casualty Consultant to be incurred in connection with the completion of the Restoration, Borrower shall deposit the deficiency (the “Net Proceeds Deficiency”), either in cash or a Qualified Letter of Credit or a Qualified Guaranty, with Administrative Agent before any further disbursement of the Net Proceeds shall be made. Any Net Proceeds Deficiency deposited with Administrative Agent shall be held by Administrative Agent (with any interest earned thereon to be available to Borrower to the same extent as the Net Proceeds Deficiency is made available pursuant to the terms of this Section 3.2) and shall be disbursed for costs actually incurred in connection with the Restoration on the same conditions applicable to the disbursement of the Net Proceeds, and until so disbursed pursuant to this Section 3.2 shall constitute additional security for the Loans and other obligations under the Loan Documents. (g) The excess, if any, of the Net Proceeds and the remaining balance, if any, of the Net Proceeds Deficiency deposited with Administrative Agent after the Casualty Consultant certifies to Administrative Agent that the Restoration has been completed in accordance with the provisions of this Section 3.2 and the receipt by Administrative Agent of evidence reasonably satisfactory to Administrative Agent that all costs incurred in connection with the Restoration have been paid in full, shall be remitted by Administrative Agent to Borrower, provided no Event of Default shall have occurred and shall be continuing. Without limitation of the foregoing, any remaining Net Proceeds Deficiency deposited with Administrative Agent pursuant this Section 3.2 shall be promptly returned to Borrower after the Indebtedness has been paid in full. (3) All Net Proceeds not required (i) to be made available for the Restoration or (ii) to be returned to Borrower as excess Net Proceeds pursuant to Section 3.2(2)(g) may be retained and applied by Administrative Agent toward the payment of the Loans (without any prepayment premium) whether or not then due and payable in the order and amounts provided for in Section 11.4, or, at the sole and absolute discretion of Administrative Agent, the same may be paid, either in whole or in part, to Borrower for 65 such purposes as Administrative Agent shall approve, in its sole and absolute discretion. If Administrative Agent shall be entitled to apply excess Net Proceeds toward the payment of the Loans, Administrative Agent shall not unreasonably withhold its consent to any request from Borrower to delay such payment of the Loans until the expiration of a then existing Interest Period, provided that no Event of Default then exists. If Administrative Agent shall receive and retain Net Proceeds, the Lien of the Mortgage shall be reduced only by the amount thereof received and retained by Administrative Agent and actually applied by Administrative Agent in reduction of the Loans. (4) Notwithstanding anything to the contrary contained herein, the provisions of this Section 3.2 are subject to the provisions of the Condominium Documents governing applications of insurance proceeds. Section 3.3 Casualty and Condemnation. (a) If the Project shall be damaged or destroyed, in whole or in part, by fire or other casualty (a “Casualty”), Borrower shall give prompt notice of such damage to Administrative Agent and shall promptly commence and diligently prosecute the completion of the Restoration of the Project. Borrower shall pay all costs of such Restoration whether or not such costs are covered by insurance (provided that, if Net Proceeds are required to be made available to Borrower for Restoration pursuant to the terms of Section 3.2, they are made available to Borrower for Restoration). Administrative Agent may, but shall not be obligated to, make proof of loss if not made diligently by Borrower. (b) Borrower shall promptly give Administrative Agent notice of the actual or threatened (in writing) commencement of any proceeding for the Condemnation of all or any part of the Project and shall deliver to Administrative Agent copies of any and all papers served in connection with such proceedings. Administrative Agent may participate in any such proceedings if the amount of Condemnation Proceeds is reasonably expected to exceed the Threshold Amount, and Borrower shall, from time to time, deliver to Administrative Agent all instruments reasonably requested by it to permit such participation. Borrower shall, at its expense, diligently prosecute any such proceedings, and shall consult with Administrative Agent, its attorneys and experts, and cooperate with them in the carrying on or defense of any such proceedings. Notwithstanding any taking by any public or quasi public authority through Condemnation or otherwise (including, but not limited to, any transfer made in lieu of or in anticipation of the exercise of such taking), Borrower shall continue to pay the Loans at the time and in the manner provided for its payment in the Notes and in this Agreement and the Loans shall not be reduced until any Award shall have been actually received and applied by Administrative Agent, after the deduction of reasonable out-of-pocket expenses of collection, to the reduction or discharge of the Loans. Administrative Agent and the Lenders shall not be limited to the interest paid on the Award by the condemning authority but shall be entitled to receive out of the Award interest at the rate or rates provided herein or in the Notes. If the Project or any portion thereof is taken by a condemning authority, Borrower shall, promptly commence and diligently prosecute the Restoration of the Project and otherwise comply with the provisions of Section 3.2. If the Project is sold through a foreclosure or similar proceeding prior to the receipt by Administrative Agent of the Award, Administrative Agent shall have the right, 66 whether or not a deficiency judgment on the Notes shall have been sought, recovered or denied, to receive the Award, or a portion thereof sufficient to pay the Loans. ARTICLE 4 CASH MANAGEMENT Section 4.1 Restricted Account. (1) Establishment of Restricted Account. Pursuant to the Restricted Account Agreement, Borrower shall establish and maintain at all times one or more Eligible Accounts (collectively, the “Restricted Account”) at The Bank of New York Mellon Trust Company, N.A. or at such other Eligible Bank as shall be selected from time to time by Borrower and reasonably approved by Administrative Agent, which approval shall not be unreasonably withheld, delayed or conditioned unless an Event of Default then exists (the “Restricted Account Bank”). The Restricted Account shall be in the name of Borrower for the benefit of Administrative Agent, on behalf of the Lenders, provided that Borrower shall be the owner of all funds on deposit in such accounts for federal and applicable state and local tax purposes and the Restricted Account shall be assigned the tax identification number of Borrower. (2) Control of Restricted Account. The Restricted Account shall be under the sole and exclusive dominion and control of Administrative Agent and, except as may be expressly permitted by Administrative Agent pursuant to the Restricted Account Agreement, neither Borrower, Manager nor any other party claiming on behalf of, or through, Borrower or Manager shall have any right to transfer, withdraw, access or otherwise direct the disposition of funds on deposit in the Restricted Account or have any other right or power with respect to the Restricted Account. (3) Restricted Account Bank’s Fees. Borrower agrees to timely pay the customary fees and expenses of the Restricted Account Bank in connection with the Restricted Account, as such fees and expenses are established from time to time. (4) Deposits. Borrower shall, or shall cause Manager to, deposit all Rents and other Operating Revenues into the Restricted Account immediately upon receipt. Borrower shall send a notice, substantially in the form of Exhibit E, to all tenants under Existing Leases on the Closing Date, and to all tenants under future Leases simultaneously with the execution of such Leases, in each case directing tenants to pay all Rents and other sums due under their Leases directly into the Restricted Account. Until deposited into the Restricted Account, any Rents and other Operating Revenues held by Borrower or Manager shall be deemed to be collateral for the Loans and shall be held in trust by them for the benefit of Administrative Agent (on behalf of the Lenders) and shall not be commingled with any other funds or property of Borrower. Any and all income accruing on the Restricted Account shall be periodically added to the principal amount on deposit in the Restricted Account and shall be held, disbursed and applied in the same manner as the other amounts on deposit therein in accordance with the terms of this Agreement. (5) Disbursements. So long as Administrative Agent shall not notify Restricted Account Bank that a Cash Management Period is in effect, the Restricted Account Bank shall transfer on 67 each Business Day all available funds then on deposit in the Restricted Account to the Borrower Account, as provided in the Restricted Account Agreement. If, however, Administrative Agent shall notify Restricted Account Bank that a Cash Management Period is in effect, Restricted Account Bank shall transfer on each Business Day all available funds then on deposit in the Restricted Account to the Cash Management Account, as provided in the Restricted Account Agreement. Section 4.2 Cash Management Account. (1) Establishment of Cash Management Account. Borrower shall establish and maintain at all times at The Bank of New York Mellon Trust Company, N.A., or at such other Eligible Bank as shall be selected from time to time by Borrower and reasonably approved by Administrative Agent, which approval shall not be unreasonably withheld, delayed or conditioned unless an Event of Default then exists (in such capacity, the “Cash Management Bank”), an Eligible Account from and after the commencement of a Cash Management Period (the “Cash Management Account”). The Cash Management Account shall be in the name of Borrower for the benefit of Administrative Agent, on behalf of the Lenders, provided that Borrower shall be the owner of all funds on deposit in such accounts for federal and applicable state and local tax purposes and the Cash Management Account shall be assigned the tax identification number of Borrower. (2) Control of Cash Management Account. The Cash Management Account (including all Subaccounts) shall be under the sole and exclusive dominion and control of Administrative Agent and neither Borrower, Manager nor any other party claiming on behalf of, or through, Borrower or Manager shall have any right to transfer, withdraw, access or otherwise direct the disposition of funds on deposit in the Cash Management Account or have any other right or power with respect to the Cash Management Account. (3) Deposits. All amounts deposited into the Cash Management Account (including the Subaccounts) shall be collectively referred to herein as the “Cash Management Reserve Fund”. Any and all income accruing on the Cash Management Account shall be periodically added to the principal amount on deposit in the Cash Management Account and shall be held, disbursed and applied in the same manner as the other amounts on deposit therein in accordance with the terms of this Agreement. (4) Intentionally Omitted. (5) Intentionally Omitted. (6) Withdrawals from Subaccounts. Administrative Agent shall disburse funds in the applicable Subaccounts set forth below as follows: (a) Disbursements from the Tax Reserve Account. Administrative Agent shall disburse funds on deposit in the Tax Reserve Account for the payment of Property Taxes in accordance with Section 9.2(2); 68

(b) Disbursements from the Insurance Reserve Account. Administrative Agent shall disburse funds on deposit in the Insurance Reserve Account for the payment of insurance premiums in accordance with Section 3.1(8); (c) Disbursements from the Condominium Charges Reserve Account. Administrative Agent shall disburse funds on deposit in the Condominium Charges Reserve Account for the payment of Condominium Charges in accordance with Section 9.28; and (d) Disbursements from the Debt Service Reserve Account. Administrative Agent shall disburse funds on deposit in the Debt Service Reserve Account to Administrative Agent and/or the Lenders, as applicable, on each Payment Date for the payment of the Monthly Debt Service Amount, any interest accruing at the Default Rate then due and payable, and any costs, fees and expenses due and payable to Administrative Agent and/or the Lenders pursuant to the Loan Documents. (7) Rights on Event of Default. Notwithstanding anything in this Agreement to the contrary, upon the occurrence and during the continuance of an Event of Default, Administrative Agent, at its option, may from time to time, without notice to Borrower (except as may be required by applicable law), withdraw all of the Cash Management Reserve Funds and apply such funds to payment of the Indebtedness in the order and amounts provided for in Section 11.4. Administrative Agent’s right to withdraw and apply such funds shall be in addition to all other rights and remedies provided to Administrative Agent on behalf of the Lenders under the Loan Documents or applicable law. (8) Release. Any and all funds held in the Cash Management Reserve Fund (including the Subaccounts) and not applied as provided subsections (6) and (7) above, excluding any such funds which constitute Restricted Collateral, shall be released to Borrower promptly after the date on which a Cash Management Period shall no longer exist. In addition, any and all funds held in the Cash Management Reserve Fund (including the Subaccounts) and not applied as provided subsections (6) and (7) above at the time of payment in full of the Indebtedness shall be released to Borrower promptly after the Indebtedness has been paid in full. (9) Borrower Not Released. Nothing in this Article 4 shall limit, reduce or otherwise affect Borrower’s obligations to make payments of the monthly interest payment and, if applicable, principal payment then due under the Notes. Section 4.3 Reserve Funds and Security Accounts Generally. (1) Grant of Security Interest. Borrower hereby grants a perfected first priority security interest in favor of Administrative Agent for the ratable benefit of the Lenders in the Restricted Account, the Cash Management Account (including all Subaccounts) and the Cash Management Reserve Fund and all financial assets and other property and sums at any time held, deposited or invested therein, and all security entitlements and investment property relating thereto, together with any interest or other earnings thereon, and all proceeds thereof, whether accounts, general intangibles, chattel paper, deposit accounts, instruments, documents or securities (collectively, “Reserve Account Collateral”), together with all rights of a secured party with respect thereto 69

(even if no further documentation is requested by Administrative Agent or the Lenders or executed by Borrower). (2) Borrower covenants and agrees: (A) to do all acts that may be reasonably necessary to maintain, preserve and protect Reserve Account Collateral; (B) to pay promptly when due, all material taxes, assessments, charges, encumbrances and liens now or hereafter imposed upon or affecting any Reserve Account Collateral (provided that Borrower shall be permitted to contest any such taxes and assessments, subject to compliance with the general requirements of Section 9.2(1) as applicable to such taxes and assessments); (C) to appear in and defend any action or proceeding which may materially and adversely affect Borrower’s title to or Administrative Agent’s interest in the Reserve Account Collateral; (D) other than to Administrative Agent pursuant to this Agreement, not to transfer, assign, sell, surrender, encumber, mortgage, hypothecate, or otherwise dispose of any of the Reserve Account Collateral or rights or interests therein, and to keep the Reserve Account Collateral free of all levies and security interests or other liens or charges except the security interest in favor of Administrative Agent granted hereunder; (E) to account fully for and promptly deliver to Administrative Agent, in the form received, all documents, chattel paper, instruments and agreements constituting the Reserve Account Collateral hereunder, endorsed to Administrative Agent or in blank, as requested by Administrative Agent, and accompanied by such powers as appropriate and until so delivered all such documents, instruments, agreements and proceeds shall be held by Borrower in trust for Administrative Agent, separate from all other property of Borrower; and (F) from time to time upon request by Administrative Agent, to furnish such further assurances of Borrower’s title with respect to the Reserve Account Collateral, execute such written agreements, or do such other acts, all as may be reasonably necessary to effectuate the purposes of this agreement or as may be required by law, or in order to perfect or continue the first-priority lien and security interest of Administrative Agent in the Reserve Account Collateral. Section 4.4 Intentionally Omitted. Section 4.5 Excess Cash Flow; Excess Cash Flow Sweep Account. (a) The Borrower and the Administrative Agent acknowledge and agree that, as of the Omnibus Amendment Date, the Excess Cash Flow Sweep Account has a balance of $7,405,116.69 (the “August 2020 ECFSA Balance”). All amounts in the Excess Cash Flow Sweep Account, including the August 2020 ECFSA Balance, shall be deemed Additional 70

Collateral. Provided no Event of Default has occurred, the Administrative Agent shall release portions of the August 2020 ECFSA Balance (but not more frequently than once per month) for application towards August 2020 Existing Lease Obligations to the extent Excess Cash Flow for such month is insufficient to pay the same, within ten (10) days after the Borrower’s written request therefor and the Administrative Agent’s receipt and approval of documentation evidencing the costs and expenses included in such request. In the event any portion of the August 2020 ECFSA Balance remains in the Excess Cash Flow Sweep Account after all August 2020 Existing Lease Obligations have been satisfied and paid in full or, in the Administrative Agent’s reasonable judgment, are fully reserved for in the Excess Cash Flow Sweep Account, such remaining portion of the August 2020 ECFSA Balance shall be available for application towards any Leasing Costs Guaranteed Obligations and otherwise in compliance with the terms and procedures of this Section 4.5(a). (b) Upon the occurrence and during the continuation of an Event of Default and without limiting Section 4.1(5), the Borrower shall immediately deposit all then existing Excess Cash Flow into the Excess Cash Flow Sweep Account. All amounts so deposited into the Excess Cash Flow Sweep Account shall be deemed Additional Collateral. (c) Any Additional Collateral held by the Administrative Agent pursuant to this Section 4.5 at the time of payment in full of the Indebtedness shall be promptly returned to the Borrower after the Indebtedness has been paid in full. ARTICLE 5 ENVIRONMENTAL MATTERS Section 5.1 Certain Definitions. As used herein, the following terms have the meanings indicated: (1) “Environmental Claim” means, with respect to any Person, any written notice, notification, claim, administrative, regulatory or judicial action, suit, judgment, demand or other written communication by any Person or Governmental Authority alleging or asserting liability with respect to Borrower or the Project, whether for damages, contribution, indemnification, cost recovery, compensation, injunctive relief, investigatory, response, remediation, damages to natural resources, personal injuries, fines or penalties arising out of, based on or resulting from (i) the presence, use or release into the environment of any Hazardous Materials originating at or from, or otherwise affecting, the Project or (ii) any fact, circumstance, condition or occurrence forming the basis of any violation, or alleged violation, of any Environmental Law by Borrower. (2) “Environmental Laws” means any federal, state or local law (whether imposed by statute, or administrative or judicial order, or common law), now or hereafter enacted, governing health, safety, industrial hygiene, the environment or natural resources, or Hazardous Materials, including, such laws governing or regulating the use, 71 generation, storage, removal, recovery, treatment, handling, transport, disposal, control, discharge of, or exposure to, Hazardous Materials. (3) “Environmental Liens” has the meaning assigned to such term in Section 5.3(4). (4) “Environmental Loss” means any losses, damages, costs, fees, expenses, claims, suits, judgments, awards, liabilities (including but not limited to strict liabilities), obligations, debts, diminutions in value, fines, penalties, charges, costs of remediation (whether or not performed voluntarily), amounts paid in settlement, litigation costs, reasonable attorneys’ fees and expenses, engineers’ fees, environmental consultants’ fees, and investigation costs (including but not limited to costs for sampling, testing and analysis of soil, water, air, building materials, and other materials and substances whether solid, liquid or gas), but excluding lost profits or consequential damages, of whatever kind or nature, and whether or not incurred in connection with any judicial or administrative proceedings, actions, claims, suits, judgments or awards, relating to Hazardous Materials, Environmental Claims, Environmental Liens and violation of Environmental Laws. (5) “Hazardous Materials” means (a) petroleum or chemical products, whether in liquid, solid, or gaseous form, or any fraction or by-product thereof, (b) asbestos or asbestos-containing materials, (c) polychlorinated biphenyls (pcbs), (d) radon gas, (e) underground storage tanks, (f) any explosive or radioactive substances, (g) lead or lead-based paint, or (h) any other substance, material, waste or mixture which is or shall be listed, defined, or otherwise determined by any Governmental Authority to be hazardous, toxic, dangerous or otherwise regulated, controlled or giving rise to liability under any Environmental Laws. Section 5.2 Representations and Warranties on Environmental Matters. Borrower represents and warrants to Administrative Agent and the Lenders that, to Borrower’s knowledge, except as set forth in the Site Assessment, (1) no Hazardous Material is now or was formerly used, stored, generated, manufactured, installed, treated, discharged, disposed of or otherwise present at or about the Project or any property adjacent to the Project (except for De Minimis Amounts), (2) all material permits, licenses, approvals and filings required by Environmental Laws have been obtained, and the use, operation and condition of the Project do not, and did not previously, violate any Environmental Laws in any material respect, (3) no outstanding civil, criminal or administrative action, suit, claim, hearing, investigation or proceeding has been brought against Borrower or a prior owner of the Project or (to Borrower’s knowledge) been threatened, nor have any settlements been reached by Borrower or a prior owner of the Project that remain unpaid, nor have any outstanding Liens been imposed on the Project, in each case concerning Hazardous Materials or Environmental Laws and (4) no underground storage tanks exist at the Project. 72

Section 5.3 Covenants on Environmental Matters. (1) Borrower shall (a) subject to Borrower’s right to contest pursuant to Section 9.4, comply strictly and in all material respects with applicable Environmental Laws; (b) notify Administrative Agent immediately upon Borrower’s discovery of any spill, discharge, release or presence of any Hazardous Material at, upon, under, within, contiguous to or otherwise affecting the Project which would reasonably be expected to lead to an Environmental Claim against Borrower, Administrative Agent or any of the Lenders; (c) promptly remove such Hazardous Materials and remediate the Project in compliance in all material respects with Environmental Laws (subject to Borrower’s right to contest pursuant to Section 9.4); and (d) promptly forward to Administrative Agent copies of all orders, notices, permits, applications or other written communications and reports received by Borrower in connection with any spill, discharge, release or the presence of any Hazardous Material at the Project or the violation of Environmental Laws by Borrower which would reasonably be expected to lead to an Environmental Claim against Borrower, Administrative Agent or any of the Lenders. (2) Borrower shall not cause, shall prohibit any other Person within the Control of Borrower from causing, and shall use prudent, commercially reasonable efforts to prohibit other Persons (including tenants) from causing, (a) any spill, discharge or release, or the use, storage, generation, manufacture, installation, or disposal, of any Hazardous Materials at, upon, under, within or about the Project or the transportation of any Hazardous Materials to or from the Project (except for De Minimis Amounts) or (b) any underground storage tanks to be installed at the Project. (3) Borrower shall provide to Administrative Agent, a Site Assessment as may be required pursuant to the terms of Section 5(a) of the Environmental Indemnity. (4) Environmental Notices. Borrower shall promptly provide notice to Administrative Agent of: (a) all Environmental Claims asserted or threatened in writing against Borrower or the Project, or any other party occupying the Project or any portion thereof (to the extent the same is related to such other party’s activities at the Project), which, in all such cases, become known to Borrower; (b) the discovery by Borrower of any occurrence or condition on the Project or on any real property adjoining or in the vicinity of the Project which would reasonably be expected to lead to an Environmental Claim against Borrower, Administrative Agent or any of the Lenders; (c) the commencement or completion of any remediation at the Project; and (d) any Lien or other encumbrance imposed on the Project pursuant to any Environmental Law (an “Environmental Lien”). 73

In connection therewith, Borrower shall transmit to Administrative Agent copies of any citations, orders, notices or other written communications received by Borrower from any Person and any notices, reports or other written communications submitted by Borrower to any Governmental Authority with respect to the matters described above. Section 5.4 Allocation of Risks and Indemnity. As between Borrower, Administrative Agent and the Lenders, all risk of loss associated with non-compliance with Environmental Laws, or with the presence of any Hazardous Material at, upon, within, contiguous to or otherwise affecting the Project, shall lie solely with Borrower. Accordingly, Borrower shall bear all risks and costs associated with any Environmental Loss, damage or liability therefrom, including all costs of removal of Hazardous Materials or other remediation required by this Agreement or any of the other Loan Documents or by law. Borrower shall indemnify, defend and hold Administrative Agent and the Lenders harmless from and against all loss, liabilities, damages, claims, costs and expenses (including reasonable costs of defense) arising out of or associated, in any way, with the non-compliance with Environmental Laws, or the existence of Hazardous Materials in, on, or about the Project, or a breach of any representation, warranty or covenant contained in this Article 5, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law, including those arising from the joint, concurrent, or comparative negligence of Administrative Agent and the Lenders; provided, however, Borrower shall not be liable under such indemnification to the extent such loss, liability, damage, claim, cost or expense (i) is caused or created by Administrative Agent’s or any Lender’s gross negligence or willful misconduct (ii) arises from events or conditions first occurring after Administrative Agent or any of the Lenders acquires title to the Project and which (a) were not at all undertaken, caused, contributed to, authorized or permitted by Borrower, Guarantor or their respective Affiliates (including any of their respective employees, agents, contractors, subcontractors, tenants and invitees) and (b) do not relate and are not attributable to any conduct occurring or conditions existing at the Project prior to such acquisition of title. Borrower’s obligations under this Section 5.4 (x) shall arise upon the discovery of the presence of any Hazardous Material, whether or not any Governmental Authority has taken or threatened any action in connection with the presence of any Hazardous Material, and whether or not the existence of any such Hazardous Material or potential liability on account thereof is disclosed in the Site Assessment and (y) shall continue notwithstanding the repayment of the Loans or any transfer or sale of any right, title and interest in the Project (by foreclosure, deed in lieu of foreclosure or otherwise); provided, however, that if the Loans are repaid in full or Administrative Agent or any of the Lenders or any of their designees or a purchaser at a foreclosure sale obtains title to the Project (by foreclosure, deed in lieu of foreclosure or otherwise), Borrower’s obligations under this Section 5.4 shall terminate upon the earlier of (A) the date that Borrower delivers a new Site Assessment indicating that the Project is free and clear of all Hazardous Materials (except for any Hazardous Materials (1) to the extent disclosed pursuant to the Site Assessment delivered to Administrative Agent in connection with the closing of the Loans or (2) introduced at the Project as a result of Administrative Agent’s or any Lender’s gross negligence or willful misconduct) and (B) the date that is five (5) years after the date of such repayment or acquisition of title to the Project, provided that Borrower’s obligations under this Section 5.4 shall survive as to any claims, 74 actions, litigation or other proceedings that are then pending or subject to further appeal as of such fifth anniversary. Section 5.5 No Waiver. Notwithstanding any provision in this Article 5 or elsewhere in the Loan Documents, or any rights or remedies granted by the Loan Documents, Administrative Agent and the Lenders do not waive and expressly reserve all rights and benefits now or hereafter accruing to Administrative Agent and/or any Lenders under the “security interest” or “secured creditor” exception under applicable Environmental Laws, as the same may be amended. No action taken by Administrative Agent and/or any Lender pursuant to the Loan Documents shall be deemed or construed to be a waiver or relinquishment of any such rights or benefits under the “security interest exception”. ARTICLE 6 LEASING MATTERS Section 6.1 Representations and Warranties on Leases. Borrower represents and warrants to Administrative Agent and the Lenders with respect to Leases that, except as described in the rent roll or the tenant estoppel certificates delivered to Administrative Agent in connection with the closing of the Loans: (1) to Borrower’s knowledge, the rent roll delivered to Administrative Agent is true and correct in all material respects, and the Leases are valid and in and full force and effect; (2) the Leases are in writing, and there are no oral agreements with respect thereto; (3) the copies of the Leases delivered to Administrative Agent are true and complete in all material respects; (4) to Borrower’s knowledge, neither the landlord nor any tenant is in default under any of the Leases in any material respect (other than a default by the tenant under the Lease with NYLC, LLC (the “LeCirque Lease)); (5) Borrower has no knowledge of any notice of termination or default with respect to any Lease (other than a notice of default given by Borrower to the tenant under the Le Cirque Lease); (6) Borrower has not assigned or pledged any of the Leases, the Rents or any interests therein except to Administrative Agent (on behalf of the Lenders) and except for such previous assignments as shall have been terminated; (7) no tenant or other party has an unexpired option (or right of first refusal) to purchase all or any portion of the Project; and (8) no tenant has prepaid more than one month’s rent in advance (excluding (i) security deposits and last month’s rent as are permitted by applicable law and are commercially reasonable in the prevailing market and (ii) other charges collected in accordance with the terms of the applicable Lease). Section 6.2 Approval Rights; Security Deposits. Schedule 2 attached hereto and incorporated by reference herein sets forth the approval rights of Administrative Agent with respect to Leases. Borrower shall hold, in trust, all tenant security deposits in a segregated account, and, to the extent required by applicable law, shall not commingle any such funds with any other funds of Borrower. Within ten (10) Business Days after Administrative Agent’s request, Borrower shall furnish to Administrative Agent a statement 75 of all tenant security deposits, and copies of all Leases not previously delivered to Administrative Agent, certified by Borrower as being true and correct. Section 6.3 Covenants. Borrower (1) shall promptly perform all of its obligations under the Leases, except to the extent such non-performance would not reasonably be expected to materially and adversely impact the value of, or income from, the Project; (2) shall enforce all of the obligations of tenants under the Leases, except to the extent the failure to enforce such obligations would not reasonably be expected to materially and adversely impact the value of, or income from, the Project; (3) shall promptly furnish to Administrative Agent any written notice of default or termination received by Borrower from any tenant, and any written notice of default or termination given by Borrower to any tenant; (4) shall not collect any rents for more than thirty (30) days in advance of the time when the same shall become due (excluding (i) security deposits and last month’s rent as are permitted by applicable law and are commercially reasonable in the prevailing market and (ii) other charges collected in accordance with the terms of the applicable Lease); (5) shall not enter into any ground lease or master lease of all or any part of the Project; and (6) shall not further assign or encumber any Lease. Section 6.4 Tenant Estoppels. At Administrative Agent’s reasonable request from time to time, Borrower shall use its commercially reasonable efforts to obtain and furnish to Administrative Agent written estoppels in form and substance reasonably satisfactory to Administrative Agent, executed by tenants under Leases in the Project and confirming the term, rent, and other provisions and matters relating to the Leases reasonably requested by Administrative Agent, provided that Administrative Agent shall not be permitted to request an estoppel from any tenant more than once in any twelve-month period (except during the continuance of an Event of Default). Section 6.5 Subordination, Non-Disturbance and Attornment Agreements. At Borrower’s request, Administrative Agent shall enter into subordination, non-disturbance and attornment agreements, substantially in the form of Exhibit D (except for such changes thereto as a tenant may reasonably request and Administrative Agent shall reasonably approve) or, in the case of a national retail tenant, in such tenant’s standard form of subordination, non-disturbance and attornment agreement, subject to Administrative Agent’s reasonable review and approval), with respect to any Permitted Lease. Borrower shall use commercially reasonable efforts to obtain from each tenant executing a Lease (or a modification or amendment to an existing Lease, unless the Administrative Agent is reasonably satisfied that an existing subordination, non-disturbance and attornment agreement with the Administrative Agent and the tenant in question applies to such modification or amendment) on or after the Omnibus Amendment Date a duly executed subordination, non-disturbance and attornment agreement substantially in the form of Exhibit D (except for such changes thereto as tenant may reasonably request and Administrative Agent shall reasonably approve) or, in the case of a national retail tenant, in such tenant’s standard form of subordination, non-disturbance and attornment agreement, subject to Administrative Agent’s reasonable review and approval. 76

ARTICLE 7 REPRESENTATIONS AND WARRANTIES Borrower represents and warrants to Administrative Agent and the Lenders that: Section 7.1 Organization and Power. Each of Borrower and Guarantor is duly organized, validly existing and in good standing under the laws of the state of its formation or existence, and is in compliance in all material respects with legal requirements applicable to doing business in the State, except, in the case of Guarantor, to the extent such non-compliance would not reasonably be expected to have a Material Adverse Effect. Borrower is not a “foreign person” within the meaning of § 1445(f)(3) of the Internal Revenue Code. Section 7.2 Validity of Loan Documents. The execution, delivery and performance by Borrower and Guarantor of the Loan Documents to which each is a party: (1) are duly authorized and do not require the consent or approval of any other party or Governmental Authority which has not been obtained; and (2) will not violate any law or result in the imposition of any Lien upon the assets of Borrower or Guarantor, except as contemplated by the Loan Documents. The Loan Documents to which each of Borrower and Guarantor are a party constitute the legal, valid and binding obligations of Borrower and Guarantor (as applicable), enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, or similar laws generally affecting the enforcement of creditors’ rights. Section 7.3 Liabilities; Litigation. (1) The financial statements delivered by Borrower and Guarantor are true and correct in all material respects as of the date of such financial statements. There has been no Material Adverse Change in the financial condition of Borrower since the date of such most recently delivered financial statements. There are no material liabilities (fixed or contingent) affecting the Project or Borrower except as disclosed in Borrower’s financial statements. Except as disclosed in such financial statements, there is no litigation, administrative proceeding, investigation or other legal action (including any proceeding under any state or federal bankruptcy or insolvency law) pending or, to the knowledge of Borrower, threatened, against the Project or Borrower which if adversely determined would have a Material Adverse Effect or is not otherwise covered by insurance. (2) Neither Borrower nor Guarantor is contemplating either the filing of a petition by it under state or federal bankruptcy or insolvency laws or the liquidation of all or a major portion of its assets or property, and Borrower does not have knowledge of any Person contemplating the filing of any such petition against Borrower or Guarantor. 77

Section 7.4 Taxes and Assessments. The Project is comprised of one or more parcels, each of which constitutes a separate tax lot and none of which constitutes a portion of any other tax lot. There are no pending or, to Borrower’s knowledge, proposed, special or other assessments for public improvements or otherwise affecting the Project, nor are there any contemplated improvements to the Project that may result in such special or other assessments. Section 7.5 Other Agreements; Defaults. Borrower is not a party to any agreement or instrument or subject to any court order, injunction, permit, or restriction which would cause a Material Adverse Effect. Borrower is not in violation of any agreement to which it is a party which violation would have a Material Adverse Effect. Section 7.6 Compliance with Law. (1) Borrower has all requisite material licenses, permits, franchises, qualifications, certificates of occupancy or other governmental authorizations to own, Lease and operate the Project and carry on its business, and the Project is in compliance in all material respects with all applicable legal requirements and is free of structural defects, and all building systems contained therein are in good working order, subject to ordinary wear and tear. The Project does not constitute, in whole or in part, a legally non-conforming use under applicable legal requirements; (2) No Condemnation has been commenced or, to Borrower’s knowledge, is contemplated with respect to all or any portion of the Project or for the relocation of roadways providing access to the Project; and (3) The Project has adequate rights of access to public ways and is served by adequate water, sewer, sanitary sewer and storm drain facilities. All public utilities necessary or convenient to the full use and enjoyment of the Project are located in the public right-of-way abutting the Project, and all such utilities are connected so as to serve the Project without passing over other property, except to the extent such other property is subject to a perpetual easement for such utility benefiting the Project. All roads necessary for the full utilization of the Project for its current purpose have been completed and dedicated to public use and accepted by all Governmental Authorities. Section 7.7 Location of Borrower. Borrower’s principal place of business and chief executive offices are located at the address stated in Section 12.1. Section 7.8 ERISA. Borrower has not established any pension plan for employees which would cause Borrower to be subject to ERISA. 78

Section 7.9 Margin Stock. No part of proceeds of the Loans will be used by Borrower for purchasing or acquiring any “margin stock” within the meaning of Regulations T, U or X of the Board of Governors of the Federal Reserve System. Section 7.10 Tax Filings. Borrower is a disregarded entity for tax purposes and has paid or made adequate provision for the payment of all federal, state and local taxes, charges and assessments payable by Borrower. Section 7.11 Solvency. The fair saleable value of Borrower’s assets exceeds and will, immediately following the making of the Loans, exceed Borrower’s total liabilities, including, without limitation, subordinated, unliquidated, disputed and contingent liabilities. The fair saleable value of Borrower’s assets is and will, immediately following the making of the Loans, be greater than Borrower’s probable liabilities, including the maximum amount of its contingent liabilities on its Debts as such Debts become absolute and matured. Borrower’s assets do not and, immediately following the making of the Loans will not, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. Borrower does not intend to, and does not believe that it will, incur Debts and liabilities (including contingent liabilities and other commitments) beyond its ability to pay such Debts as they mature (taking into account the timing and amounts of cash to be received by Borrower and the amounts to be payable on or in respect of obligations of Borrower). Section 7.12 Full and Accurate Disclosure. No statement of fact made by or on behalf of Borrower in this Agreement or in any of the other Loan Documents or in any certificate, statement or questionnaire delivered by Borrower in connection with the Loans contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained herein or therein not misleading. There is no fact presently known to Borrower which has not been disclosed to Administrative Agent which materially and adversely affects, nor would reasonably be expected to materially and adversely affect, the Project or the business, operations or financial condition of Borrower. Section 7.13 Management Agreements. The Management Agreements are the only management agreement to which Borrower is a party that are in effect with respect to the operation, management or leasing of the Project. The copy of each Management Agreement delivered to Administrative Agent is a true and correct copy, and such agreement has not been amended or modified. None of the parties to such agreement is in default under such agreement in any material respect. 79

Section 7.14 No Conflicts. The execution, delivery and performance of this Agreement and the other Loan Documents by Borrower will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any Lien (other than pursuant to the Loan Documents) upon any of the property or assets of Borrower pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, operating agreement or other agreement or instrument to which Borrower is a party or by which any of Borrower’s property or assets is subject, nor will such action result in any violation of the provisions of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over Borrower or any of Borrower’s properties or assets, and any consent, approval, authorization, order, registration or qualification of or with any court or any such regulatory authority or other governmental agency or body required for the execution, delivery and performance by Borrower of this Agreement or any other Loan Documents has been obtained and is in full force and effect. Section 7.15 Title. Borrower has good, marketable and insurable title to the Project, free and clear of all Liens whatsoever, except for the Permitted Encumbrances and such other Liens as are permitted pursuant to the Loan Documents. The Mortgage creates (and upon the recordation thereof and of any related financing statements there will be perfected) (1) a valid Lien on the Project, subject only to Permitted Encumbrances, and (2) security interests in and to, and collateral assignments of, all personality (including the Leases), all in accordance with the terms thereof, in each case subject only to any applicable Permitted Encumbrances and such other Liens as are permitted pursuant to the Loan Documents. There are no claims for payment for work, labor or materials affecting the Project which are or may become a Lien prior to, or of equal priority with, the Liens created by the Loan Documents. None of the Permitted Encumbrances, individually or in the aggregate, materially interfere with the benefits of the security intended to be provided by the Mortgage and this Agreement, or materially and adversely impair the use or operations of the Project or Borrower’s ability to pay its obligations in a timely manner. Section 7.16 Use of Project. The Project is being, and will continue to be, used exclusively for commercial, retail and rental and other appurtenant and related uses. Section 7.17 Flood Zone. No portion of the Improvements is located in an area identified by the Secretary of Housing and Urban Development or any successor thereto as an area having special flood hazards pursuant to the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973 or the National Flood Insurance Act of 1994, as amended, or any successor law. 80

Section 7.18 Insurance. Borrower has obtained and has delivered to Administrative Agent certificates of insurance reflecting the insurance coverages, amounts and other insurance requirements set forth in this Agreement. Borrower has not, and to Borrower’s knowledge, no Person has done, by act or omission, anything which would materially impair the coverage of any such Policy. Section 7.19 Certificate of Occupancy; Licenses. All certifications, permits, licenses and approvals, including without limitation, certificates of occupancy and/or temporary certificates of occupancy, required for the legal use, occupancy and operation of the Project as a commercial rental project (collectively, the “Licenses”) have been obtained and are in full force, except to the extent that such failure would not reasonably be expected to materially and adversely affect the use of, or operations at, the Project, and will continue to be maintained. It is acknowledged and agreed that the Project is being operated with a temporary certificate of occupancy, which Borrower shall cause to be maintained, renewed and/or extended on a timely basis from time to time and/or cause the issuance of a permanent certificate of occupancy for the use and occupancy of the Project in replacement thereof. The use being made of the Project is and shall be in conformity in all material respects with the certificates of occupancy issued for the Project from time to time. Section 7.20 Physical Condition. To Borrower’s knowledge and except as specifically disclosed in the physical conditions report delivered to Administrative Agent in connection with the closing of the Loans, the Project, including, without limitation, all buildings, improvements, parking facilities, sidewalks, storm drainage systems, roofs, plumbing systems, HVAC systems, fire protection systems, electrical systems, equipment, elevators, exterior sidings and doors, landscaping, irrigation systems and all structural components, are in good condition, order and repair in all material respects; to Borrower’s knowledge and except as specifically disclosed in the physical conditions report delivered to Administrative Agent in connection with the closing of the Loans, there exists no structural or other material defects or damages in the Project, whether latent or otherwise, and Borrower has not received written notice from any insurance company or bonding company of any defects or inadequacies in the Project, or any part thereof, which would adversely affect the insurability of the same or cause the imposition of extraordinary premiums or charges thereon or of any termination or threatened termination of any policy of insurance or bond. Section 7.21 Boundaries. To the best of Borrower’s knowledge and in reliance on, and except as otherwise specifically disclosed in, the survey provided in connection with the closing of the Loans, all of the Improvements lie wholly within the boundaries and building restriction lines of the Project, and no improvements on adjoining properties encroach upon the Project, and no Improvements encroach upon or violate any easements or other encumbrances upon the Project, so as to materially adversely affect the value or marketability of the Project, except those which are insured against by the Title Policy. 81

Section 7.22 Separate Lots. The Project is comprised of two (2) commercial condominium Units which constitute two (2) separate tax lots and does not constitute a portion of any other tax lot not a part of the Project. Section 7.23 Filing and Recording Taxes. All transfer taxes, deed stamps, intangible taxes or other amounts in the nature of transfer taxes required to be paid by any Person under applicable legal requirements currently in effect in connection with the transfer of the Project to Borrower or any transfer of a controlling interest in Borrower have been paid. All mortgage, mortgage recording, stamp, intangible or other similar tax required to be paid by any Person under applicable legal requirements currently in effect in connection with the execution, delivery, recordation, filing, registration, perfection or enforcement of any of the Loan Documents, including, without limitation, the Mortgage, have been paid and, under current legal requirements, the Mortgage is enforceable in accordance with its terms by Administrative Agent or any subsequent holder thereof (on behalf of the Lenders), subject to applicable bankruptcy, insolvency or similar laws generally affecting the enforcement of creditors’ rights. Section 7.24 Investment Company Act. Borrower is not (1) an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended; (2) a “holding company” or a “subsidiary company” of a “holding company” or an “affiliate” of either a “holding company” or a “subsidiary company” within the meaning of the Public Utility Holding Company Act of 1935, as amended; or (3) subject to any other federal or state law or regulation which purports to restrict or regulate its ability to borrow money. Section 7.25 Foreign Assets Control Regulations, Etc. (1) Neither the execution and delivery of the Notes and the other Loan Documents by Borrower nor the use of the proceeds of the Loans, will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or the Anti-Terrorism Order or any enabling legislation or executive order relating to any of the same. Without limiting the generality of the foregoing, Borrower (a) does not and will not become a blocked person described in Section 1 of the Anti-Terrorism Order and (b) to its knowledge, does not engage and will not engage in any dealings or transactions or be otherwise associated with any such blocked person. (2) Each partner or member or other direct or indirect principal of Borrower (excluding any direct or indirect owners of Guarantor) shall be at all times during the term of the Loans an entity or person which is not a Prohibited Person. 82

Section 7.26 Organizational Structure. (1) Borrower has heretofore delivered to Administrative Agent true and complete copies of the organizational documents of 731 Retail One LLC, 731 Commercial LLC, Sole Member and Guarantor. The sole member of 731 Retail One LLC on the Closing Date is 731 Commercial LLC, and the sole member of 731 Commercial LLC on the Closing Date is the Sole Member. 731 Retail One LLC is the owner of Retail Unit 1. 731 Commercial LLC is the owner of Retail Unit 2. (2) The sole member of the Sole Member is Guarantor. (3) Schedule 7.26 contains a true and accurate ownership chart of Borrower (except as otherwise indicated on such ownership chart). Section 7.27 Anti-Corruption Laws and Sanctions. Borrower has implemented and maintains in effect policies and procedures designed to ensure compliance by Borrower, its Affiliates and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and Borrower, its Affiliates and their respective directors and officers and, to the knowledge of Borrower, their respective employees and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of (i) Borrower, any Affiliate or any of their respective directors, officers or employees, or (ii) to the knowledge of Borrower, any agent of Borrower or any Affiliate that will act in any capacity in connection with or benefit from the Transactions or any other transactions contemplated hereby, is a Sanctioned Person. No Transactions will violate Anti-Corruption Laws or applicable Sanctions. Section 7.28 Guarantor Net Worth and Liquidity. As of the date hereof, Guarantor has a Net Worth greater than the Guarantor’s Minimum Net Worth and Liquid Assets greater than Guarantor’s Minimum Liquid Assets. Section 7.29 Condominium. The Condominium has been validly formed and is validly existing under the Condominium Act. ARTICLE 8 FINANCIAL REPORTING Section 8.1 Borrower’s Financial Statements. Borrower shall maintain a standard system of accounting on a GAAP basis consistently applied, and furnish or cause to be furnished to Administrative Agent all of the following, which, in the case of Borrower’s financial statements, must be substantially in the form of the financial statements previously delivered to Administrative Agent or otherwise reasonably satisfactory in form and content to Administrative Agent (it being agreed that Administrative Agent shall 83 deliver copies of the following to the Lenders promptly after Administrative Agent’s receipt thereof and Borrower shall have no liability for Administrative Agent’s failure to deliver any of the following items to the Lenders): (1) Annual Financial Statements. No later than 120 days after the end of each fiscal year, a copy of Borrower’s annual unaudited financial statements consisting of a balance sheet, statement of operations and cash flow statement, as of the end of and for such fiscal year, certified by a Responsible Person of Borrower to be true and correct in all material respects to the best of his or her knowledge, all prepared in accordance with GAAP. (2) Quarterly Financial Statements and Operating Statements. No later than forty-five (45) days after the end of each calendar quarter, a certificate executed by a Responsible Person of the Borrower, in form and substance reasonably satisfactory to the Administrative Agent, attaching copies of the balance sheet and statement of operations and a trailing twelve (12) month financial statement, each prepared in accordance with GAAP, together with (1) a current rent roll for the Project setting forth the name of each tenant at the Project, the number of square feet comprising the space leased to each such tenant and the location on the Project of such space, the amount of Rent paid by each such tenant and the expiration date of the Lease for each such tenant, (2) a rent arrearage report, (3) notices with respect to any new Leases and any Leases in default and (4) a leasing status report which shall include (i) a summary of all letters of intent for leases at the Project that have been entered into during such quarter, (ii) a summary of all draft letters of intent that have been sent to prospective tenants of the Project during such quarter, (iii) an update on the status of lease negotiations in connection with any such executed letters of intent and (iv) an update on the status of letter of intent negotiations with such prospective tenants. The certificate executed by the Responsible Person of the Borrower shall certify that, to the best of his or her knowledge, (y) the information included in such certificate, including all such statements, rent rolls and reports attached to the certificate, are true and correct in all material respects, as of the date of the certificate and (z) no Event of Default has occurred and is continuing or, if any Event of Default has occurred and is continuing, specifying the nature and extent thereof and any actions taken or proposed to be taken with respect to such Event of Default. (3) Intentionally Omitted. (4) Monthly Excess Cash Flow and Restricted Payment Statements. No later than twelve (12) Business Days after the end of each calendar month, a certificate executed by a Responsible Person of the Borrower, in form and substance reasonably satisfactory to the Administrative Agent, (i) setting forth the Actual Operating Revenues and Actual Operating Expenses (including leasing costs, capital expenditures and Extraordinary Expenses) paid by the Borrower during such month), as well as the Excess Cash Flow with respect to such month; (ii) comparing such Actual Operating Expenses with the Approved Operating Expenses and Extraordinary Expenses for such month; and (iii) setting forth all Restricted Payments made by the Borrower during such prior month. The certificate executed by the Responsible Person of the Borrower (A) shall certify that, to the best of his or her knowledge, the information included in such certificate is true 84 and correct in all material respects, as of the date of the certificate and (B) shall be accompanied by such back-up information and documentation as the Administrative Agent shall reasonably require. Section 8.2 Guarantor’s Financial Statements. Borrower shall furnish or cause to be furnished to Administrative Agent as soon as available, but in any event within 120 days after the end of each fiscal year, Guarantor’s Consolidated Financial Statements as of the end of and for such fiscal year, audited by Guarantor’s accountants. In addition, Borrower shall furnish or cause to be furnished to the Administrative Agent, no later than 45 days after the end of each calendar quarter, a certificate executed by a Responsible Person of Guarantor setting forth in reasonable detail a statement of Guarantor’s Net Worth and Liquid Assets. Section 8.3 Other Information. Borrower shall deliver to Administrative Agent such reasonable additional information regarding Borrower and the Project within thirty (30) days after Administrative Agent’s request therefor (or other reasonable amount of time, depending on the nature of the request and the availability of the requested information). Section 8.4 Annual Budget. Borrower will provide to Administrative Agent and the Lenders at least thirty (30) days prior to the commencement of each calendar year, the proposed annual operating, capital expenditures and leasing costs budget for the Project for such year presented on a monthly and annual basis. In the event any such annual operating, capital expenditures and leasing costs budget is revised during the course of any calendar year, Borrower shall promptly provide a copy of such revised budget to Administrative Agent and the Lenders. Any such budget provided during a Cash Management Period shall be subject to the review and approval by the Required Lenders (not to be unreasonably withheld, delayed or conditioned), and shall not take effect until approved by Administrative Agent. During a Cash Management Period, until such time as Administrative Agent shall approve a proposed annual budget, the most recent Approved Annual Budget shall apply; provided that such Approved Annual Budget shall be adjusted to reflect actual increases in Property Taxes, insurance premiums and expenses required to be incurred by Borrower, as landlord, under any Permitted Lease. Section 8.5 Audits. Administrative Agent shall have the right after the occurrence and during the continuance of an Event of Default to choose and appoint a certified public accountant to perform financial audits with respect to the Project as it deems necessary, at Borrower’s expense. 85

ARTICLE 9 COVENANTS Borrower covenants and agrees with Administrative Agent and the Lenders as follows: Section 9.1 Due on Sale and Encumbrance; Permitted Transfers. (1) Subject to the provisions of Sections 9.1(2) and 9.1(3), without the prior written consent of Administrative Agent and the Lenders (to the extent required under Section 12.2), except as permitted under this Agreement, (a) Borrower shall not sell, lease, exchange, convey, transfer, mortgage, assign, pledge or encumber, either voluntarily or involuntarily (or enter into an agreement to do so unless such agreement is expressly subject to the repayment of the Loans in full or the obtaining of the consent of Administrative Agent and the Lenders, as applicable), any right, title or interest of Borrower in and to the Project or any portion thereof, excepting, however, the transfer or disposal of building equipment and/or personal property that is no longer necessary in connection with the operation or use of the Project; and (b) neither Borrower nor any other Person having a direct or indirect ownership or beneficial interest in Borrower shall sell, exchange, convey, transfer, mortgage, assign, pledge or encumber (including, without limitation, in connection with any “mezzanine financing”), either voluntarily or involuntarily (or enter into an agreement to do so), any direct or indirect ownership interest in Borrower. (2) A transfer of the Project to a successor borrower assuming in writing all obligations of Borrower under the Loan Documents (in which case the current borrower shall be released from all of its obligations under the Loan Documents, provided that Guarantor shall reaffirm in writing all of its obligations under the Loan Documents to which it is a party, and the successor borrower shall be deemed the “Borrower” under the Loan Documents) or a transfer (but not a mortgage, pledge, hypothecation, encumbrance or grant of security interest in) of up to 50% of non-Controlling direct or indirect beneficial interests in Borrower shall be permitted without Administrative Agent’s or the Lenders’ consent, provided in each case that (i) Borrower shall notify Administrative Agent in writing thereof not less than thirty (30) days prior to the occurrence thereof, (ii) immediately prior to such transfer, no Event of Default shall have occurred and be continuing, (iii) subsequent to such transfer, the successor borrower or Borrower, as applicable, will be a Single Purpose Entity, (iv) subsequent to such transfer, Guarantor, VRLP or the REIT shall continue to Control the successor borrower or the Borrower, as applicable, and directly or indirectly own at least 50% of the beneficial interests therein, (v) such transfer does not result in a violation of Section 7.25, (vi) if as a result of such transfer any transferee directly or indirectly owns a 10% or greater ownership interest in Borrower, Administrative Agent has received such searches and other information reasonably satisfactory to Administrative Agent as the Lenders may deem necessary in order to comply with Administrative Agent’s and such Lender’s “know your customer” and other applicable regulatory and bank requirements, and (vii) such transfer does not cause the proposed transferee to exceed the exposure limits of Administrative Agent and the Lenders (as determined by Administrative Agent and the Lenders, respectively, in their sole discretion) (provided that if Administrative Agent shall not notify Borrower of same within ten (10) days of Borrower’s request therefor, the requirements of this clause (viii) shall be deemed satisfied). Promptly 86 following receipt by Administrative Agent of any notice from Borrower pursuant to this Section 9.1(2), Administrative Agent shall advise the Lenders of the contents thereof. (3) Nothing contained in the Loan Documents shall in any way restrict or prohibit, nor shall any notice to or consent of Administrative Agent or the Lenders be required in connection with (i) any pledge of direct or indirect equity interests in, and/or right to distributions from, Guarantor, VRLP, the REIT or any Multi-Asset Person or any of their Affiliates (other than Borrower) to secure a loan to any such Persons that is secured by all or a substantial portion of any such Person’s assets, (ii) the transfer or issuance of any securities or any direct or indirect interests in any direct or indirect owner of Borrower, in either case, whose securities are publicly traded on a national exchange (including Guarantor, VRLP and the REIT) (regardless whether such transfer or issuance is of publicly traded securities or interests) or any Person who directly or indirectly holds such securities or interests or who is a Multi-Asset Person, provided that, after such transfer, Guarantor, VLRP or the REIT shall continue to Control Borrower, (iii) the merger or consolidation of Guarantor, VRLP or the REIT with or into any other Person or the sale of all or substantially all of the assets of Guarantor, VRLP or the REIT (each, an “ALX/VNO Transfer” and, collectively, “ALX/VNO Transfers”); provided, however, that, in the event that any ALX/VNO Transfer or series of ALX/VNO Transfers (other than the sale of publicly traded securities in Guarantor, VRLP or the REIT) shall result in Borrower ceasing to be Controlled by Guarantor, VRLP or the REIT, then Administrative Agent’s and the Lenders’ prior written consent (not to be unreasonably withheld, conditioned or delayed) shall be required in connection with such ALX/VNO Transfer unless after giving effect to such ALX/VNO Transfer, Guarantor (or the successor entity thereto) shall be a Person that has and provides substantially at least the same experience and expertise as Guarantor prior to such transfer, merger or consolidation in conducting business of the nature currently conducted by Guarantor in respect of the Project’s type, or (iv) any issuance or transfer of indirect interests in Borrower to or between accommodation holders of any direct or indirect owner of Borrower organized as a real estate investment trust or a transfer of direct interests in Borrower to a real estate investment trust Controlled by and at least ninety percent (90%) owned by Guarantor or the REIT. For purposes of this Section 9.1, “Multi-Asset Person” means a Person in respect of which the Net Operating Income from the Project (or such portion thereof allocable to such Person) represents less than 50% of such Person’s aggregate gross income. (4) Borrower may, without the consent of Administrative Agent or the Lenders, (a) make immaterial transfers of portions of the Project to Governmental Authorities for dedication or public use and (b) grant easements, restrictions, covenants, reservations and rights-of-way (including reciprocal easements and operating agreements) in the ordinary course of business for access, water and sewer lines, telephone or other fiber optic or other data transmission lines, electric lines or other utilities, common areas or for other purposes customary for properties similar to the Project, provided that no such transfer, conveyance or encumbrance set forth in the foregoing clause (a) or (b) would reasonably be expected to have a Material Adverse Effect. In connection with any transfer permitted pursuant to this Section 9.1(4), Administrative Agent shall execute and deliver any instrument reasonably necessary or appropriate, in the case of the transfers referred to in clause (a) above, to release the portion of the Project affected thereby from the lien of the Mortgage or, in the case of clause (b) above, to subordinate the lien of the Mortgage to such easements, restrictions, covenants, reservations and rights-of-way or other similar grants upon receipt by Administrative Agent of (i) a copy of the instrument or 87 instruments of transfer; (ii) a certificate from a Responsible Person of Borrower stating (x) with respect to any such transfer, the consideration, if any, being paid for such transfer and (y) that such transfer would not reasonably be expected to have a Material Adverse Effect; and (iii) the reimbursement of all of Administrative Agent’s reasonable out-of-pocket costs and expenses incurred in connection with such transfer. Borrower shall have delivered to Administrative Agent all documentary deliveries required pursuant to this Section 9.1(4) at least fifteen (15) days prior to the requested effective date of such proposed transfer (except as Administrative Agent may in its reasonable discretion shorten such period). Section 9.2 Property Taxes. (1) Except to the extent Borrower has timely delivered the Monthly Tax Deposits to Administrative Agent pursuant to subsection (2) below, Borrower shall pay before any fine, penalty, interest or cost may be added thereto, and shall not enter into any agreement to defer, any real estate taxes and assessments, franchise taxes and charges, and other governmental charges that may become a Lien upon the Project or become payable during the term of the Loans (collectively, the “Property Taxes”), and will promptly furnish Administrative Agent with evidence of such payment. Borrower shall not suffer or permit the joint assessment of the Project with any other real property constituting a separate tax lot or with any other real or personal property. Notwithstanding the foregoing, Borrower may, at its own expense, contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the amount or validity or application in whole or in part of any Property Taxes, provided that (a) no Event of Default has occurred and is continuing, (b) either such proceeding shall suspend the collection of such Property Taxes from Borrower and from the Project or Borrower shall have paid all of such Property Taxes under protest, and (c) neither the Project nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, cancelled or lost due to such contest. Borrower shall promptly deliver to Administrative Agent notice of any such contest. (2) During any Cash Management Period, subject to Section 9.2(3), Borrower shall be required to deposit with Administrative Agent on each Payment Date one-twelfth of the amount sufficient to discharge the obligations under this Section 9.2 (considered on an annual basis) when they become due (the “Monthly Tax Deposit”). The determination of the amount so payable and of the fractional part thereof to be deposited with Administrative Agent, so that the aggregate of such deposit shall be sufficient for this purpose, shall be made by Administrative Agent in its reasonable discretion. Such amounts shall be held by Administrative Agent and applied to the payment of the obligations in respect to which such amounts were deposited on or before the respective dates on which the same or any of them would become delinquent or, during the existence of an Event of Default, at the option of Administrative Agent and subject to applicable law, to the payment of the Indebtedness in the order and amounts provided for in Section 11.4. If one month prior to the due date of any of the obligations under this Section 9.2 the amounts then on deposit therefor shall be insufficient for the payment of such obligations in full, Borrower within ten (10) Business Days after demand shall deposit the amount of the deficiency with Administrative Agent. Nothing herein contained shall be deemed to affect any right or remedy of Administrative Agent and the Lenders under this Agreement or any statute or 88 rule of law to pay any such amount and to add to the Indebtedness the amount so paid together with, to the extent not paid when due, interest at the Default Rate. (3) Notwithstanding the provisions of Section 9.2(2), provided that no Event of Default then exists, Borrower shall not be required to deposit funds with Administrative Agent pursuant to Section 9.2(2) if Borrower shall deposit with Administrative Agent, within ten (10) Business Days after a Cash Management Commencement Date, either (i) cash or a Qualified Letter of Credit in an amount equal to twelve times the Monthly Tax Deposit, as reasonably determined by Administrative Agent, or (ii) a Qualified Guaranty pursuant to which the guarantor thereunder shall agree to deposit into the Tax Reserve Account on or before the date which is ten (10) Business Days before the due date for the payment of any Property Taxes the amount that would have been held on deposit in the Tax Reserve Account at such time but for the provisions of this Section 9.2(3). Any cash or Qualified Letter of Credit deposited with Administrative Agent pursuant to this Section shall constitute additional collateral for the Indebtedness, and Administrative Agent shall have the right at any time after the occurrence and during the continuance of an Event of Default to apply the same (x) to discharge the obligations under this Section 9.2 when they become due and/or (y) to the payment of the Indebtedness in the order and amounts provided for in Section 11.4. Any collateral held by Administrative Agent pursuant to this Section at the time of payment in full of the Indebtedness shall be promptly returned to Borrower after the Indebtedness has been paid in full. Section 9.3 Control; Management. Borrower shall not terminate, replace or appoint any Manager or terminate or materially amend any Management Agreement without Administrative Agent’s prior written approval, which approval shall not be unreasonably withheld, delayed or conditioned provided that no Event of Default then exists, provided, however, that Borrower shall be permitted to replace a Manager with a new Manager without Administrative Agent’s prior written consent, provided that (i) no Event of Default then exists, (ii) the new Manager is either Guarantor, an Affiliate of Guarantor or a Qualified Manager and (iii) the new Management Agreement is substantially similar in all material respects to the existing Management Agreements. In addition, with respect to any Manager which is Guarantor or an Affiliate of Guarantor, if such Manager shall no longer be Guarantor or an Affiliate of Guarantor or the REIT, such change shall require Administrative Agent’s approval. If at any time Administrative Agent consents to the appointment of a new Manager or Administrative Agent’s consent thereto is not required as set forth above, Borrower shall, and shall cause such new Manager to, execute an Assignment of Management Agreement in substantially the form entered into as of the date hereof. Borrower shall perform all of its covenants, agreements and obligations under the Management Agreements in all material respects. Section 9.4 Operation; Maintenance; Inspection. (1) Borrower shall observe and comply with all legal requirements applicable to the ownership, use and operation of the Project except to the extent that such non-compliance would not reasonably be expected to materially and adversely affect the use of, or operations at, the Project. Borrower shall maintain the Project in good condition (reasonable wear and tear excepted) and repair any damage or casualty in accordance with Section 3.3. Notwithstanding 89 the foregoing, Borrower may, at its own expense, contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the amount or validity or application in whole or in part of any legal requirement, provided that (a) no Event of Default has occurred and is continuing, (b) either such proceeding shall suspend the collection of any amounts due in respect of such legal requirement from Borrower or from the Project or such amount is bonded or provision reasonably satisfactory to Administrative Agent for the protection of the Lenders’ interest in the Project is otherwise made, and (c) neither the Project nor any part thereof or interest therein is in imminent danger of being sold, forfeited, terminated, cancelled or lost. Borrower shall promptly deliver to Administrative Agent notice of any such contest. (2) Borrower shall permit Administrative Agent and the Lenders and their agents, representatives and employees, upon reasonable prior notice to Borrower, and at reasonable times during normal business hours, to inspect the Project and (at the sole cost and expense of Administrative Agent and the Lenders except to the extent provided in Section 5(a) of the Environmental Indemnity) conduct such environmental and engineering studies as Administrative Agent may require, provided such inspections and studies do not materially interfere with the use and operation of the Project or violate in any material respect the provisions of any Lease. Section 9.5 Taxes on Security. Borrower shall pay all Taxes, charges, filing, registration and recording fees, excises and levies payable with respect to the Notes or the Liens created or secured by the Loan Documents, other than Excluded Taxes. If there shall be enacted any law after the Closing Date deducting the Loans from the value of the Project for the purpose of taxation and which imposes a tax, either directly or indirectly, on the Loans or Lenders’ interest in the Project (other than Excluded Taxes), Borrower will pay the tax, with interest and penalties thereon, if any. If Administrative Agent is advised by counsel chosen by it that the payment of tax by Borrower pursuant to this Section 9.5 would be unlawful, then Administrative Agent shall have the option by written notice of not less than one hundred twenty (120) days to declare the Loans immediately due and payable. Section 9.6 Legal Existence; Name, Etc. Borrower shall preserve and keep in full force and effect (i) its existence as a Single Purpose Entity, and (ii) its entity status, franchises, rights and privileges under the laws of the state of its formation, and all material licenses, permits and qualifications applicable to the ownership, use and operation of the Project. Borrower shall not wind up, liquidate, dissolve, reorganize, merge, or consolidate with or into, or convey, sell, assign, transfer, lease, or otherwise dispose of all or substantially all of its assets, or acquire all or substantially all of the assets of the business of any Person except as otherwise permitted by the terms of this Agreement. Borrower shall conduct business only in its own name and shall not change its name, or organizational form, or the location of its chief executive office or principal place of business unless Borrower (a) shall have obtained the prior written consent of Administrative Agent to such change, which consent shall not be unreasonably withheld, delayed or conditioned, and (b) shall have taken all actions necessary or requested by Administrative Agent to file or 90 amend any financing statement or continuation statement to assure perfection and continuation of perfection of security interests under the Loan Documents. Section 9.7 Transactions with Affiliates. Without the prior written consent of Administrative Agent, Borrower shall not engage in any transaction affecting the Project with an Affiliate of Borrower or Guarantor, unless such transaction is on terms that are no less favorable to Borrower than would be obtained in a comparable arm’s length transaction with an unrelated third party, it being agreed that the agreements with Affiliates of Borrower as of the date hereof which are listed on Schedule 9.7, are hereby deemed to comply with this Section 9.7. Section 9.8 Limitation on Other Debt. Borrower shall not, without the prior written consent of Administrative Agent and the Required Lenders, incur any Debt other than as permitted in the definition of “Single Purpose Entity” appearing in Section 1.1. Section 9.9 Further Assurances. Borrower shall promptly execute and deliver, or cause to be executed and delivered, all such other documents, agreements and instruments as Administrative Agent may reasonably request to further evidence and more fully describe the collateral for the Loans, to correct any omissions in the Loan Documents as to the description of the collateral, to perfect, protect or preserve any Liens created under any of the Loan Documents, or to make any recordings, file any notices, or obtain any consents, as may be necessary or appropriate in connection therewith , provided that the foregoing shall in no event impose any additional liability or obligations (other than as set forth in Section 12.5) on, nor reduce the rights or remedies of, Borrower. Section 9.10 Estoppel Certificates. Borrower, within twenty (20) days after request (but no more than twice during any twelve-month period, unless during the continuance of an Event of Default), shall furnish to Administrative Agent a written statement, duly acknowledged, setting forth, to the best of Borrower’s knowledge, the amount of accrued but unpaid interest on the Loans and the outstanding principal balance of the Loans, the date to which interest has been paid, whether any offsets or defenses exist against the Loans and, if any are alleged to exist, the nature thereof in detail, and such other factual matters with respect to Borrower, the Project or the Loans as Administrative Agent may reasonably request. Section 9.11 Notice of Certain Events. Borrower shall promptly notify Administrative Agent of (1) any Event of Default of which Borrower has knowledge, together with a detailed statement of the steps being taken to cure such Event of Default; (2) any event or condition that has or is likely to have a Material Adverse Effect of which Borrower has knowledge; and (3) any threatened (in writing) or pending legal, judicial or regulatory proceedings, including any dispute between Borrower and any 91

Governmental Authority, affecting Borrower or the Project which, if determined adversely to Borrower, would have a Material Adverse Effect. Section 9.12 Indemnification. Borrower shall indemnify, defend and hold Administrative Agent, the Lead Arrangers and each Lender harmless from and against any and all losses, liabilities, claims, damages, expenses, obligations, penalties, actions, judgments, suits, costs or disbursements of any kind or nature whatsoever, including the reasonable fees and actual expenses of their third party counsel, which may be imposed upon, asserted against or incurred by any of them relating to or arising out of the following prior to the earliest of (1) the acceptance by Administrative Agent or any Lender or any of their respective designees of a deed in lieu of foreclosure with respect to the Project, (2) any such indemnified party or its designee taking possession or control of the Project or (3) the foreclosure of the Mortgage: (a) any accident, injury to or death of persons or loss of or damage to property occurring in, on or about any of the Project or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways, (b) any inspection, review or testing of or with respect to the Project, (c) any investigative, administrative, mediation, arbitration, or judicial proceeding, whether or not Administrative Agent or any Lender is designated a party thereto, commenced or threatened at any time (including after the repayment of the Loans) in any way related to the execution, delivery or performance of any Loan Document or to the Project (except for disputes between or among Administrative Agent, any Lender or any Lead Arranger), (d) any proceeding instituted by any Person claiming a Lien (other than Administrative Agent or any Lender), and (e) any brokerage commissions or finder’s fees claimed by any broker or other party engaged or claimed to be engaged by Borrower in connection with the Loans, the Project, or any of the transactions contemplated in the Loan Documents, except in each case to the extent any of the foregoing is caused by Administrative Agent’s, any Lead Arranger’s or any Lender’s gross negligence or willful misconduct. Section 9.13 Payment for Labor and Materials. Borrower will pay when due on a timely basis, all lawful claims and demands of mechanics, materialmen, laborers, and others which, if unpaid, would result in, or permit the creation of, a Lien on the Project or any part thereof (other than a Permitted Encumbrance), and in general do or cause to be done everything reasonably necessary so that the Lien of the Mortgage shall be fully preserved, subject to the Permitted Encumbrances, all at the cost of Borrower and without expense to Administrative Agent or the Lenders. Notwithstanding the foregoing, Borrower may, at its own expense, contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the amount or validity or application in whole or in part of any claims or demands described above, provided that (a) no Event of Default has occurred and is continuing, (b) either such proceeding shall suspend the collection of such claims or demands from Borrower and from the Project or the imposition of any such Lien is bonded or provision reasonably satisfactory to Administrative Agent for the protection of the Lenders’ interest in the Project is otherwise made, and (c) neither the Project nor any part thereof or interest therein is in imminent danger of being sold, forfeited, terminated, 92 cancelled or lost. Borrower shall promptly deliver to Administrative Agent notice of any such contest. Section 9.14 Alterations. (1) Borrower shall obtain Administrative Agent’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed, to any alterations to any Improvements if the estimated costs of all then unapproved alterations being conducted by Borrower at any one time shall exceed the Threshold Amount; provided, however, that no approval shall be required for (and the calculation of the Threshold Amount shall exclude) any alterations (i) required by applicable law or (ii) subject to Paragraph D of Schedule 2, required pursuant to any Permitted Lease (any alteration which is subject to Administrative Agent’s consent hereunder is herein referred to as a “Major Alteration”). Any request for Administrative Agent’s approval of a Major Alteration shall be delivered to Administrative Agent together with all materials reasonably necessary for Administrative Agent to evaluate such request, and shall contain a legend in capitalized bold letters on the top of the cover transmittal stating: “THIS IS A REQUEST FOR CONSENT TO A MAJOR ALTERATION. ADMINISTRATIVE AGENT’S RESPONSE IS REQUIRED WITHIN TEN (10) BUSINESS DAYS. ADMINISTRATIVE AGENT’S FAILURE TO RESPOND WITHIN SUCH TIME PERIOD SHALL RESULT IN ADMINISTRATIVE AGENT’S CONSENT BEING DEEMED TO HAVE BEEN GRANTED.” In the event that Administrative Agent fails to respond to such request within ten (10) Business Days after delivery to Administrative Agent of such request, including all materials reasonably necessary for Administrative Agent to evaluate such request, by either granting its consent or withholding its consent (and, in the case of withholding consent, stating the grounds therefor in reasonable details), then Administrative Agent’s consent shall be deemed to have been granted. (2) Promptly following receipt by Administrative Agent of any such request for consent to a Major Alteration from Borrower, Administrative Agent shall supply to the Lenders a copy thereof. Notwithstanding anything in this Section 9.14 to the contrary, the prior written consent of the Required Lenders shall be required if the estimated costs of all then unapproved alterations being conducted by Borrower at such time shall exceed the Required Lenders Threshold Amount; provided, however, that the approval of the Required Lenders shall not be required for (and the calculation of the Required Lenders Threshold Amount shall exclude) any alterations (i) required by applicable law or (ii) subject to Paragraph D of Schedule 2, required pursuant to any Permitted Lease. The Required Lenders’ consent to any alterations requiring their consent shall not be unreasonably withheld, conditioned or delayed. In the event that the Required Lenders fail to respond to such request within ten (10) Business Days after delivery to the Lenders of such request, including all materials reasonably necessary for the Lenders to evaluate such request, by either granting their consent or withholding their consent (and, in the case of withholding consent, stating the grounds therefor in reasonable details), then the Required Lenders’ consent shall be deemed to have been granted. (3) If and to the extent that the total costs of all alterations required by law and Paragraph D of Schedule 2 at the Project being conducted by Borrower at any time (exclusive of any alterations for which Borrower is being reimbursed by tenants pursuant to their respective Leases) exceed the Threshold Amount (the amount by which such alterations has exceeded the 93

Threshold Amount being herein referred to as the “Excess Alterations Costs”), Borrower shall deposit with Administrative Agent, as security for the payment of the Excess Alterations Costs, either (i) cash or a Qualified Letter of Credit in the amount of the Excess Alterations Costs or (ii) a Qualified Guaranty in an amount guarantying payment of the Excess Alterations Costs. If any such cash or Qualified Letter of Credit is provided to Administrative Agent pursuant to this Section 9.14, and Borrower shall thereafter provide to Administrative Agent evidence reasonably satisfactory to Administrative Agent that the then unpaid Excess Alterations Costs shall be less than the amount of such cash or Qualified Letter of Credit or Qualified Guaranty then held by Administrative Agent, then provided that no Event of Default exists, Administrative Agent shall, upon Borrower’s written request from time to time (but not more frequently than once per month), release such cash or release or modify such Qualified Letter of Credit to Borrower or release or modify the Qualified Guaranty to the extent that the same has exceeded the then unpaid Excess Alterations Costs within ten (10) days after Borrower’s request therefor and Administrative Agent’s confirmation of the amount of the then unpaid Excess Alteration Costs. Without limitation of the foregoing, all collateral held by Administrative Agent pursuant to this Section 9.14(3) at the time of payment in full of the Indebtedness shall be promptly returned or released (as applicable) to Borrower after the Indebtedness has been paid in full. Section 9.15 Hedge Agreements. (1) Borrower (or an Affiliate of Borrower) may (at its option), subject to Section 9.15(3), obtain a Hedge Agreement in a notional amount equal to all or any portion of the aggregate Commitments with (i) Administrative Agent or a Lender or (ii) one or more other banks or insurance companies (each a “Third-Party Counterparty”). Each Hedge Agreement obtained by Borrower (or an Affiliate of Borrower) pursuant to this Section 9.15 shall (a) require monthly fixed rate and floating rate payments, (b) be based on a LIBO Rate of interest having successive Interest Periods of one month (an “Interest Rate Hedge Period”)Term SOFR, (c) be with a counterparty which is either (x) Administrative Agent, a Lead Arranger or Wells Fargo Bank, N.A. or (y) a Person whose long-term unsecured debt obligations are rated at least “A-” by S&P or its equivalent by Moody’s or Fitch at the time of entry into such Hedge Agreement, and (d) otherwise be in form and substance reasonably satisfactory to Administrative Agent and conform to market standards for such Hedge Agreements. (2) In the event of any downgrade, withdrawal or qualification of the long-term unsecured rating of the counterparty to any Hedge Agreement other than Administrative Agent or a Lead Arranger below “A-” by S&P or its equivalent by Moody’s or Fitch, Borrower shall either (i) replace (or cause its Affiliate to replace) such Hedge Agreement with a replacement Hedge Agreement meeting the requirements of this Section 9.15 or (ii) cause the counterparty to provide a guaranty of its obligations under the Hedge Agreement from a parent or affiliate meeting the ratings requirements of this Section 9.15 not later than fifteen (15) Business Days after learning of such downgrade, withdrawal or qualification. (3) Intentionally Omitted. (4) Intentionally Omitted. 94

(5) All of Borrower’s (or its Affiliate’s) obligations under any Hedge Agreement provided by Administrative Agent and the Lenders on a pro rata basis (according to their relative Commitments) may be secured by the lien of the Mortgage on a pari passu basis with the Loans and other sums evidenced or secured by the Loan Documents, provided that to the extent such Hedging Agreement is an interest rate swap or similar instrument (i.e., not an interest rate cap), (i) the sum of the aggregate Commitments and the Derivative Risk Equivalent for such Hedge Agreement, as reasonably projected by Administrative Agent, shall not exceed (ii) 60% of the Appraised Value as set forth in the then most recent Appraisal. If any Hedge Agreement shall be provided by Administrative Agent or a Lender, all of the Lenders shall be given an opportunity by Administrative Agent to share in the economics of such Hedge Agreement on a pro rata basis. (6) Any Hedge Agreement with a Third-Party Counterparty is herein called a “Third-Party Hedge Agreement”. With respect to each Third-Party Hedge Agreement, (i) Borrower’s (or its Affiliate’s) obligations thereunder shall not be secured by the Mortgage and shall not be secured by any Lien on or in all or any portion of the collateral under the Security Documents or on or in any direct or indirect interest in Borrower; (ii) the Third-Party Counterparty providing such Third-Party Hedge Agreement must enter into a written agreement with Administrative Agent providing Administrative Agent with the ability to cure any Borrower (or its Affiliate) defaults under the Third-Party Hedge Agreement (so long as the one-month LIBO RateAdjusted Term SOFR shall then exceed 3.00%) and to maintain the Third-Party Hedge Agreement in full force and effect after the occurrence of any default or other termination event thereunder caused by Borrower (or its Affiliate), which agreement must be in form and substance reasonably acceptable to Administrative Agent and shall in no event obligate Administrative Agent to perform any of Borrower’s (or its Affiliate’s) obligations thereunder; and (iii) Borrower shall, upon request from Administrative Agent, obtain and deliver to Administrative Agent an opinion from counsel (which counsel may be in-house counsel for the Third-Party Counterparty) for the Third-Party Counterparty in form and substance reasonably satisfactory to Administrative Agent and upon which Administrative Agent, the Lenders and their respective successors and assigns may rely, except if the Third Party Hedge Agreement is for an interest rate swap, in which case Borrower shall use its commercially reasonably efforts to obtain such opinion. (7) Intentionally Omitted. (8) If, after the occurrence of and during the continuance of an Event of Default, Borrower (or its Affiliate, with respect to amounts which would be due to Borrower had Borrower entered into such Hedge Agreement) is entitled to receive a payment under any Hedge Agreement upon a termination thereof, such payment shall be delivered to Administrative Agent and applied by Administrative Agent to any amounts due to Administrative Agent or the Lenders under the Loan Documents in the order and amounts provided for in Section 11.4. (9) The economic and other benefits of each Hedge Agreement and all of the other rights of Borrower (or its Affiliate, with respect to amounts which would be due to Borrower had Borrower entered into such Hedge Agreement) thereunder shall be collaterally assigned to Administrative Agent as additional security for the Loans, pursuant to a Hedge Agreement Pledge to be executed and delivered to Administrative Agent simultaneously with the execution and delivery of such Hedge Agreement. Each Hedge Agreement Pledge shall be accompanied by (i) Uniform Commercial Code financing statements with respect to such pledge and (ii) the 95 consent and agreement of the counterparty thereunder that it will continue to perform its obligations under such Hedge Agreement for the benefit of Administrative Agent and the Lenders after enforcement of and/or realization on the Hedge Agreement Pledge and an acknowledgement that Administrative Agent shall not be deemed to have assumed any of the obligations or duties of Borrower (or its Affiliate) under any such Hedge Agreement. Section 9.16 Handicapped Access. (1) Borrower (a) agrees that it shall use commercially reasonable efforts to ensure that the Project shall at all times comply in all material respects with the requirements of the Americans with Disabilities Act of 1990, the Fair Housing Amendments Act of 1988, all state and local laws and ordinances related to handicapped access and all rules, regulations, and orders issued pursuant thereto including, without limitation, the Americans with Disabilities Act Accessibility Guidelines for Buildings and Facilities (collectively, “Access Laws”) and (b) has no actual knowledge that the Project fails to comply in any material respect with any Access Laws. (2) Borrower agrees to give prompt notice to Administrative Agent of the receipt by Borrower of any written complaints related to violation of any Access Laws with respect to the Project and of the commencement of any proceedings or investigations which relate to compliance with applicable Access Laws. Section 9.17 Zoning. Borrower shall not, without Administrative Agent’s prior written consent, seek, make, suffer, consent to or acquiesce in any change or variance in any zoning or land use laws or other conditions of use of the Project or any portion thereof. Borrower shall not use or permit the use of any portion of the Project in any manner that could result in such use becoming a non-conforming use under any zoning or land use law or any other applicable law or modify any agreements relating to zoning or land use matters or with the joinder or merger of lots for zoning, land use or other purposes, without the prior written consent of Administrative Agent. Without limiting the foregoing, in no event shall Borrower take any action that would materially reduce or impair access to the Project from adjacent public roads. Further, without Administrative Agent’s prior written consent, Borrower shall not file or subject any part of the Project to any declaration of condominium (other than the Condominium Declaration) or co-operative or convert any part of the Project to a condominium (other than pursuant to the Condominium Declaration), co-operative or other direct or indirect form of multiple ownership and governance. Section 9.18 ERISA. Borrower shall not take any action, or omit to take any action, which would reasonably be expected to (a) cause Borrower’s assets to constitute “plan assets” for purposes of ERISA or the Code or (b) cause the transactions contemplated by the Loan Documents to be a nonexempt prohibited transaction (as such term is defined in Section 4975 of the Code or Section 406 of ERISA) that would reasonably be expected to subject Administrative Agent and/or the Lenders, on account of any Loan or execution of the Loan Documents hereunder, to any tax or penalty on prohibited transactions imposed under Section 4975 of the Code or Section 502(i) of ERISA. 96

Section 9.19 Books and Records; Inspection Rights. Borrower will, keep proper books of record and account in which true, complete and correct entries are made of all dealings and transactions in relation to its business and activities. Borrower will permit any representatives designated by Administrative Agent or any Lender, upon reasonable prior notice and reasonable times during normal business hours (and without any disruption of any tenant’s use or occupancy of the Project), to visit and inspect the Project and to examine and make extracts from its books and records, and to discuss its affairs, finances and condition of Borrower with its officers and (after the occurrence and during the continuance of any Event of Default) independent accountants, all at such reasonable times and as often as reasonably requested. Section 9.20 Foreign Assets Control Regulations. Borrower shall not use the proceeds of the Loans in any manner that will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or the Anti-Terrorism Order or any enabling legislation or executive order relating to any of the same. Without limiting the foregoing, Borrower will not (a) become a blocked person described in Section 1 of the Anti-Terrorism Order, (b) knowingly engage in any dealings or transactions or be otherwise associated with any person who is known by Borrower or who (after such inquiry as may be required by applicable law) should be known by Borrower to be a blocked person, (c) be or become subject at any time to any applicable law, or list of any government agency (including, without limitation, the U.S. Office of Foreign Asset Control list) that prohibits or limits a Lender from making any advance or extension of credit to Borrower or from otherwise conducting business with Borrower, or (d) fail to provide documentary and other evidence of Borrower's identity as may be reasonably requested by Administrative Agent at any time to enable Administrative Agent to verify its identity or to comply with any applicable law, including, without limitation, Section 326 of the USA Patriot Act of 2001, 31 U.S.C. Section 5318. Section 9.21 Appraisals. Administrative Agent shall have the right to (and, at the direction of the Required Lenders, shall be obligated to) order new Appraisals of the Project from time to time. Borrower agrees to pay to Administrative Agent within ten (10) Business Days after demand the cost and expense for such Appraisals if the Appraisal (a) is ordered (i) after the occurrence of an Event of Default or (ii) within one hundred twenty (120) days prior to the Maturity Date or (b) is required by applicable law or regulation, provided that Administrative Agent may only be entitled to order a new Appraisal one (1) time pursuant to clause (a)(ii) above. In connection with any such Appraisal, Borrower shall grant Administrative Agent and its employees, contractors and agents access to the Project as reasonably necessary to complete such Appraisal, and shall provide Administrative Agent and its employees, contractors and agents such information (including, without limitation, financial statements, operating statements and leasing reports for the Project) reasonably required to complete such Appraisal to the extent such information is within Borrower’s or its Affiliates’, agents’ or the Manager’s possession or control, and which such 97 statements and reports shall be prepared based upon information within Borrower’s, its Affiliates’ and the Manager’s control. Section 9.22 Restricted Payments. Borrower shall not declare or make any Restricted Payments other than from Excess Cash Flow, but in no event shall any Restricted Payment be made (i) such that such Restricted Payment would result in Borrower failing to continue to be a Single Purpose Entity or (ii) during the continuance of a monetary Potential Default or an Event of Default. Section 9.23 Business Organization Documents. Borrower may make distributions to its owners, provided that (i) the same are made from Excess Cash Flow only, (ii) no real estate taxes related to the Project shall be then due and payable and unpaid, and (iii) no Event of Default shall be continuing. Section 9.24 Agreements Affecting the Project. (1) Subject to the provisions of Section 9.1(5), Borrower shall not execute, record or file, or consent to be recorded or filed, against the Project any declaration of easements, restrictions, subdivision map, subdivision plan or any other material agreement affecting title to, and recorded against, the Project without the prior written consent of Administrative Agent, which consent shall not be unreasonably withheld, delayed or conditioned. (2) Borrower shall not enter into, modify, amend, transfer, encumber or terminate any sales, brokerage, exclusive leasing or subleasing agreements, parking, maintenance or consulting agreement with respect to any portion of the Project if the same would have a Material Adverse Effect, provided that Borrower shall, in each case, promptly deliver to Administrative Agent a copy of the documentation effectuating the same, together with, in the case of any such agreement with an Affiliate of Borrower or Guarantor which is not terminable upon not more than thirty (30) days’ notice to such Affiliate, a letter in the form of Exhibit F attached hereto from such Affiliate. Section 9.25 Anti-Corruption Laws. Borrower will maintain in effect and enforce policies and procedures designed to ensure compliance by Borrower, its Subsidiaries and their respective directors, officers, employers and agents with Anti-Corruption Laws and applicable Sanctions. Borrower shall not request any Transaction and Borrower shall not use, and shall use reasonable efforts to ensure that its Affiliates and its or their respective directors, officers, employees and agents shall not use, the proceeds of the Transactions, (a) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (b) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, or (c) in any manner that would result in the violation of any Sanctions applicable to any party hereto. 98

Section 9.26 Guarantor Financial Covenants. Guarantor shall maintain at all times (i) Net Worth of not less than Guarantor’s Minimum Net Worth and (ii) Liquid Assets of not less than Guarantor’s Minimum Liquid Assets. Section 9.27 Condominium Estoppel. After request by Administrative Agent, Borrower shall within ten (10) Business Days of such request, not more than once per year provided no Event of Default has occurred and is continuing to deliver to Administrative Agent an estoppel certificate or letter from the Condominium Board which shall include without limitation (i) the amount of the unpaid Condominium Charges, if any, accrued against the Project pursuant to the Condominium Documents, (ii) that the Condominium Documents have not been modified or amended, or, if they have, a description of the modifications or amendments, (iii) that all payments due and payable by Borrower under the Condominium Documents have been paid in full, and (iv) that neither the Condominium Board nor Borrower is in default under the Condominium Documents or, if either is in default, a detailed description of such default. Section 9.28 Condominium Charges Deposit. During any Cash Management Period, Borrower shall be required to deposit with Administrative Agent on each Payment Date one-twelfth of the amount sufficient to discharge the obligations under Section 9.29 (considered on an annual basis) when they become due (the “Monthly Condominium Charges Deposit”). The determination of the amount so payable and of the fractional part thereof to be deposited with Administrative Agent with each installment, so that the aggregate of such deposit shall be sufficient for this purpose, shall be made by Administrative Agent in its reasonable discretion. Such amounts shall be held by Administrative Agent and applied to the payment of the obligations in respect to which such amounts were deposited on or before the respective dates on which the same or any of them would become delinquent or, during the existence of an Event of Default, at the option of Administrative Agent and subject to applicable law, to the payment of the Indebtedness in the order and amounts provided for in Section 11.4. If one month prior to the due date of any of the aforementioned obligations the amounts then on deposit therefor shall be insufficient for the payment of such obligations in full, Borrower shall within ten (10) Business Days after demand therefor deposit the amount of the deficiency with Administrative Agent. Nothing herein contained shall be deemed to affect any right or remedy of Administrative Agent and the Lenders under this Agreement or any statute or rule of law to pay any such amount and to add to the Indebtedness the amount so paid together with interest at the Default Rate. Section 9.29 Condominium Covenants. (a) Borrower shall (i) perform all of its obligations under the Condominium Documents, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect and (ii) subject to its right to contest, if any, under the Condominium Documents, pay, when due and payable, all Condominium Charges. 99

(b) If Borrower shall default in the performance or observance of any term, covenant or condition of any of the Condominium Documents on the part of Borrower to be performed or observed and the same would reasonably be expected to have a Material Adverse Effect, then, after the expiration of any applicable notice and cure periods provided for herein and without limiting the generality of the other provisions of the Mortgage and this Agreement and without waiving or releasing Borrower from any of its obligations hereunder, Administrative Agent shall have the right, but shall be under no obligation, to pay any sums and to perform any act or take any action as may be appropriate to cause all of the terms, covenants and conditions of the Condominium Documents on the part of Borrower, to be performed or observed or to be promptly performed or observed on behalf of Borrower. Administrative Agent and any person designated as Administrative Agent’s agent by Administrative Agent shall have, and are hereby granted, the right to enter upon the Project at any reasonable time, upon reasonable notice and from time to time for the purpose of taking any such action, and any such amounts so paid by Administrative Agent, and the reasonable out-of-pocket cost of such actions by Administrative Agent, shall be reimbursed by Borrower within five (5) Business Days of written notice to Borrower from Administrative Agent and if not so reimbursed shall be added to the Indebtedness and shall bear interest at the Default Rate until reimbursed. (c) Without Administrative Agent’s prior consent (which shall not be unreasonably withheld, conditioned or delayed), Borrower shall not vote at any meeting of owners of Units or permit its representatives on the Condominium Board to vote, or take any action whatsoever, respecting (i) any material modification, change, supplement, alteration or amendment to any of the Condominium Documents, (ii) the removal of a Unit constituting a portion of the Project from the Condominium, (iii) any partition of all or a part of the property subject to the Condominium Declaration, (iv) any waiver or release of any material rights of Borrower under the Condominium Documents or any material increase in the obligations of Borrower thereunder, (v) any adverse change in the nature of or decrease in the amount of any insurance covering all or a part of the Project and/or the Common Elements and the disposition of any proceeds thereof which would cause a violation of this Agreement or the other Loan Documents, (vi) the disposition of any excess insurance or Condemnation proceeds, (vii) a response to or action upon any Casualty, Condemnation, Material Alteration or any other matter which requires Administrative Agent’s approval hereunder or the other Loan Documents or is, in each case, prohibited hereunder or the other Loan Documents unless Borrower satisfies the relevant conditions under the Loan Documents applicable to the matter for which Administrative Agent’s approval is required hereunder or the other Loan Documents, or (viii) the assessment or levy of any special assessment. (d) Borrower shall not take (or cause to be taken) any action under the Condominium Documents that would be reasonably expected to result in the Mortgage not being “Permitted Mortgage” and/or Administrative Agent not being a “Permitted Mortgagee” of the Project within the meaning of the Condominium Declaration. (e) Subject to and in accordance with the terms and conditions of the Condominium Proxy, Borrower has appointed Administrative Agent as Borrower’s true and lawful attorney and proxy to vote, consent and otherwise act, on behalf of Borrower under the Condominium Documents, as a unit owner with respect to Borrower’s ownership of the Units constituting the Project, at all annual, special, and other meetings of the unit owners of the 100

Condominium (or by written consent in lieu thereof) and at any other time Borrower is required to vote, consent or act as a unit owner, including without limitation, the right to designate, remove, or replace the members and officers of the Condominium Board that Borrower is entitled to designate, remove or replace. Prior to the occurrence of an Event of Default, Administrative Agent’s rights under the Condominium Proxy shall only be exercised in connection with (i) any amendment or modification to a material term or provision of the Condominium Documents which would reasonably be expected to have a Material Adverse Effect, (ii) any casualty and/or condemnation at the Project (including, without limitation, pursuant to Section 6.3.4 and Article 9 of the Bylaws and/or (iii) any vote to withdraw the Project from the provisions of the Condominium Act of the State of New York or any termination of the Condominium Documents. Borrower shall not revoke any Condominium Proxy so long as the Loan is outstanding. (f) Borrower, for and on behalf of itself and its direct and indirect successors and assigns as the owner of the Units which comprise the Project, to the extent permitted by law (i) irrevocably waives, to the extent permitted by law, any applicable law which grants to the trustees, members or managers of the Condominium Board and/or the owners of the condominium units rights to Net Proceeds derived from the Unit(s) owned by Borrower in the event of a Casualty or a Condemnation which are inconsistent with the provisions of this Agreement and (ii) expressly agrees to the application of the Net Proceeds related to the Unit(s) owned by Borrower in accordance with the provisions of this Agreement. (g) On the Closing Date, Borrower shall (or shall cause each member of the Condominium Board appointed by Borrower to) execute and deliver to Administrative Agent an undated conditional resignation (a “Conditional Resignation”), whereby Borrower (or the members of the Condominium Board appointed by Borrower) tenders its resignations from the Condominium Board and instructs the Condominium Board that the successor members shall be designated by Administrative Agent, effective upon written notice from Administrative Agent to the Condominium Board that an Event of Default has occurred and is continuing beyond any applicable notice and/or cure period; it being understood and agreed that such notice from Administrative Agent shall be conclusive evidence that an Event of Default has occurred and is continuing beyond any applicable notice and/or cure period and the Condominium Board may rely on such notice from Administrative Agent without any further inquiry or investigation. Upon the occurrence of an Event of Default, Administrative Agent may, by notice to Borrower, tender any Conditional Resignation, now or hereafter delivered in connection with the Loan to the Condominium Board, whereupon the resignation of any such member shall become effective and successor members to the Condominium Board shall be designated by Administrative Agent for so long as an Event of Default is continuing, provided that upon the waiver or cure which is accepted by Administrative Agent of the Event of Default, the members of the Condominium Board appointed by Administrative Agent shall immediately resign from the Condominium Board and the members of the Condominium Board appointed by Borrower shall be reinstated. Upon the release of any Unit from the Lien of the Mortgage, Administrative Agent shall promptly return any Conditional Resignation with respect to any Condominium Board member applicable to such Unit to Borrower and any such member appointed by Administrative Agent shall immediately resign from the Condominium Board. 101

(h) In the event of any removal or resignation of a member of the Condominium Board appointed by Borrower, Borrower shall promptly appoint a successor member to the Condominium Board who is either (i) approved in writing by Administrative Agent (such approval not to be unreasonably withheld, conditioned or delayed) or (ii) a Person employed or Controlled by Guarantor, VRT, VRLP or any of their respective subsidiaries, and concurrently with such successor’s appointment to the Condominium Board, Borrower shall deliver to Administrative Agent a Conditional Resignation executed by such successor member. (i) Borrower will do all things reasonably necessary to preserve and to keep unimpaired its material rights, powers and privileges under the Condominium Documents and to prevent the termination or expiration of the Condominium Documents, or the withdrawal of the Project from a condominium form of ownership under applicable law, to the end that Borrower may enjoy all of the material rights granted to it as a party to the Condominium Documents. (a) Borrower will: (i) promptly notify Administrative Agent of the receipt by Borrower of any notice from the Condominium Board or the owner of any other Unit not owned by Borrower, asserting or claiming a default by Borrower under the Condominium Documents or lack of compliance by Borrower with the Condominium Documents, in each case where such assertion or claim, or the alleged default or lack of compliance, would reasonably be expected to result in a Material Adverse Effect; (ii) promptly notify Administrative Agent of the receipt by Borrower of any notice or request from the Condominium Board or the owner of any other Unit not owned by Borrower of the termination or purported termination of the Condominium Documents or to withdraw the Project from the Condominium pursuant to applicable law or to seek any action for partition; and (iii) promptly cause a copy of each notice or request described in clauses (i) or (ii) above received by Borrower from the Condominium Board or the owner of any other Unit not owned by Borrower, or from a holder of any mortgage or deed of trust on such other Unit, to be delivered to Administrative Agent. Borrower will permit Administrative Agent to participate in any such partition or withdrawal proceeding to the extent permitted by law and the Condominium Documents (but Administrative Agent shall not be obligated so to do). Borrower will promptly deliver to Administrative Agent a copy of each notice, pleading, brief and preliminary, interim and final determination or decision and other papers received by it in each such partition or withdrawal proceeding. ARTICLE 10 EVENTS OF DEFAULT Each of the following shall constitute an “Event of Default” under the Loans: 102

Section 10.1 Payments. Borrower’s failure to (i) pay any regularly scheduled installment of principal or interest within five (5) days after the same becomes due and payable or any other amount due under the Loan Documents within five (5) days after the same becomes due and payable (unless the Loan Documents expressly provide for any longer period of time for any such other amount), or (ii) pay the entire principal amount of the Loans, together with all accrued interest and other amounts due under the Loan Documents at the Maturity Date, whether by acceleration or otherwise. Section 10.2 Insurance. Borrower’s failure to maintain or cause to be maintained insurance as required under Section 3.1 of this Agreement (except to the extent Administrative Agent is obligated to disburse funds from the Insurance Reserve Account to pay for such insurance under this Agreement, Administrative Agent has sufficient funds in the Insurance Reserve Account to make such payment and Administrative Agent fails to make such payment). Section 10.3 Single Purpose Entity. If Borrower violates any of the provisions set forth clause (a) or (d) of the definition of “Single Purpose Entity” and such violation is not cured within ten (10) Business Days of the date that Administrative Agent delivers notice to Borrower of such violation. Section 10.4 Property Taxes. Subject to Borrower’s contest right herein, if any of the Property Taxes are not paid before any fine, penalty, interest or cost may be added thereto (except to the extent Administrative Agent is obligated to disburse funds from the Tax Reserve Account to pay for such Property Taxes under this Agreement, Administrative Agent has sufficient funds in the Tax Reserve Account to make such payment and Administrative Agent fails to make such payment). Section 10.5 Sale, Encumbrance, Etc. The sale, lease, exchange, conveyance, transfer, mortgage, assignment, pledge or encumbrance of any part or all of the Project, or any interest therein, or of any direct or indirect interest in Borrower, in violation of Section 9.1. Notwithstanding the foregoing, the existence of any Lease which is not a Permitted Lease, other than a master lease or ground lease of all or a substantial portion of the Project, shall not be subject to this Section 10.5, but shall instead be subject to Section 10.16. Section 10.6 Representations and Warranties. Any representation or warranty made in any Loan Document proves to be untrue in any material respect when made or deemed made, and such failure of such representation or warranty to be true is not cured by Borrower within thirty (30) days after Administrative Agent gives notice to Borrower thereof, provided that if such Potential Default is not curable within such 30-day period then Borrower shall have an additional reasonable period to cure same not to 103 exceed 60 days (i.e., 90 days in all), provided that Borrower has commenced to cure such Potential Default during the initial 30-day period and is at all times diligently and continuously proceeding to cure such Potential Default and the continuing existence of such Potential Default shall not have a Material Adverse Effect. Section 10.7 Various Covenants. Borrower defaults under any of its obligations under Section 9.8 (limitations on debt), Section 9.15 (hedge arrangements, but only to the extent of Borrower’s failure to obtain (or to cause its Affiliate to obtain) either a Hedge Agreement or Guaranty of interest, at Borrower’s option, when required thereunder) or Section 9.18 (ERISA). Section 10.8 Involuntary Bankruptcy or Other Proceeding. Commencement of an involuntary case or other proceeding against Borrower or Guarantor (each, a “Bankruptcy Party”) which seeks liquidation, reorganization or other relief with respect to it or its debts or other liabilities under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeks the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any of its property, and such involuntary case or other proceeding shall remain undismissed or unstayed for a period of one hundred twenty (120) days; or an order for relief against a Bankruptcy Party shall be entered in any such case under the Federal Bankruptcy Code. Section 10.9 Voluntary Petitions, Etc. Commencement by a Bankruptcy Party of a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its Debts or other liabilities under any bankruptcy, insolvency or other similar law or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official for it or any of its property, or consent by a Bankruptcy Party to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or the making by a Bankruptcy Party of a general assignment for the benefit of creditors, or the failure by a Bankruptcy Party, or the admission by a Bankruptcy Party in writing of its inability, to pay its debts generally as they become due, or any action by a Bankruptcy Party to authorize or effect any of the foregoing. Section 10.10 Dissolution. Borrower or Guarantor shall be terminated, dissolved or liquidated (as a matter of law or otherwise) or proceedings shall be commenced by any Person (including Borrower or Guarantor) seeking the termination, dissolution or liquidation of Borrower or Guarantor which, in the case of actions by Persons other than Borrower or Guarantor or any of their Affiliates, shall continue unstayed and in effect for a period of one hundred twenty (120) or more days. 104

Section 10.11 Judgments. A final, unappealable judgment is entered against Borrower for the payment of any Debt in excess of $2,000,000, which judgment shall continue for a period of ten (10) consecutive Business Days without being vacated, discharged, satisfied, or stayed or bonded pending appeal; or a judgment or judgments shall be entered against Guarantor for the payment of money in excess of $1,000,000,000 in the aggregate, which judgment or judgments shall continue for a period of thirty (30) consecutive days without being vacated, discharged, satisfied, or stayed or bonded pending appeal. Section 10.12 Security. The Liens created by the Security Documents shall at any time not constitute a valid and perfected first priority Lien (subject to the Permitted Encumbrances) on the collateral intended to be covered thereby in favor of Administrative Agent, free and clear of all other Liens (other than the Permitted Encumbrances), or any of the Security Documents shall for whatever reason be terminated or cease to be in full force and effect, or the enforceability thereof shall be contested by Borrower or Guarantor or any of their respective Affiliates. Notwithstanding the foregoing, (x) the existence of any Lien for the performance of any work or the supply of any materials which encumbers the Project or any part thereof shall not constitute an Event of Default under this Section 10.12, provided that (i) Borrower shall be contesting such Lien in accordance with Section 9.13 or (ii) such Lien shall be discharged from the Project, as a result of bonding or otherwise, not later than forty five (45) days after Borrower is notified of the existence of such Lien; and (y) the existence of any Lease which is not a Permitted Lease, other than a master lease or ground lease of all or a substantial portion of the Project, shall not be subject to this Section 10.12, but shall instead be subject to Section 10.16. Section 10.13 Guarantor Documents. Guarantor or any other guarantor shall (i) default under the Guaranty, Environmental Indemnity or (if applicable) any Qualified Guaranty beyond any applicable notice and grace period; or (ii) revoke in writing, or attempt to revoke in writing, its obligations under the Guaranty, Environmental Indemnity or (if applicable) any Qualified Guaranty. Section 10.14 Hedge Agreement; Guaranty of Interest. Borrower shall either (A) default under any Hedge Agreement required to be maintained pursuant to this Agreement and such default is not cured within any applicable notice and cure periods provided therein or waived in writing by the counterparty thereto or (B) the guarantor under any Guaranty of interest that is maintained pursuant to this Agreement shall default under such Guaranty; unless, in either case, Borrower delivers to Administrative Agent, either (i) a substitute Hedge Agreement satisfying the requirements of Section 9.15 of this Agreement or (ii) a guaranty of interest in the form attached on Exhibit K and otherwise satisfying the requirements of Section 9.15 of this Agreement. 105

Section 10.15 Condominium Covenants. Borrower shall fail to pay any of the Condominium Charges to be paid by Borrower pursuant to the Condominium Documents when the same are due and payable (taking into account any applicable grace or cure periods granted to Borrower pursuant to the Condominium Documents), except to the extent Administrative Agent is obligated to disburse funds from the Condominium Charges Reserve Account to pay for such insurance under this Agreement, Administrative Agent has sufficient funds in the Condominium Charges Reserve Account to make such payment and Administrative Agent fails to make such payment; or (ii) the Condominium Board fails in accordance with the terms of the Condominium Documents (A) following at least five (5) days written notice to Borrower (or upon written notice to Borrower, if any such insurance shall not be in full force and effect or shall be due to expire within one (1) Business Day), to keep the Common Elements and/or the Project, as applicable, insured against the hazards specified in the Condominium Documents in the amounts and pursuant to policies in the form specified therein or (B) to pay, as and when the same becomes due and payable, any charge or encumbrance which results in a Lien against the Project and such Lien shall not be discharged, dismissed or bonded by the Condominium Board or Borrower within forty-five (45) days of such imposition (provided that such failure to cause such Lien to be discharged, dismissed or bonded shall not result in an Event of Default if Borrower or the Condominium Board shall be contesting such Lien in accordance with Section 9.13), or (iii) without the prior written consent of Administrative Agent, Borrower fails to comply with any terms of the Condominium Documents and the Condominium Act beyond any applicable notice and grace periods and such failure results in a Material Adverse Effect with respect to the Project, or (iv) the Condominium is terminated without Administrative Agent’s prior written consent. Section 10.16 Covenants. Borrower’s failure to fully perform any and all covenants and agreements under this Agreement or under any of the other Loan Documents, and, with respect to covenants and agreements other than those specifically reference in this Article 10, or for which another cure period is provided, such failure is not cured by Borrower within thirty (30) days after Administrative Agent gives notice to Borrower thereof, provided that if such Potential Default is not curable within such 30-day period then Borrower shall have an additional reasonable period to cure same not to exceed 60 days (i.e., 90 days in all), provided that Borrower has commenced to cure such Potential Default during the initial 30-day period and is at all times diligently and continuously proceeding to cure such Potential Default and the continuing existence of such Potential Default shall not have a Material Adverse Effect. ARTICLE 11 REMEDIES Section 11.1 Remedies - Insolvency Events. Upon the occurrence of any Event of Default described in Section 10.8 or 10.9, the obligations of the Lenders to advance amounts hereunder shall immediately terminate, and all amounts due under the Loan Documents immediately shall become due and payable, all without 106 written notice and without presentment, demand, protest, notice of protest or dishonor, notice of intent to accelerate the maturity thereof, notice of acceleration of the maturity thereof, or any other notice of default of any kind, all of which are hereby expressly waived by Borrower; provided, however, if the Bankruptcy Party under Section 10.8 or 10.9 is other than Borrower, then upon the occurrence of any Event of Default described in Section 10.8 or 10.9, all amounts due under the Loan Documents shall become immediately due and payable at Administrative Agent’s election or by Administrative Agent at the direction of the Required Lenders.. Section 11.2 Remedies - Other Events. Except as set forth in Section 11.1, while any Event of Default exists, Administrative Agent may, and at the direction of the Required Lenders shall, (1) by written notice to Borrower, declare the entire amount of the Loans to be immediately due and payable without presentment, demand, protest, notice of protest or dishonor, notice of intent to accelerate the maturity thereof, notice of acceleration of the maturity thereof, or other notice of default of any kind, all of which are hereby expressly waived by Borrower, (2) terminate the obligation, if any, of the Lenders to advance amounts hereunder, and (3) exercise all rights and remedies therefor under the Loan Documents and at law or in equity. Section 11.3 Administrative Agent’s Right to Perform the Obligations. If Borrower shall fail, refuse or neglect to make any payment or perform any act required by the Loan Documents, then while any Event of Default exists, and without notice to or demand upon Borrower and without waiving or releasing any other right, remedy or recourse Administrative Agent or any Lender may have because of such Event of Default, Administrative Agent may (but shall not be obligated to) make such payment or perform such act for the account of and at the expense of Borrower, and shall have the right to enter upon the Project for such purpose and to take all such action thereon and with respect to the Project as it may deem necessary or appropriate. If Administrative Agent shall elect to pay any sum due with reference to the Project pursuant to the immediately preceding sentence, Administrative Agent may do so in reliance on any bill, statement or assessment procured from the appropriate Governmental Authority or other issuer thereof without inquiring into the accuracy or validity thereof. Similarly, in making any payments to protect the security intended to be created by the Loan Documents during the continuance of an Event of Default, Administrative Agent shall not be bound to inquire into the validity of any apparent or threatened adverse title, Lien, encumbrance, claim or charge before making an advance for the purpose of preventing or removing the same. Additionally, if any Hazardous Materials affect or threaten to affect the Project, then, during the continuance of an Event of Default, Administrative Agent may (but shall not be obligated to) give such notices and take such actions as it deems necessary or advisable in order to abate the discharge of any Hazardous Materials or remove the Hazardous Materials. All sums paid by Administrative Agent pursuant to this Section 11.3, together with interest thereon at the Default Rate from the date of such payment or expenditure until paid, shall constitute additions to the Loans, shall be secured by the Loan Documents and shall be paid by Borrower to Administrative Agent upon demand. 107

Section 11.4 Application of Funds Received by Administrative Agent. In the event that the entire amount of the Loans shall have been declared or becomes due and payable pursuant to the provisions of this Article, any funds received by Administrative Agent and the Lenders from or on behalf of Borrower shall be applied by Administrative Agent and the Lenders in liquidation of the Loans and the obligations of Borrower under the Loan Documents in the following manner and order: (i) first, to the payment of all costs of collection incurred by Administrative Agent and all costs and expenses relating to the enforcement by Administrative Agent of any of the Loan Documents, and any costs or expenses incurred by Administrative Agent in accordance with Section 12.5; (ii) second, to the repayment of any and all Special Advances; (iii) third, to all costs and expenses incurred by any of the Lenders pursuant to Section 12.5; (iv) fourth, to the payment of any fees or expenses due Administrative Agent, the Lead Arrangers and the Lenders from Borrower; (v) fifth, [reserved]; (vi) sixth, to the payment pro rata of any accrued unpaid interest, Additional Interest payable under any Hedge Agreement secured by the Mortgage in accordance with Section 9.15(4), or any amounts due to the Lenders from Borrower pursuant to Section 2.9 (Break Funding Payments); (vii) seventh, to the payment pro rata of principal outstanding on the Notes; and (viii) the balance to the party legally entitled to the same. ARTICLE 12 MISCELLANEOUS Section 12.1 Notices. (1) Generally. Except in the case of notices and other communications pursuant to Section 2.10 or otherwise expressly permitted to be given hereunder electronically (and subject to subsection (2) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows: (a) if to Borrower, to it at c/o Vornado Realty Trust, 210 Route 4 East, Paramus, New Jersey 07652, Attention: Chief Financial Officer (via email in lieu of Telecopy, at jmacnow@vno.com; with copies to: (i) Borrower at c/o Vornado Realty Trust, 888 Seventh Avenue, New York, New York 10106, Attention: Corporation 108

Counsel (via email in lieu of Telecopy, at arice@vno.com); (ii) Borrower at c/o Vornado Realty Trust, 888 Seventh Avenue, New York, New York 10106, Attention: President (via email in lieu of Telecopy, at mfranco@vno.com), and (iii) Sullivan & Cromwell LLP, 125 Broad Street, New York, New York 10004, Attention: Arthur S. Adler, Esq. (via email in lieu of Telecopy, at adlera@sullcrom.com); (b) if to Administrative Agent or JPM Securities, to it at 237 Park Avenue, Floor 6, New York, New York 10017, Attention: Natalya M. Robles (via email in lieu of Telecopy, at natalya.m.robles@jpmorgan.com), with copies to (i) Administrative Agent at 4 New York Plaza, New York, New York 10004, Attention: Lanre Williams, Esq. (via email in lieu of Telecopy, at lanre.williams@jpmchase.com), (ii) Administrative Agent at 700 N. Pearl Street, 13th Floor, Dallas, Texas 75201, Attention: Loan Agency and Services Group, and (iii) Morrison & Foerster LLP, 250 W 55th Street, New York, New York 10019, Attention: Keith Print, Esq. (via email in lieu of Telecopy, at kprint@mofo.com); (c) if to any Lender (other than Administrative Agent) or any Lead Arranger (other than JPM Securities), to it at its address (or telecopy number) set forth on its signature page hereto or on its signature page to its Assignment and Assumption (as applicable); and (d) if to Guarantor, to it at c/o Vornado Realty Trust, 210 Route 4 East, Paramus, New Jersey 07652, Attention: Chief Financial Officer (via email in lieu of Telecopy, at jmacnow@vno.com; with copies to: (i) Guarantor at c/o Vornado Realty Trust, 888 Seventh Avenue, New York, New York 10106, Attention: Corporation Counsel (via email in lieu of Telecopy, at arice@vno.com); (ii) Guarantor at c/o Vornado Realty Trust, 888 Seventh Avenue, New York, New York 10106, Attention: President (via email in lieu of Telecopy, at mfranco@vno.com), and (iii) Sullivan & Cromwell LLP, 125 Broad Street, New York, New York 10004, Attention: Arthur S. Adler, Esq. (via email in lieu of Telecopy, at adlera@sullcrom). (2) Electronic Notices. Administrative Agent or Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications. (3) Changes in Address. Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt. Section 12.2 Amendments, Waivers, Etc. (1) Subject to any consents of the Required Lenders or all of the Lenders required pursuant to Sections 12.2(2) and 12.2(3), respectively, and any other provisions of this Agreement and any other Loan Document which expressly require the consent, approval or authorization of the Required Lenders or all of the Lenders, this Agreement and any other Loan Document may be 109 amended, modified or supplemented by an instrument in writing signed by Borrower and Administrative Agent. (2) Notwithstanding anything in Section 12.2(1) to the contrary (but subject to the provisions of Section 2.7(b) and (c), and Section 12.2(3) below)), Administrative Agent will not, without the written consent of the Required Lenders (subject to any standard of reasonability as may be expressly set forth in the Loan Documents), (a) execute and deliver any material amendment, modification or supplement of the Loan Documents or any instrument waiving or consenting to a departure from any of the material requirements of the Loan Documents, including, without limitation, any material amendment, modification or supplement of, or any waiver or departure from any of the material requirements of, the provisions of Section 3.1 (Insurance) (other than Section 3.1(1)(h)), Section 4.2 (Cash Management Account), Section 4.5 (Excess Cash Flow; Excess Cash Flow Sweep Account), Section 9.3 (Control; Management); Section 12.23 (Assignments and Participations), Article 14 (Administrative Agent), the definitions of “Additional Collateral” (including the forms of Additional Collateral permitted to be provided pursuant to this Agreement), “Eligible Assignee”, “Single Purpose Entity” and “Threshold Amount” set forth in Section 1.1, or any provisions of the Loan Documents which pursuant to their express terms require the Required Lenders’ consent; (b) after the occurrence of an Event of Default, (i) waive any Event of Default which is the subject of any written notice of default given by Administrative Agent to Borrower; (ii) declare the Loans to be immediately due and payable, or rescind any such declaration; (iii) commence any action to foreclose the lien of the Mortgage or conduct a foreclosure sale pursuant to a power of sale; (iv) accept a deed in lieu of foreclosure; (v) seek the appointment of a receiver; (vi) file or approve any plan in any bankruptcy proceeding involving Borrower, Guarantor or the Project; (vii) commence any suit on the Note to collect the Indebtedness; or (viii) commence any suit on the Guaranty or (if applicable) any Qualified Guaranty to collect the guaranteed amounts; or (c) after any foreclosure of the lien of the Mortgage or acceptance of a deed in lieu of foreclosure, (i) adopt a Post-Foreclosure Plan or (ii) appoint a property manager for the Project other than in accordance with such approved Post-Foreclosure Plan. (3) Notwithstanding anything in Sections 12.2(1) and 12.2(2) to the contrary, Administrative Agent will not, without the consent of all of the Lenders (subject to any standard of reasonability as may be expressly set forth in the Loan Documents), agree to the following: (a) reduce, or forgive any portion of, the principal amount of the Loans or reduce the interest rate thereon (other than a reduction or waiver of interest accruing at the Default Rate, which may be reduced or waived by the Required Lenders); (b) extend any stated payment date for principal of or interest on the Loans payable to such Lender; (c) release Borrower, Guarantor or any other party from liability under the Loan Documents (except for any release of (i) Borrower in connection with a transfer of the Project to a successor borrower in accordance with Section 9.1(2), (ii) any assigning Lender pursuant to Section 12.23 and (iii) any resigning Administrative Agent pursuant to Section 14.6); (d) release or subordinate in whole or in part any material portion of the collateral given as security for the Loans (except as provided in Sections 9.1(4) and 9.1(5)) (it being specifically acknowledged and agreed that the Excess Development Rights do not constitute collateral for the Loans); (e) modify any of the provisions of this Section 12.2, the definition of “Required Lenders” or any other provision in the Loan Documents specifying the number or percentage of Lenders required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder; (f) modify the terms of Article 10; (g) 110 consent to (i) the sale, transfer or encumbrance of any portion of the Project (or any interest therein) or any direct or indirect ownership interest therein (except for any transfer of the Project to a successor borrower in accordance with Section 9.1(2)) and (ii) the incurrence by Borrower of any additional indebtedness secured by the Project; or (h) modify the requirement set forth in the second sentence of Section 3.1(1)(d) that the insurance described therein be maintained on a replacement cost basis. (4) Notwithstanding anything to contrary contained in this Agreement, any modification or supplement of Article 14, or of any of the rights or duties of Administrative Agent hereunder shall require the consent of Administrative Agent. Section 12.3 Limitation on Interest. It is the intention of the parties hereto to conform strictly to applicable usury laws. Accordingly, all agreements between Borrower, Administrative Agent and the Lenders with respect to the Loans are hereby expressly limited so that in no event, whether by reason of acceleration of maturity or otherwise, shall the amount paid or agreed to be paid to Administrative Agent or any Lender or charged by any Lender for the use, forbearance or detention of the money to be lent hereunder or otherwise, exceed the maximum amount allowed by law. If the Loans would be usurious under applicable law (including the laws of the State and the laws of the United States of America), then, notwithstanding anything to the contrary in the Loan Documents: (1) the aggregate of all consideration which constitutes interest under applicable law that is contracted for, taken, reserved, charged or received under the Loan Documents shall under no circumstances exceed the maximum amount of interest allowed by applicable law, and any excess shall be credited on the Notes by the holders thereof (or, if the Notes have been paid in full, refunded to Borrower); and (2) if maturity is accelerated by reason of an election by Administrative Agent in accordance with the terms hereof, or in the event of any prepayment, then any consideration which constitutes interest may never include more than the maximum amount allowed by applicable law. In such case, excess interest, if any, provided for in the Loan Documents or otherwise, to the extent permitted by applicable law, shall be amortized, prorated, allocated and spread from the date of advance until payment in full so that the actual rate of interest is uniform through the term hereof. If such amortization, proration, allocation and spreading is not permitted under applicable law, then such excess interest shall be cancelled automatically as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited on the Notes (or, if the Notes have been paid in full, refunded to Borrower). The terms and provisions of this Section 12.3 shall control and supersede every other provision of the Loan Documents. The Loan Documents are contracts made under and shall be construed in accordance with and governed by the laws of the State, except that if at any time the laws of the United States of America permit the Lenders to contract for, take, reserve, charge or receive a higher rate of interest than is allowed by the laws of the State (whether such federal laws directly so provide or refer to the law of any state), then such federal laws shall to such extent govern as to the rate of interest which the Lenders may contract for, take, reserve, charge or receive under the Loan Documents. 111

Section 12.4 Invalid Provisions. If any provision of any Loan Document is held to be illegal, invalid or unenforceable, such provision shall be fully severable; the Loan Documents shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part thereof; the remaining provisions thereof shall remain in full effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance therefrom; and in lieu of such illegal, invalid or unenforceable provision there shall be added automatically as a part of such Loan Document a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible to be legal, valid and enforceable. Section 12.5 Reimbursement of Expenses. Borrower shall pay or reimburse Administrative Agent, the Lead Arrangers and/or the Lenders on demand of the applicable party for: (1) all reasonable out-of-pocket expenses (including, without limitation, reasonable attorneys’ fees, disbursements and other charges) incurred by Administrative Agent, the Lead Arrangers and the Lenders in connection with the syndication of the Loans (provided that Borrower shall not be responsible for such syndication costs incurred after the Closing Date) to the extent that the same are incurred more than three (3) months after the Closing Date), the preparation, negotiation, execution and recording of the Loan Documents and the closing of the Loans, including, without limitation, the reasonable out-of-pocket fees and expenses in connection with the closing of the Loans of the appraiser, environmental, engineering, insurance and other consultants engaged by Administrative Agent and all reasonable out-of-pocket expenses of the Lenders (but not any post-closing costs or expenses incurred by the Lenders) relating to the internal review of appraisals, environmental reports, engineering reports, and the cost of credit searches, “know your customer” due diligence, and public record searches, (2) all reasonable out-of-pocket expenses (including, without limitation, reasonable attorneys’ fees, disbursements and other charges) incurred by Administrative Agent from time to time in connection with the Loans, including the negotiation, preparation, execution, delivery and administration of any consents, amendments, waivers or other modifications to this Agreement and the other Loan Documents, and (3) all out-of-pocket amounts expended, advanced or incurred by Administrative Agent and the Lenders in connection with the enforcement of the rights of Administrative Agent and the Lenders under this Agreement or any other Loan Document or in connection with defending the rights and claims of Administrative Agent and the Lenders under the Loan Documents or with respect to the Project (by litigation or other proceeding), which amounts will include all reasonable out-of-pocket court costs, attorneys’ fees and expenses, fees of auditors and accountants, and investigation expenses as may be incurred by Administrative Agent and the Lenders in connection with any such matters (whether or not litigation is instituted); provided, however, that Borrower shall not be liable for the payment of any such costs and expenses to the extent the same arise (A) by reason of the gross negligence, illegal acts, fraud or willful misconduct of Administrative Agent or any of the Lenders, (B) in any other instance herein or in any other Loan Document that provides that the matter in question is to be at the expense of Administrative Agent or any Lender or at no cost to Borrower or words of similar import, (C) in connection with any assignment, syndication or sale of participations in the Loans subsequent to the Closing Date except as expressly set forth in clause (1) above, (D) in connection with any dispute, proceeding, buy-sell or other matters as may arise between or among Administrative Agent and/or one or more Lenders and/or one or 112 more Lead Arrangers, or (E) in connection with the execution of any note to replace lost, destroyed or mutilated notes. To the extent any amounts due under this Section 12.5 are not paid by Borrower within ten (10) Business Days after demand therefor by Administrative Agent, such amounts shall bear interest at the Default Rate from the date such amounts shall be incurred until paid, and in any event, all of such amounts shall secured by the Loan Documents. Section 12.6 Approvals; Third Parties; Conditions. All approval rights retained or exercised by Administrative Agent and the Lenders with respect to leases, contracts, plans, studies and other matters are solely to facilitate the Lenders’ credit underwriting, and shall not be deemed or construed as a determination that the Lenders have passed on the adequacy thereof for any other purpose and may not be relied upon by any other Person. This Agreement is for the sole and exclusive use of Administrative Agent, the Lenders and Borrower and may not be enforced, nor relied upon, by any Person other than Administrative Agent, the Lenders and Borrower. All conditions of the obligations of Administrative Agent and the Lenders hereunder, including the obligation to make advances, are imposed solely and exclusively for the benefit of Administrative Agent and the Lenders, their successors and assigns, and no other Person shall have standing to require satisfaction of such conditions or be entitled to assume that the Lenders will refuse to make advances in the absence of strict compliance with any or all of such conditions, and no other Person shall, under any circumstances, be deemed to be a beneficiary of such conditions, any and all of which may be freely waived in whole or in part by Administrative Agent and the Lenders at any time in their sole and absolute discretion. Section 12.7 Lenders and Administrative Agent Not in Control; No Partnership. None of the covenants or other provisions contained in this Agreement shall, or shall be deemed to, give Administrative Agent or any Lender the right or power to exercise control over the affairs or management of Borrower, the power of Administrative Agent and the Lenders being limited to the rights to exercise the remedies referred to in the Loan Documents. The relationship between Borrower and the Lenders is, and at all times shall remain, solely that of debtor and creditor. No covenant or provision of the Loan Documents is intended, nor shall it be deemed or construed, to create a partnership, joint venture, agency or common interest in profits or income between Administrative Agent, the Lenders and Borrower or to create an equity in the Project in Administrative Agent or any Lender. Administrative Agent and the Lenders neither undertake nor assume any responsibility or duty to Borrower or to any other person with respect to the Project or the Loans, except as expressly provided in the Loan Documents; and: (1) neither Administrative Agent nor any Lender is, nor shall be construed as, a partner, joint venturer, alter ego, manager, controlling person or other business associate or participant of any kind of Borrower or its stockholders, members, or partners and neither Administrative Agent nor any Lender intends to ever assume such status; (2) no Lender or Administrative Agent shall in any event be liable for any Debts, expenses or losses incurred or sustained by Borrower; and (3) no Lender or Administrative Agent shall be deemed responsible for or a participant in any acts, omissions or decisions of Borrower or its stockholders, members, or partners. Administrative Agent, the Lenders and Borrower disclaim any intention to create any partnership, joint venture, agency or common interest in profits or income between Administrative Agent, the Lenders and 113

Borrower, or to create an equity in the Project in Administrative Agent or any Lender, or any sharing of liabilities, losses, costs or expenses. Section 12.8 Time of the Essence. Time is of the essence with respect to this Agreement. Section 12.9 Successors and Assigns. Subject to the provisions of Section 12.23, this Agreement shall be binding upon and inure to the benefit of Administrative Agent, the Lenders and Borrower and the respective successors and permitted assigns. Section 12.10 Intentionally Omitted. Section 12.11 Waivers. No course of dealing on the part of Administrative Agent or any Lender, their officers, employees, consultants or agents, nor any failure or delay by Administrative Agent or any Lender with respect to exercising any right, power or privilege of Administrative Agent or any Lender under any of the Loan Documents, shall operate as a waiver thereof. Section 12.12 Cumulative Rights. Rights and remedies of Administrative Agent and the Lenders under the Loan Documents shall be cumulative, and the exercise or partial exercise of any such right or remedy shall not preclude the exercise of any other right or remedy. Section 12.13 Singular and Plural. Words used in this Agreement and the other Loan Documents in the singular, where the context so permits, shall be deemed to include the plural and vice versa. The definitions of words in the singular in this Agreement and the other Loan Documents shall apply to such words when used in the plural where the context so permits and vice versa. Section 12.14 Phrases. When used in this Agreement and the other Loan Documents, the phrase “including” shall mean “including, but not limited to,” and except as qualified by the words “reasonable” or “reasonably” (i) the phrases “satisfactory to any Lender” or “satisfactory to Administrative Agent” shall mean in form and substance satisfactory to such Lender or Administrative Agent, as the case may be, in all respects, (ii) the phrases “with Lender’s consent”, “with Lender’s approval”, “with Administrative Agent’s consent” or “with Administrative Agent’s approval” shall mean such consent or approval at Lender’s or Administrative Agent’s, as the case may be, discretion, and (iii) the phrases “acceptable to Lender” or “acceptable to Administrative Agent” shall mean acceptable to Lender or Administrative Agent, as the case may be, at such party’s sole and absolute discretion. 114

Section 12.15 Exhibits and Schedules. The exhibits and schedules attached to this Agreement are incorporated herein and shall be considered a part of this Agreement for the purposes stated herein. Section 12.16 Titles of Articles, Sections and Subsections. All titles or headings to articles, sections, subsections or other divisions of this Agreement and the other Loan Documents or the exhibits hereto and thereto are only for the convenience of the parties and shall not be construed to have any effect or meaning with respect to the other content of such articles, sections, subsections or other divisions, such other content being controlling as to the agreement between the parties hereto. Section 12.17 Promotional Material. All references to Administrative Agent or any Lender relating to the Loans contained in any press release, advertisement or promotional material issued by Borrower, Guarantor or any Affiliate thereof shall be approved in writing by Administrative Agent and such Lender in advance of issuance, and all references to Borrower, Guarantor or any Affiliate thereof relating to the Loans contained in any press release, advertisement or promotional material issued by Administrative Agent or any Lender or any Affiliate thereof shall be approved in writing by Borrower in advance of issuance, provided, however, that no approval shall be required if such reference is contained in any filing required to be made with the United Stated Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, or in any other filing required to be made with any Governmental Authority. Section 12.18 Survival. Except as otherwise expressly stated in this Agreement, all of the obligations of Borrower under the indemnification provisions of the Agreement and the other Loan Documents (including, without limitation, the environmental indemnities under Article 5, and the obligations under Sections 2.8, 2.9 and 2.12) shall survive (a) the repayment in full of the Loans and the release of the Liens evidencing or securing the Loans, (b) the transfer (by sale, foreclosure, conveyance in lieu of foreclosure or otherwise) of any or all right, title and interest in and to the Project to any party, whether or not an Affiliate of Borrower, and (c) in the case of any Lender that may assign any interest in its Commitment or Loans hereunder in accordance with the terms of this Agreement, the making of such assignment, notwithstanding that such assigning Lender may cease to be a “Lender” hereunder. Section 12.19 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR 115

ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION. Section 12.20 Governing Law. (1) THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS WERE NEGOTIATED IN THE STATE OF NEW YORK, AND MADE BY ADMINISTRATIVE AGENT AND LENDERS AND ACCEPTED BY BORROWER IN THE STATE OF NEW YORK, AND THE PROCEEDS OF THE NOTES DELIVERED PURSUANT HERETO WERE DISBURSED FROM THE STATE OF NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND THE OBLIGATIONS ARISING HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA. TO THE FULLEST EXTENT PERMITTED BY LAW, EACH OF BORROWER, ADMINISTRATIVE AGENT AND EACH LENDER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AND THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW. (2) ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST ADMINISTRATIVE AGENT, ANY LENDER OR BORROWER ARISING OUT OF OR RELATING TO THE LOAN DOCUMENTS MAY AT ADMINISTRATIVE AGENT’S OPTION (WHICH DECISION SHALL BE MADE BY THE REQUIRED LENDERS) BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY OF NEW YORK, COUNTY OF NEW YORK, PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW, AND BORROWER WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. BORROWER DOES HEREBY DESIGNATE AND APPOINT THE CORPORATION TRUST COMPANY HAVING AN OFFICE LOCATED AT 111 EIGHTH AVENUE, NEW YORK, NEW YORK 10011, AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED 116

IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK, AND AGREES THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS AND WRITTEN NOTICE OF SAID SERVICE MAILED OR DELIVERED TO BORROWER IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON BORROWER, IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK. BORROWER (A) SHALL GIVE PROMPT NOTICE TO ADMINISTRATIVE AGENT OF ANY CHANGED ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER, (B) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT WITH AN OFFICE IN NEW YORK, NEW YORK (WHICH SUBSTITUTE AGENT AND OFFICE SHALL BE DESIGNATED AS THE PERSON AND ADDRESS FOR SERVICE OF PROCESS), AND (C) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF ITS AUTHORIZED AGENT CEASES TO HAVE AN OFFICE IN NEW YORK, NEW YORK OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR. Section 12.21 Entire Agreement. This Agreement and the other Loan Documents embody the entire agreement and understanding between Administrative Agent, the Lenders and Borrower and supersede all prior agreements and understandings between such parties relating to the subject matter hereof and thereof. Accordingly, the Loan Documents may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties. Section 12.22 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall constitute an original, but all of which shall constitute one document. Section 12.23 Assignments and Participations. (1) Assignments by Borrower. Borrower may not assign any of its rights or obligations hereunder or under the Notes without the prior written consent of all of the Lenders and Administrative Agent or as permitted herein. (2) Assignments by the Lenders. Each Lender may assign any of its Loans, its Notes and its Commitment (but only with the consent of Administrative Agent and provided no Event of Default exists, with the consent of Borrower, not to be unreasonably withheld, delayed or conditioned); provided that: (a) no such consent by Administrative Agent or Borrower shall be required in the case of any assignment by any Lender to another Lender or an Affiliate of such Lender or such other Lender (provided that in the case of an assignment to any such Affiliate, the assigning Lender will not be released from its obligations under the Loan Documents and Administrative Agent may continue to deal only with such assigning 117

Lender and further provided that such assignment shall not result in any increased costs to, or obligations of, Borrower hereunder as of the date of such assignment); (b) except to the extent Administrative Agent shall otherwise consent, any such partial assignment (other than to another Lender or an Affiliate of a Lender) shall be in an amount at least equal to $10,000,000 (unless the entire amount of such Lender’s Loans are then being assigned); (c) subject to the applicable Lender’s compliance with the provisions of clause (b) above, Administrative Agent’s consent to an assignment shall not be unreasonably withheld, delayed or conditioned if (i) such assignment is made to an Eligible Assignee, and (ii) the provisions of clause (d) have been satisfied; (d) upon execution and delivery by the assignee (even if already a Lender) to Borrower and Administrative Agent of an Assignment and Assumption having the Commitment and Loans specified in such instrument, and upon consent thereto by Administrative Agent and Borrower to the extent required above, the assignee shall have, to the extent of such assignment, the obligations, rights and benefits of a Lender hereunder holding the Commitment and Loans (or portions thereof) assigned to it (in addition to the Commitment and Loans, if any, theretofore held by such assignee) and the assigning Lender shall, to the extent of such assignment, be released from the Commitment and Loans (or portion thereof) so assigned (subject to the proviso contained in clause (a) above). Upon each such assignment the assigning Lender shall pay Administrative Agent a processing and recording fee of $3,500 and the reasonable fees and disbursements of Administrative Agent’s counsel incurred in connection therewith; and (e) notwithstanding anything herein to the contrary, so long as no Event of Default shall have occurred and be continuing, Administrative Agent (including any successor Administrative Agent) shall not assign and/or grant participations in its Commitment or Loans if after such assignment and/or participation it would then retain a Commitment and Loans of less than 12.5% of the total amount of all Commitments and Loans. (3) Participations. (a) A Lender may sell or agree to sell to one or more other Persons (each a “Participant”) a participation in all or any part of any Loans held by it, or in its Commitment, provided (A) such Lender’s obligations under this Agreement and the other Loan Documents shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (C) Borrower, Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and the other Loan Documents and (D) such participation shall not result in any increased costs to, or obligations of, Borrower hereunder as of the date of such sale. In no event shall a Lender that sells a participation agree with the Participant to take or refrain from taking any action hereunder or under any other Loan Document except that such Lender may agree with the Participant that it will not, without the 118 consent of the Participant, agree to (i) increase or extend the term of such Lender’s Commitment, (ii) extend the date fixed for the payment of principal of or interest on the related Loan or Loans or any portion of any fee hereunder payable to the Participant, (iii) reduce the amount of any such payment of principal, (iv) reduce the rate at which interest is payable thereon, or any fee hereunder payable to the Participant, to a level below the rate at which the Participant is entitled to receive such interest or fee or (v) consent to any modification, supplement or waiver hereof or of any of the other Loan Documents to the extent that the same, under Section 12.2, requires the consent of each Lender. Subject to subsection (3)(b) of this Section 12.23, Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.8, 2.9 and 2.12 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (2) of this Section 12.23 (provided the Lender from which the Participant has acquired its interest complies with any requirements of such Sections applicable to such Lender). To the extent permitted by law, each Participant also shall be entitled to the benefits of this Section 12.23 as though it were a Lender; provided that such Participant agrees to be subject to this Section 12.23 as though it were a Lender. (b) A Participant shall not be entitled to receive any greater payment under Section 2.8, 2.9 or 2.12 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with Borrower’s prior written consent. A Participant that is a non-U.S. Person that would become a Lender shall not be entitled to the benefits of Section 2.12 unless Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of Borrower, to comply with Section 2.12 as though it were a Lender. (4) Certain Pledges. In addition to the assignments and participations permitted under the foregoing provisions of this Section 12.23 (but without being subject thereto), any Lender may (without notice to Borrower, Administrative Agent or any other Lender and without payment of any fee) assign and pledge all or any portion of its Loans and its Notes to any Federal Reserve Bank as collateral security pursuant to Regulation A and any operating circular issued by such Federal Reserve Bank, and such Loans and Notes shall be fully transferable as provided therein. No such assignment shall release the assigning Lender from its obligations hereunder. (5) Provision of Information to Assignees and Participants. A Lender may from time to time furnish any information concerning Borrower, Guarantor or any of their respective Affiliates or the Project delivered to such Lender pursuant to this Agreement to assignees and participants (including prospective assignees and participants) so long as such assignee or participant (or such prospective assignee or participant), as applicable, agrees in writing to comply with the confidentiality provisions set forth herein and in the other Loan Documents. (6) No Assignments to Borrower or Affiliates. Anything in this Section 12.23 to the contrary notwithstanding, no Lender may assign or participate any interest in any Loan held by it hereunder to Borrower or any of its Affiliates without the prior written consent of Administrative Agent and each Lender. (7) German Pfandbrief Legislation. Notwithstanding anything to the contrary contained in this Agreement, any Lender may pledge its Loan to a trustee, administrator, receiver or other Person (or their respective nominees, agents or collateral agents or collateral trustees) (a 119

“Security Trustee”) in connection with the issuance of covered mortgage bonds under German Pfandbrief legislation, as such legislation may be amended and in effect from time to time, or any substitute or successor legislation of a mortgage pool securing covered mortgage bonds issued by a German mortgage bank, or any other Person meeting the eligibility requirements and being permitted to issue covered mortgage bonds, under German Pfandbrief legislation, as such legislation may be amended and in effect from time to time, or any substitute or successor legislation. Borrower, Administrative Agent and the Lenders agree to execute, within fifteen (15) Business Days after written request therefor is made by Administrative Agent to Borrower and the Lenders, any documents or any amendments, amendments and restatements and/or modifications to any Loan Document (including amended, amended and restated and/or replacement promissory notes) and/or any estoppel certificates from Borrower reasonably requested by Administrative Agent or such pledging Lender in order to make the Loan Documents eligible under German Pfandbrief legislation, as such legislation may be amended and in effect from time to time, or any substitute or successor legislation, without charge to Borrower, Administrative Agent and the Lenders, provided that (i) such documents, amendments, amendments and restatements, modifications and/or estoppel certificates do not (a) expand the liability or obligations of Borrower, Administrative Agent and/or the Lenders under the Loan Documents or diminish the rights of Borrower, Administrative Agent and/or the Lenders under the Loan Documents or (b) expand the liability or obligations of any assignee of a Lender or any Participant under the Loan Documents or diminish the rights of any assignee of a Lender or any Participant under the Loan Documents; and (ii) the pledging Lender shall pay all costs and expenses (including reasonable out-of-pocket attorney’s fees and disbursements) incurred by Borrower, Administrative Agent and the Lenders in connection with such documents, amendments, amendments and restatements, modifications and/or estoppel certificates. Notwithstanding any pledge pursuant to this Section 12.23(7), (i) Administrative Agent shall continue to deal solely with the pledging Lender and (ii) the pledging Lender shall not agree with the pledgee that the pledging Lender will not take or refrain from taking any action hereunder or under any other Loan Document without the pledgee’s (or any other Person’s) consent; provided, however, that after any foreclosure of such pledge, the Security Trustee (rather than the pledging Lender) shall have the sole right and power to exercise any and all approval, consent and voting rights under the Loan Documents which relate to the pledging Lender’s Loan, but only to the extent that such approval, consent or voting rights relate to any of the matters requiring the consent of all of the Lenders set forth in Section 12.2(3). Section 12.24 Brokers. Borrower hereby represents to Administrative Agent and each Lender that Borrower has not dealt with any broker, underwriters, placement agent, or finder in connection with the transactions contemplated by this Agreement and the other Loan Documents. Borrower hereby agrees to indemnify and hold Administrative Agent and each Lender harmless from and against any and all claims, liabilities, costs and expenses of any kind in any way relating to or arising from a claim by any Person that such Person acted on behalf of Borrower in connection with the transactions contemplated herein. 120

Section 12.25 Right of Set-off. (1) Upon the occurrence and during the continuance of any Event of Default, each of the Lenders is, subject (as between the Lenders) to the provisions of subsection (3) of this Section 12.25, hereby authorized at any time and from time to time, without notice to Borrower (any such notice being expressly waived by Borrower) and to the fullest extent permitted by law, to set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held, and other indebtedness at any time owing, by such Lender in any of its offices, in Dollars or in any other currency, to or for the credit or the account of Borrower (but specifically excluding Guarantor or any other Affiliate of Borrower) against any and all of the respective obligations of Borrower now or hereafter existing under the Loan Documents, irrespective of whether or not such Lender or any other Lender shall have made any demand hereunder and although such obligations may be contingent or unmatured and such deposits or indebtedness may be unmatured. Each Lender hereby acknowledges that the exercise by any Lender of offset, set-off, banker’s lien, or similar rights against any deposit or other indebtedness of Borrower whether or not located in California or any other state with certain laws restricting lenders from pursuing multiple collection methods, could result under such laws in significant impairment of the ability of all the Lenders to recover any further amounts in respect of the Loan. Therefore, each Lender agrees that no Lender shall exercise any such right of set-off, banker’s lien, or otherwise, against any assets of Borrower (including all general or special, time or demand, provisional or other deposits and other indebtedness owing by such Lender to or for the credit or the account of Borrower) without the prior written consent of Administrative Agent and the Required Lenders. (2) Each Lender shall promptly notify Borrower and Administrative Agent after any such set-off and application, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Lenders under this Section 12.25 are in addition to other rights and remedies (including other rights of set-off) which the Lenders may have. (3) If an Event of Default has resulted in the Loans becoming due and payable prior to the stated maturity thereof, each Lender agrees that it shall turn over to Administrative Agent any payment (whether voluntary or involuntary, through the exercise of any right of setoff or otherwise) on account of the Loans held by it in excess of its ratable portion of payments on account of the Loans obtained by all the Lenders. Section 12.26 Limitation on Liability of Administrative Agent’s and the Lenders’ Officers, Employees, etc. Any obligation or liability whatsoever of Administrative Agent or any Lender which may arise at any time under this Agreement or any other Loan Document shall be satisfied, if at all, out of Administrative Agent’s or such Lender’s respective assets only. No such obligation or liability shall be personally binding upon, nor shall resort for the enforcement thereof be had to, the property of any of Administrative Agent’s or any Lender’s shareholders, directors, officers, employees or agents, regardless of whether such obligation or liability is in the nature of contract, tort or otherwise. 121

Section 12.27 Cooperation with Syndication. Borrower acknowledges that Lead Arrangers intend to syndicate a portion of the Commitments to one or more Lenders (the “Syndication”) and in connection therewith, Borrower will take all actions as Lead Arrangers and Wells Fargo Bank, N.A. may reasonably request to assist Lead Arrangers and Wells Fargo Bank, N.A. in their Syndication effort. Without limiting the generality of the foregoing, Borrower shall, as reasonably requested by the Lead Arrangers and Wells Fargo Bank, N.A. (at no cost or expense to Borrower other than as set forth in Section 12.5 and Borrower’s own costs and expenses), (i) facilitate the review of the Loan and the Project by any prospective Lender; (ii) assist Lead Arrangers and Wells Fargo Bank, N.A. and otherwise cooperate with Lead Arrangers and Wells Fargo Bank, N.A. in the preparation of information offering materials (which assistance may include reviewing and commenting on drafts of such information materials and drafting portions thereof); (iii) deliver updated information on Borrower and the Project; (iv) make representatives of Borrower available to meet with prospective Lenders at tours of the Project and bank meetings; (v) facilitate direct contact between the senior management and advisors of Borrower and any prospective Lender; and (vi) provide Lead Arrangers and Wells Fargo Bank, N.A. with all information reasonably deemed necessary by them to complete the Syndication successfully. Borrower agrees to take such further action, in connection with documents and amendments to the Loan Documents, as may reasonably be required to effect such Syndication, provided that the same shall not result in any increase in Borrower’s liabilities or obligations, or any decrease in Borrower’s rights, under this Agreement and the other Loan Documents. Section 12.28 WAIVER OF SPECIAL DAMAGES. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY AGREES THAT IT SHALL NOT ASSERT, AND HEREBY WAIVES, ANY CLAIM AGAINST ANY OTHER PARTY ON ANY THEORY OF LIABILITY, FOR SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES (AS OPPOSED TO DIRECT OR ACTUAL DAMAGES) ARISING OUT OF, IN CONNECTION WITH, OR AS A RESULT OF, THIS AGREEMENT OR ANY AGREEMENT OR INSTRUMENT CONTEMPLATED HEREBY, THE TRANSACTIONS CONTEMPLATED HEREBY, THE LOANS OR THE USE OF THE PROCEEDS THEREOF. Section 12.29 USA PATRIOT ACT NOTIFICATION. Each Lender that is subject to the requirements of Section 326 of the USA Patriot Act of 2001, 31 U.S.C. Section 5318, hereby notifies Borrower that pursuant to the requirements of such Act, it is required to obtain, verify and record information that identifies Borrower, which information includes the name and address of Borrower and other information that will allow Administrative Agent to identify Borrower in accordance with said Act. Section 12.30 Assignment of Mortgage and Notes. Administrative Agent and the Lenders each agrees to assign the Mortgage and the Notes, upon reasonable written notice from Borrower, and upon payment in full of the Loans at par, including, without limitation, all outstanding principal, accrued and unpaid interest, any 122

Additional Interest and any and all other Indebtedness, at no cost or expense to Borrower (other than Administrative Agent’s reasonable out-of-pocket attorneys’ fees and disbursements), to such Person as Borrower shall designate, without recourse and without representation or warranty, other than representations (i) that Administrative Agent, as administrative agent for the Lenders, is the legal holder of the Mortgage and has the authority to effect such assignment and that such Lender is the legal holder of the Notes it is assigning and has the authority to effect such assignment and (ii) as to the outstanding principal balance of the Loans at the time of such assignment. In connection therewith, in the event any of the Lenders is unable to deliver any of its original Notes, such Lender shall deliver a lost note affidavit and indemnity in respect thereof in a form reasonably acceptable to such Lender and the assignee. Section 12.31 Acknowledgment Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Swap Agreements or any other agreement or instrument that is a QFC (such support “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regime”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States): In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support. Section 12.32 Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party acknowledges that any liability of any Affected Financial Institution arising under any Loan Document may be 123 subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by: (1) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and (2) the effects of any Bail-In Action on any such liability, including, if applicable: (a) a reduction in full or in part or cancellation of any such liability; (b) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or (3) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority. ARTICLE 13 RECOURSE Section 13.1 Recourse. This Agreement and the other Loan Documents are valid and binding full recourse obligations of Borrower and shall be non-recourse to the Sole Member and to Guarantor and to the partners, officers, directors, trustees, shareholders and employees of Borrower, Sole Member and Guarantor, except that Guarantor (but not its partners, officers, directors, trustees, shareholders or employees) shall remain liable under the Guaranty, the Environmental Indemnity, and, to the extent delivered in accordance with Section 9.15(4) hereof, the guaranty of interest contemplated under such Section 9.15(4), to Administrative Agent and the Lenders pursuant to the terms thereof. ARTICLE 14 ADMINISTRATIVE AGENT Section 14.1 Appointment. Each of the Lenders hereby irrevocably appoints Administrative Agent as its agent and authorizes Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to Administrative Agent by the terms hereof, together with such actions and powers as are reasonably incidental thereto. 124

Section 14.2 Capacity as Lender. The bank serving as Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with Borrower or Affiliate thereof as if it were not Administrative Agent hereunder. Section 14.3 Duties and Obligations. Administrative Agent shall not have any duties or obligations except those expressly set forth herein. Without limiting the generality of the foregoing, (a) Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Potential Default or Event of Default has occurred and is continuing, (b) Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that Administrative Agent is required to exercise in writing as directed by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in this Agreement or the other Loan Documents), and (c) except as expressly set forth herein, Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to Borrower or any of its subsidiaries or Affiliates that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in this Agreement or the other Loan Documents) or in the absence of its own gross negligence or willful misconduct. Administrative Agent shall be deemed not to have knowledge of any Potential Default or Event of Default unless and until written notice thereof is given to Administrative Agent by Borrower or a Lender, and Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or in connection herewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, (v) the satisfaction of any condition set forth in this Agreement, other than to confirm receipt of items expressly required to be delivered to Administrative Agent, (vi) the value, sufficiency, creation, perfection or priority of any lien on the Mortgaged Property, or (vii) the financial condition of Borrower or Guarantor. Section 14.4 Reliance. Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. Administrative Agent may consult with legal counsel (who may be counsel for 125

Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. Section 14.5 Sub-Agents. Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by Administrative Agent. Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. Section 14.6 Resignation. Subject to the appointment and acceptance of a successor Administrative Agent as provided in this Section, Administrative Agent may resign at any time by notifying the Lenders and Borrower. Upon any such resignation, the Required Lenders shall have the right, in consultation with Borrower (provided that no Event of Default then exists), to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, including, without limitation, Section 12.23(2)(e), and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between Borrower and such successor. After Administrative Agent’s resignation hereunder, the provisions of this Article and Section 12.5 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent. Section 14.7 Independent Credit Analysis. Each Lender acknowledges that it has, independently and without reliance upon Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not 126 taking action under or based upon this Agreement, the other Loan Documents, any related agreement or any document furnished hereunder or thereunder. Section 14.8 Lender Actions Against Collateral. Each Lender agrees that it will not take any action, nor institute any actions or proceedings, with respect to Borrower’s obligations under this Agreement or any other Loan Document, against Borrower, Guarantor or any other obligor under this Agreement or the other Loan Documents or against any of the Mortgaged Property (including, without limitation, set-off rights against Borrower) without the consent of the Required Lenders. With respect to any action by Administrative Agent to enforce the rights and remedies of Administrative Agent and the Lenders under this Agreement and the other Loan Documents, each Lender hereby consents to the jurisdiction of the court in which such action is maintained, and agrees to deliver its Notes to Administrative Agent to the extent necessary to enforce the rights and remedies of Administrative Agent for the benefit of the Lenders under the Mortgage in accordance with the provisions hereof. Each Lender agrees to indemnify each of the other Lenders for any loss or damage suffered or cost incurred by such other Lender (including without limitation, attorneys fees and expenses and other costs of defense) as a result of the breach of this Section 14.8 by such Lender. Section 14.9 Lender Reply Period. All communications from Administrative Agent to Lenders requesting Lenders’ determination, consent or approval, in each case to the extent required under the terms of this Agreement, (i) shall be given in the form of a written notice to each Lender, (ii) shall be accompanied by a description of the matter as to which such determination, consent or approval is requested, (iii) shall include a legend substantially as follows, printed in capital letters or boldface type: “THIS COMMUNICATION REQUIRES IMMEDIATE RESPONSE. FAILURE TO RESPOND WITHIN FIVE (5) DAYS AFTER THE DELIVERY OF THIS COMMUNICATION SHALL CONSTITUTE A DEEMED APPROVAL BY THE ADDRESSEE OF THE MATTER DESCRIBED ABOVE.” and (iv) shall include Administrative Agent’s recommended course of action or determination in respect thereof. Each Lender shall reply promptly to any such request, but in any event within five (5) days after the delivery of such request by Administrative Agent (the “Lender Reply Period”). Unless a Lender shall give written notice to Administrative Agent that it objects to the recommendation or determination of Administrative Agent (together with a written explanation of the reasons behind such objection) within the Lender Reply Period, such Lender shall be deemed to have approved of or consented to such recommendation or determination. With respect to decisions requiring the approval of the Required Lenders or all Lenders, Administrative Agent shall timely submit any required written notices to all Lenders and upon receiving the required approval or consent shall follow the course of action or determination recommended by Administrative Agent or such other course of action recommended by the Required Lenders or all of the Lenders, as the case may be, and each non-responding Lender 127 shall be deemed to have concurred with such recommended course of action. Section 14.10 Foreclosure. In the event that all or any portion of the Mortgaged Property is acquired by Administrative Agent as the result of a foreclosure or acceptance of a deed or assignment in lieu of foreclosure, or is retained in satisfaction of all or any part of the Indebtedness, title to any such Mortgaged Property or any portion thereof shall be held in the name of Administrative Agent or a subsidiary or other designee of Administrative Agent, as nominee for the benefit of the Lenders, or in an entity co-owned by the Lenders as determined by Administrative Agent. Administrative Agent shall prepare a recommended course of action for such Mortgaged Property (the “Post-Foreclosure Plan”) and submit it to the Lenders for approval by the Required Lenders. In the event that Administrative Agent does not obtain the approval of the Required Lenders to such Post-Foreclosure Plan, any Lender shall be permitted to submit an alternative Post-Foreclosure Plan to Administrative Agent, and Administrative Agent shall submit any and all such additional Post-Foreclosure Plan(s) to the Lenders for evaluation and the approval by the Required Lenders. In accordance with the approved Post-Foreclosure Plan, Administrative Agent shall manage, operate, repair, administer, complete, construct, restore or otherwise deal with the Mortgaged Property acquired and administer all transactions relating thereto, including, without limitation, employing a management agent, leasing agent and other agents, contractors and employees, including agents for the sale of such Mortgaged Property, and the collecting of rents and other sums from such Mortgaged Property and paying the expenses of such Mortgaged Property. Upon demand therefor from time to time, each Lender will contribute its ratable share (based on their respective Commitments immediately prior to the termination thereof) of all reasonable costs and expenses incurred by Administrative Agent pursuant to the Post-Foreclosure Plan in connection with the construction, operation, management, maintenance, leasing and sale of the Mortgaged Property. In addition, Administrative Agent shall render or cause to be rendered by the managing agent, to each of the Lenders, monthly, an income and expense statement for such Mortgaged Property, and each of the Lenders shall promptly contribute its ratable share (based on their respective Commitments immediately prior to the termination thereof) of any operating loss for the Mortgaged Property, and such other expenses and operating reserves as Administrative Agent shall deem reasonably necessary pursuant to and in accordance with the Post-Foreclosure Plan. To the extent there is net operating income from such Mortgaged Property, Administrative Agent shall, in accordance with the Post-Foreclosure Plan, determine the amount and timing of distributions to the Lenders. All such distributions shall be made to the Lenders in proportion to their respective Commitments immediately prior to the termination thereof. The Lenders acknowledge that if title to any Mortgaged Property is obtained by Administrative Agent or its subsidiary or designee, or an entity co-owned by the Lenders, such Mortgaged Property will not be held as a permanent investment but will be disposed of as soon as practicable and within a time period consistent with the regulations applicable to national banks for owning real estate. Administrative Agent shall undertake to sell such Mortgaged Property at such price and upon such terms and conditions as the Required Lenders shall reasonably determine to be most advantageous. Any purchase money mortgage or deed of trust taken in connection with the disposition of such Mortgaged Property in accordance with the immediately preceding sentence shall name Administrative Agent, as agent for the Lenders, as the beneficiary or mortgagee. In such case, Administrative Agent and the Lenders shall enter into an agreement with respect to such purchase money mortgage defining the rights 128 of the Lenders in the same, which agreement shall be in all material respects similar to the rights of the Lenders with respect to the Mortgaged Property. Lenders agree not to unreasonably withhold or delay their approval of a Post-Foreclosure Plan or any third party offer to purchase the Mortgaged Property. Section 14.11 Defaulting Lender. Notwithstanding any provision of this Agreement to the contrary, if a Lender becomes a Defaulting Lender, the following provisions shall apply for so long as such Lender is a Defaulting Lender; (a) Suspension of Voting Rights. Such Defaulting Lender shall not have the right to vote on any issue on which any vote or approval is required by any Lender hereunder and the Commitment of such Defaulting Lender shall not be included in determining whether the Required Lenders have taken or may take any action hereunder. (b) Turn Over of Payments. All amounts payable hereunder to the Defaulting Lender in respect of the Indebtedness (whether on account of principal, interest, fees or otherwise, including, without limitation, interest payments from interest reserve allocations to the Defaulting Lender and any amounts that would otherwise be payable to the Defaulting Lender pursuant to Section 2.13, but excluding Section 2.14(2)) shall be paid to Administrative Agent, retained in a segregate account and, subject to any applicable requirements of law, be applied as follows: (i) first, to the payment of any amounts owing by the Defaulting Lender to Administrative Agent hereunder, (ii) second, to the funding of any Borrowing in respect of which the Defaulting Lender has failed to fund its portion as required by this Agreement, as determined by Administrative Agent, (iii) third, to the payment of any amounts owing by the Defaulting Lender to the Non-Defaulting Lenders hereunder, including, without limitation, for any Special Advance under subsection (c) of this Section 14.11, and (iv) fourth, to the Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if such payment is (x) a prepayment of the principal amount of any Loans and (y) made at a time when the conditions set forth in Schedule 2.1 are satisfied, such payment shall be applied solely to repay the Loans of all Non-Defaulting Lenders pro rata prior to being applied to the prepayment of any Loans owed to the Defaulting Lender. (c) Special Advances. If a Lender fails to fund its portion of any Borrowing, in whole or part, within three (3) Business Days after the date required hereunder and Administrative Agent shall not have funded the Defaulting Lender’s portion of the Borrowing under Section 2.2(2), Administrative Agent shall so notify the Lenders, and within three (3) Business Days after delivery of such notice, the Non-Defaulting Lenders shall have the right, but not the obligation, in their respective, sole and absolute discretion, to fund all or a portion of such deficiency (the amount so funded by any such Non-Defaulting Lenders being referred to herein as a “Special Advance”) to Borrower. In such event, the Defaulting Lender and Borrower severally agree to pay to Administrative Agent for payment to the Non-Defaulting Lenders making the Special Advance, forthwith on demand such amount with interest thereon, for each day from and including the date such amount is made available to Borrower to but excluding the date of payment to Administrative Agent, at (i) in the case of the Defaulting Lender, the greater of the Federal Funds Effective Rate and a rate determined by Administrative 129

Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of Borrower, the interest rate applicable to ABR Loans. (d) Option to Purchase Future Commitment. The Non-Defaulting Lenders shall have the right, but not the obligation, in their respective, sole and absolute discretion, to acquire for no cash consideration (pro rata, based on the respective Commitments of those Lenders electing to exercise such right), the Defaulting Lender’s Commitment to fund future Loans (the “Future Commitment”). Upon any such purchase of the Defaulting Lender’s Future Commitment, the Defaulting Lender’s share in future Loans and its rights under the Loan Documents with respect thereto shall terminate on the date of purchase, and the Defaulting Lender shall promptly execute all documents reasonably requested to surrender and transfer such interest and the Non-Defaulting Lenders acquiring such rights shall be obligated to fund the Defaulting Lender’s Future Commitment in accordance with the terms of this Agreement. Any purchase of a Defaulting Lender’s Future Commitment shall not affect such Defaulting Lenders rights and obligations with respect to its Commitment regarding Loans previously advanced by such Defaulting Lender. (e) Replacement of Defaulting Lender. (i) By Required Lenders. The Required Lenders may, upon notice to the Defaulting Lender and Administrative Agent, require the Defaulting Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 12.23) all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Defaulting Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder from the assignee (to the extent of such outstanding principal and accrued interest and fees) or Borrower (in the case of all other amounts); and (ii) Administrative Agent shall have received payment of any amounts owing by such Defaulting Lender to Administrative Agent or the other Lenders under this Agreement. The Defaulting Lender shall not be required to make any such assignment and delegation if, prior thereto, such Lender shall cease to be a Defaulting Lender. (ii) By Borrower. If the Lender has become a Defaulting Lender due to a failure to fund its Loans hereunder, Borrower may at its option replace Defaulting Lender under Section 2.14(2). (f) Indemnification. Each Defaulting Lender shall indemnify Administrative Agent, each Non-Defaulting Lender and Borrower from and against any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatever which may be imposed on, incurred by or asserted against Administrative Agent, any Non-Defaulting Lender or Borrower with respect to the Loan Documents in any way relating to or arising out of such Lender’s status as a Defaulting Lender. The obligations of the Defaulting Lender under this clause (f) shall survive the payment of the Indebtedness, the termination of this Agreement and the Defaulting Lender’s reversion to a Non-Defaulting Lender under subsection (g) of this Section 14.11. 130

(g) Ceasing to be a Defaulting Lender. A Lender shall cease to be Defaulting Lender only upon (i) the payment of all amounts due and payable by Defaulting Lender to Administrative Agent or any other Lender under this Agreement; (ii) the payment of any damages suffered by Borrower as a result of such Defaulting Lender’s default hereunder (including, without limitation, interest at the Prime Rate plus 3% on any portion of draw requests funded by Borrower with equity); (iii) the confirmation by the Lender to Administrative Agent and Borrower in writing that the Lender will comply with all of its funding obligations under this Agreement; and (iv) the circumstances described in clause (d) of the definition of “Defaulting Lender” do not exist. An assignment by a Lender of its rights and obligations under this Agreement shall not in and of itself cause the Lender to cease to be a Defaulting Lender. Section 14.12 Borrower’s Rights. Except for the provisions of this Article 14 which expressly grant Borrower any rights, the provisions of this Article 14 are solely for the benefit of Administrative Agent and the Lenders, and Borrower shall not have any rights to rely on, enforce or consent to any waiver, modification or amendment of, any of the provisions hereof; provided, however, that Borrower (a) acknowledges and agrees to the limitations set forth in Section 12.2(1) on Administrative Agent’s ability to act unilaterally with respect to this Agreement or the other Loan Documents, and (b) agrees that Administrative Agent’s inability to deliver any consent to, or approval of, an action requested by Borrower due to lack of appropriate Lender consent where Lender consent is required in accordance with the provisions of Section 12.2(1) shall not constitute an unreasonable withholding or delay by Administrative Agent in the giving of such consent or approval. Notwithstanding the foregoing, Borrower shall be entitled to rely on consents and approvals executed by Administrative Agent without investigation as to the existence of proper Lender authorization. Section 14.13 Indemnification by the Lenders. The Lenders agree to indemnify Administrative Agent (to the extent not reimbursed under Section 12.5, but without limiting the obligations of Borrower under Section 12.5) ratably in accordance with the aggregate principal amount of the Loans held by the Lenders (or, if no Loans are at the time outstanding, ratably in accordance with their respective Commitments), for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against Administrative Agent (including by any Lender) arising out of or by reason of any investigation in or in any way relating to or arising out of this Agreement or any other Loan Document or any other documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby (including, without limitation, the costs and expenses that Borrower is obligated to pay under Section 12.5, but excluding, unless a Event of Default has occurred and is continuing, normal administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or thereof or of any such other documents. 131

Section 14.14 Erroneous Payments. (a) Each Lender hereby agrees that (x) if Administrative Agent notifies such Lender that Administrative Agent has determined in its sole discretion that any funds received by such Lender from Administrative Agent or any of its Affiliates (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a “Payment”) were erroneously transmitted to such Lender (whether or not known to such Lender), and demands the return of such Payment (or a portion thereof), such Lender shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect, and (y) to the extent permitted by applicable law, such Lender shall not assert, and hereby waives, as to Administrative Agent, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by Administrative Agent for the return of any Payments received, including any defense based on “discharge for value” or any similar doctrine. A notice of Administrative Agent to any Lender under this Section 14.14 shall be conclusive, absent manifest error. (b) Each Lender hereby further agrees that if it receives a Payment from Administrative Agent or any of its Affiliates (x) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by Administrative Agent (or any of its Affiliates) with respect to such Payment (a “Payment Notice”) or (y) that was not preceded or accompanied by a Payment Notice, it shall be on notice, in each such case, that an error has been made with respect to such Payment. Each Lender agrees that, in each such case, or if it otherwise becomes aware a Payment (or portion thereof) may have been sent in error, such Lender shall promptly notify Administrative Agent of such occurrence and, upon demand from Administrative Agent, it shall promptly, but in no event later than one Business Day thereafter, return to Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to Administrative Agent at the greater of the NYFRB Rate and a rate determined by Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. (c) The Borrower hereby agrees that (x) in the event an erroneous Payment (or portion thereof) are not recovered from any Lender that has received such Payment (or portion thereof) for any reason, Administrative Agent shall be subrogated to all the rights of such Lender with respect to such amount and (y) an erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any obligations owed by the Borrower under any Loan Document except to the extent such erroneous Payment comprises funds received by Administrative Agent from Borrower or Guarantor. (d) Each party’s obligations under this Section 14.14 shall survive the resignation or replacement of Administrative Agent or any transfer of rights or obligations by, or 132 the replacement of, a Lender, the termination of the Commitments or the repayment of the Loans. [Signature Pages Follow] 133

IN WITNESS WHEREOF, the parties hereto have executed this Loan Agreement as of the day and year first above written. ADMINISTRATIVE AGENT: JPMORGAN CHASE BANK, N.A. By:______________________________ Name: Title: S-1

[Signature page for Loan Agreement continued] LENDER: JPMORGAN CHASE BANK, N.A. By:______________________________ Name Title: S-25

[Signature page for Loan Agreement continued] LENDER: WELLS FARGO BANK, N.A. By:______________________________ Name: Title: Address for Notices: ____________________________ ____________________________ ____________________________ Attention: ___________________ Telecopy: ___________________ S-35

S-45 LANDESBANK BADEN-WÜRTTEMBERG, NEW YORK Branch By:______________________________ Name: Title: By:______________________________ Name: Title: Address for Notices: Landesbank Baden-Württemberg New York Branch 280 Park Avenue, 31st Floor - West Building New York, NY 10017 Phone: (212) 584-1761 Fax: (212) 584-1769 Email: Lisa.Komm@LBBWus.com Attention: Lisa Komm Vice President, Relationship Manager Real Estate Finance Department (6017) LENDER:

[Signature page for Loan Agreement continued] BORROWER: 731 RETAIL ONE LLC, a Delaware limited liability company, By: 731 Commercial LLC, a Delaware limited liability company its sole member By: 731 Commercial Holding LLC, a Delaware limited liability company, its sole member By: Alexander’s Inc., a Delaware corporation, its sole member By: ________________________ Name: Title: 731 COMMERCIAL LLC, a Delaware limited liability company, By: 731 Commercial Holding LLC, a Delaware limited liability company, its sole member By: Alexander’s Inc., a Delaware corporation, its sole member By: __________________________ Name: Title: S-55

EXHIBIT A LEGAL DESCRIPTION OF PROJECT

IF "DOCVARIABLE "SWDocIDLocation"" = "1" " DOCPROPERTY "SWDocID"" "" EXHIBIT B [Form of Note]

EXHIBIT C [Form of Assignment and Assumption] ASSIGNMENT AND ASSUMPTION1 This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Loan Agreement identified below (as amended, the “Loan Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full. For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Loan Agreement, as of the Effective Date inserted by Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Loan Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and other rights of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Loan Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor. 1. Assignor: ______________________________ 2. Assignee: ______________________________ 3. Borrower: 731 Retail One LLC and 731 Commercial LLC 4. Administrative Agent: JPMorgan Chase Bank, N.A., as Administrative agent under the Loan Agreement 1 The Assignor’s right to enter into this Assignment and Assumption may be subject to the terms of a letter agreement from the Assignor to Administrative Agent and Borrower.

2 Facility Assigned $ Aggregate Amount of Commitment/Loans for the Assignor $ 5. Loan Agreement: Loan Agreement dated as of August 5, 2015 among 731 Retail One LLC and 731 Commercial LLC, the Lenders parties thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and certain other parties 6. Assigned Interest: % Amount of Commitment/Loans Assigned Effective Date: _____________ ___, 20___ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.] The Assignee agrees to deliver to Administrative Agent a completed Administrative Questionnaire in which the Assignee designates one or more Credit Contacts to whom all syndicate-level information (which may contain material non-public information about the Borrower, Guarantor, and their Related Parties or their respective securities) will be made available and who may receive such information in accordance with the Assignee’s compliance procedures and applicable laws, including Federal and state securities laws. The terms set forth in this Assignment and Assumption are hereby agreed to: ASSIGNOR [NAME OF ASSIGNOR] By:______________________________ Name: Title: ASSIGNEE [NAME OF ASSIGNEE] By:______________________________ Name: Title: Commitment Percentage of Assigned Commitment/Loans

3 Address for Notices: ____________________________ ____________________________ ____________________________ Attention: ___________________ Telecopy: ___________________

4 [Include if and to the extent applicable:] Consented to: JPMORGAN CHASE BANK, N.A., as Administrative Agent By:_________________________________ Name: Title: 731 RETAIL ONE LLC, a Delaware limited liability company By:______________________________ Name: Title: 731 COMMERCIAL LLC, a Delaware limited liability company By:______________________________ Name: Title:

5 ANNEX 1 STANDARD TERMS AND CONDITIONS FOR ASSIGNMENT AND ASSUMPTION 1. Representations and Warranties. 1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Loan Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by Borrower, any of its subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document. 1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Loan Agreement, (ii) it satisfies the requirements, if any, specified in the Loan Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Loan Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Loan Agreement, together with copies of the most recent financial statements delivered pursuant to Section 8.1 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on Administrative Agent or any other Lender, and (v) if it is a Non-U.S. Lender, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Loan Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender. 2. Payments. From and after the Effective Date, Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective

6 Date. 3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

EXHIBIT D [Form of Subordination, Non-Disturbance and Attornment Agreement]

EXHIBIT E [Form of Tenant Notice Letter]

EXHIBIT F [Form of Termination Letter] Date: _______________ JPMorgan Chase Bank, N.A., as Administrative Agent 270 Park Avenue, 45th Floor New York, New York 10017 Attention: Joan Matera, Executive Director Re: Loan Agreement (the “Loan Agreement”) among JPMorgan Chase Bank, N.A., as Administrative Agent (the “Agent”), the lenders party thereto (the “Lenders”), 731 Retail One LLC and 731 Commercial LLC (collectively, the “Borrower”), and certain other parties, secured by a first mortgage on premises known as Retail Unit 1 and Retail Unit 2 at the Beacon Court Condominium at 731 Lexington Avenue, New York, New York (the “Premises”) Ladies/Gentlemen: Reference is hereby made to that certain __________________ (the “Agreement”), dated _____________ between the Borrower and the undersigned. In consideration of the Lenders making the loans to the Borrower contemplated by the Loan Agreement, the undersigned agrees that upon the occurrence of an Event of Default (as defined in the Loan Agreement), the Agent may, upon notice to the undersigned, terminate the Agreement without any liability or obligation on the part of the Agent or the Lenders, such termination to be effective upon our receipt of such notice. We agree that our only recourse for any loss, cost, fee or expense due us, and any damages claimed by us, or arising by reason of such termination, shall be against Borrower. We agree to indemnify and hold harmless the Agent and the Lenders for any loss, liability or claim arising against or incurred by the Agent or any of the Lenders by reason of our failure to comply with any of the terms of this letter. This letter shall be construed under and in accordance with the laws of the State of New York and shall run to the benefit of the Agent and the Lenders and their respective successors and assigns. The undersigned hereby waives any right it may have to a trial by jury in connection with any claims or proceedings arising under this letter. Very truly yours, _________________________ By:____________________________ Name:

2 Title:

EXHIBIT G [Form of Hedge Agreement Pledge]

2. Proposed election of Eurodollar Borrowings: End of Interest Period Amount Effective Date of Interest Election Interest Period EXHIBIT H [Form of Interest Election RequestReserved] INTEREST ELECTION REQUEST 731 Retail One LLC and 731 Commercial LLC (collectively “Borrower”), JPMorgan Chase Bank, N.A., as Administrative Agent (“Agent”), the lenders party thereto and certain other parties executed and delivered that certain Loan Agreement dated as of August 5, 2015 (as amended or modified from time to time, the “Loan Agreement”). All terms used and not otherwise defined in this notice are used as defined in the Loan Agreement. Borrower notifies Agent that Borrower is exercising an interest election under the Loan Agreement. 1. Current Borrowings: ABR Borrowing of $_______________ Eurodollar Borrowings of: $__________________ $__________________ ____________________ ____________________ _______________ $__________________ ____________________ _______________ $__________________ $__________________ $__________________ ____________________ ____________________ _______________ ____________________ $__________________ ____________________ _______________ $__________________ $__________________ ____________________ ____________________ _______________ Amount $__________________ ____________________ $__________________ _______________ $__________________ ____________________ ____________________

2 Borrower represents that the interest election(s) and Interest Period(s) selected above comply with all provisions of the Loan Agreement and that no Event of Default has occurred and is continuing. Date: _______________, 201__ BORROWER: 731 RETAIL ONE LLC, a Delaware limited liability company By:______________________________ Name: Title: 731 COMMERCIAL LLC, a Delaware limited liability company By:______________________________ Name: Title:

EXHIBIT I [Form of Restricted Collateral Letter] RESTRICTED COLLATERAL LETTER ______________, 201__ JPMorgan Chase Bank, N.A, as Administrative Agent 270 Park Avenue, 45th Floor New York, New York 10017 Attention: Joan Matera, Executive Director Re: Loan Agreement dated as of August 5, 2015 among 731 Retail One LLC and 731 Commercial LLC (collectively “Borrower”), the lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and certain other parties Gentlemen and Ladies: Reference is hereby made to the above-referenced Loan Agreement. Capitalized terms used but not defined herein shall have the meanings given to them in the Loan Agreement. This notice is being delivered to you pursuant to the definition of “Restricted Collateral” set forth in Section 1.1 of the Loan Agreement. Borrower hereby gives notice to Administrative Agent of Borrower’s election to irrevocably designate as “Restricted Collateral” [insert Restricted Collateral amount:] $______________ of [insert appropriate reference(s):] [the amount currently held by Administrative Agent as Additional Collateral pursuant to the terms of Section 3.2(a)(viii) of the Loan Agreement] [the amount currently held by Administrative Agent as Additional Collateral pursuant to the terms of Section 4.5 of the Loan Agreement] [the amount currently on deposit in the Excess Cash Flow Account]. Very truly yours, 731 RETAIL ONE LLC, a Delaware limited liability company By:______________________________ Name: Title: 731 COMMERCIAL LLC, a Delaware limited liability company By:______________________________ Name: Title:

SCHEDULE 1 COMMITMENTS LENDER COMMITMENT COMMITMENT PERCENTAGE JPMorgan Chase Bank, N.A. $116,666,666.67 33.33333333% Wells Fargo Bank, N.A. $116,666,666.66 33.33333333% Landesbank Baden-Württemberg, New York Branch $116,666,666.67 33.333333%

SCHEDULE 2 LEASING GUIDELINES Except as otherwise provided herein, Borrower shall not (i) enter into any Lease (a “New Lease”) or (ii) unless otherwise required by law or such Lease, modify or terminate any Lease (including, without limitation, accept a surrender of any portion of the Project subject to a Lease), allow a reduction in the term of any Lease or a reduction in the Rent payable under any Lease, change any renewal provisions of any Lease in a manner materially adverse to Borrower, materially increase the obligations of Borrower or materially decrease the obligations of any Lessee (a “Lease Modification”), except in each case as described below. A. Subject to the provisions of Paragraph D below, no prior written consent of Administrative Agent or any Lender shall be required with respect to a New Lease which is not a Major Lease or a Material Lease or a Lease Modification relating to a Lease which is not a Major Lease or a Material Lease, provided that (1) such New Lease or Lease Modification contains market-rate terms and conditions, (2) such New Lease or Lease Modification is on an arms-length basis with a third party which is not an Affiliate of Borrower or Guarantor, (3) in the case of a New Lease, such New Lease is unconditionally subordinate to the Mortgage and the Loans and provides for the Lessee’s attornment to any successor landlord in the event of any conveyance or transfer of the Project, (4) such New Lease or Lease Modification does not contain any option (or right of first refusal) to acquire all or any portion of the Project and (5) such New Lease or Lease Modification (to the extent “use” is addressed in such Lease Modification) prohibits the use of the premises demised thereby for any of the following uses: any pornographic or obscene purposes, any commercial sex establishment, any pornographic, obscene, nude or semi-nude performances, or sexual conduct, or any other use that has or would reasonably be expected to violate applicable laws. As used herein, the term “Major Lease” means any Lease with any Lessee which, when aggregated with any and all other Leases with such Lessee or its Affiliates, demises 25,000 or more square feet of leasable retail space at the Project. As used herein, the term “Material Lease” means any Lease with any Lessee which, when aggregated with any and all other Leases with such Lessee or its Affiliates, demises between 8,000 and 24,999 square feet of leasable retail space at the Project. For purposes of the preceding two sentences, the spaces demised to any Lessee and its Affiliates at the Project shall be deemed to include any and all spaces at the Project with respect to which such Lessee and/or its Affiliates has a right or option to lease and/or a right of first refusal to lease pursuant to any Lease. In addition, Borrower shall have the right to terminate any Lease without Administrative Agent’s or any Lender’s prior written consent, provided that (i) Borrower is simultaneously replacing such Lease with one or more New Leases which are either consented to (or deemed to be consented to) by the Required Lenders in accordance with the terms hereof or not subject to the Required Lenders’ consent pursuant to the terms hereof or (ii) the Lessee thereunder in default under the terms of its Lease beyond the expiration of any applicable notice and cure periods set forth therein. B. Subject to the provisions of Paragraph D below, (i) new Material Leases

2 and Lease Modifications relating to Material Leases that do not meet all of the conditions of Section (A) above shall require the prior written consent of the Requisite Material Lease Approval Lenders (not to be unreasonably withheld, conditioned or delayed) and (ii) new Major Leases and Lease Modifications relating to Major Leases that do not meet all of the conditions of Section (A) above shall require the prior written consent of the Required Lenders (not to be unreasonably withheld, conditioned or delayed). In light of the delivery of the Leasing Costs Guaranty by Guarantor, neither Administrative Agent nor any of the Lenders shall be entitled to condition their approval of any Lease or Lease Modification on the delivery of a cash reserve or any other security in respect of any leasing costs incurred by Borrower under such Lease or Lease Modification that are Leasing Costs Guaranteed Obligations. Each request by Borrower for consent by the Requisite Material Lease Approval Lenders or Required Lenders, as applicable, to a New Lease or Lease Modification shall be accompanied by all information and documentation reasonably necessary in order for by the Requisite Material Lease Approval Lenders or Required Lenders, as applicable, to make an informed decision, and shall contain a legend in capitalized bold letters on the top of the cover transmittal stating: “THIS IS A REQUEST FOR CONSENT TO A [NEW LEASE] [LEASE MODIFICATION]. [REQUISITE MATERIAL LEASE APPROVAL LENDERS’][REQUIRED LENDERS’] RESPONSE IS REQUESTED WITHIN FIVE (5) BUSINESS DAYS.” If the Requisite Material Lease Approval Lenders or Required Lenders, as applicable, shall fail to respond to any initial request by Borrower for consent within five (5) Business Days after delivery to the Requisite Material Lease Approval Lenders or Required Lenders, as applicable, of such request, Borrower may send an additional notice to the Requisite Material Lease Approval Lenders or Required Lenders, as applicable, which shall include a copy of the initial request (including all information and documentation supplied in connection therewith), and shall contain the following legend in capitalized bold letters on the top thereof: “THIS IS A SECOND REQUEST FOR CONSENT TO A [NEW LEASE] [LEASE MODIFICATION]. [REQUISITE MATERIAL LEASE APPROVAL LENDERS’] [REQUIRED LENDERS’] RESPONSE IS REQUESTED WITHIN FIVE (5) BUSINESS DAYS. THE [REQUISITE MATERIAL LEASE APPROVAL LENDERS’][REQUIRED LENDERS’] FAILURE TO RESPOND WITHIN SUCH TIME PERIOD SHALL RESULT IN THE [REQUISITE MATERIAL LEASE APPROVAL LENDERS’] [REQUIRED LENDERS’] CONSENT BEING DEEMED TO HAVE BEEN GRANTED.” In the event that the Requisite Material Lease Approval Lenders or Required Lenders, as applicable, fail to respond to such second notice within five (5) Business Days after delivery to the Requisite Material Lease Approval Lenders or Required Lenders, as applicable, of such second request by either granting its consent or withholding its consent (and, in the case of withholding consent, stating the grounds therefor in reasonable details), then the Requisite Material Lease Approval Lenders’ or Required Lenders’, as applicable, consent shall be deemed to have been granted. Promptly following receipt of any such request for consent from Borrower, Administrative Agent shall supply to the Lenders a copy thereof. Any requests for Required Lenders’ or Administrative Agent’s, as applicable, consent which Borrower submits in accordance with this Section (B) shall include copies of any material financial information that Borrower has received from the prospective Lessee, provided however, that the Required Lenders or Administrative Agent, as applicable, herein agree to hold

3 such financial information confidential. C. Notwithstanding anything contained in this Schedule 2, all Existing Leases are acknowledged to have been consented to by the Required Lenders. D. Notwithstanding anything contained in this Schedule 2, any Alterations that are required to be performed by Borrower under a New Lease or a Lease Modification shall require the prior written consent of (i) Administrative Agent (not to be unreasonably withheld, conditioned or delayed) if the estimated costs of all alterations required to be performed by Borrower thereunder, together with the estimated costs of all then unapproved alterations being conducted by Borrower at such time (excluding the cost of any alterations required by applicable law), shall exceed the Threshold Amount and (ii) the Required Lenders (not to be unreasonably withheld, conditioned or delayed) if the estimated costs of all alterations required to be performed by Borrower thereunder, together with the estimated costs of all then unapproved alterations being conducted by Borrower at such time (excluding the cost of any alterations required by applicable law), shall exceed the Required Lenders Threshold Amount.

SCHEDULE 2.1 CONDITIONS TO CLOSING The advance of the Loans shall be subject to Administrative Agent’s and each Lender’s receipt, review, approval and/or confirmation of the following, at Borrower’s cost and expense, each in form and content satisfactory to Administrative Agent and each Lender in their sole and absolute discretion: 1. The Loan Documents, executed by Borrower and, as applicable, Guarantor and each other party thereto. 2. Payment to Administrative Agent, the Lead Arrangers and the Lenders of all fees, costs and expenses then payable thereto pursuant to this Agreement and the other Loan Documents, including the Fee Letters. 3. The Title Policy. 4. The Business Organizational Documents of Borrower, Sole Member and Guarantor, together with authorizing resolutions and/or consents and a good standing certificate as of a recent date for each of Borrower, Sole Member and Guarantor. 5. Legal opinions issued by counsel for Borrower, Sole Member and Guarantor, opining as to the due organization, valid existence and good standing of Borrower, Sole Member and Guarantor, and the due authorization, execution, delivery, enforceability and validity of the Loan Documents with respect to Borrower and Guarantor; that the Loans, as reflected in the Loan Documents, are not usurious; to the extent that Administrative Agent is not otherwise satisfied, that the Project and its use is in full compliance with all legal requirements; and as to such other matters as Administrative Agent and Administrative Agent’s counsel may reasonably specify. 6. Current Uniform Commercial Code searches, and litigation, bankruptcy, judgment and Patriot Act reports as requested by Administrative Agent, with respect to Borrower, Guarantor, and (if requested by Administrative Agent) the immediately preceding owner of the Project. 7. Evidence of insurance conforming in all respects to the requirements of this Agreement, together with evidence indicating whether the Project, or any part thereof, lies within a “special flood hazard area”. 8. A current “as-built” survey of the Project, dated or updated to a date not earlier than thirty (30) days prior to the date hereof, certified to Administrative Agent (on behalf of the Lenders), the Title Company and Borrower, prepared by a licensed surveyor acceptable to Administrative Agent and the Title Company, and conforming to Administrative Agent’s current standard survey requirements, which may include certification to additional participants, co-lenders and/or investors. Without limitation, the minimum requirements for the survey shall be as set forth in the 2011 Minimum Standard Detail Requirements for ALTA/ACSM Land Title

2 Surveys, jointly established and adopted by ALTA and NSPS, and include items 1, 2, 3, 4, 6(b), 7(a), 7(b)(1), 7(c), 8, 10(a), 11(a), 13, 14, 16, 17, 18, 19, 20(a) and 20(b) of Table A thereof. 9. A current engineering report with respect to the Project, covering, among other matters, inspection of heating and cooling systems, roof and structural details, showing no failure of compliance with building plans and specifications, applicable legal requirements (including requirements of the Americans with Disabilities Act) and fire, safety and health standards and reviewing and approving, among other matters, soil tests, plans and specifications (including heating, ventilation and cooling systems, roof and structural details, mechanical and electrical systems), and compliance with local, state or federal laws, regulations, codes, etc. The engineer preparing such report must be satisfied that the Project is in compliance with fire, safety and health standards which such engineer deems reasonable, in addition to standards imposed by law, regulation or codes. If reasonably requested by Administrative Agent, such report shall also include an assessment of the Project’s tolerance for earthquake and seismic activity. 10. A current Site Assessment. 11. A current zoning report from a zoning consultant approved by Administrative Agent indicating that the Project complies with all zoning and land use requirements applicable to the Project. 12. All appraisals, building condition reports and Site Assessments delivered to Administrative Agent prior to the execution of this Agreement shall be certified to Administrative Agent (on behalf of the Lenders and their successors and assigns) without modification or change thereto in the form reasonably requested by Administrative Agent which may include certification to additional participants, co-lenders and/or investors. 13. A current rent roll of the Project, certified by Borrower or the current owner of the Project. Such rent roll shall include the following information: (a) tenant names; (b) unit/suite numbers; (c) area of each demised Project and total area of the Project (stated in net rentable square feet); (d) rental rate (including escalations) (stated in gross amount and in amount per net rentable square foot per year); (e) lease term (commencement, expiration and renewal options); (f) expense pass-throughs; (g) cancellation/termination provisions; (h) security deposit; and (i) material operating covenants and co-tenancy clauses. In addition, Borrower shall provide Administrative Agent with true and correct copies of all Existing Leases. 14. Estoppel certificates from Home Depot, the Container Store, H&M, and Bank of America and commercially reasonable efforts to obtain estoppel certificates from the tenants occupying the balance of the Project. 15. Subordination, Non-Disturbance and Attornment Agreements from Home Depot, the Container Store, H&M, and Bank of America, which Agreements shall be substantially in the form of Exhibit D (except for such changes thereto as a tenant may reasonably request and Administrative Agent shall reasonably approve), or such other form as shall be acceptable to Administrative Agent.

3 16. Copies of the Management Agreement, certified by Borrower as being true, correct and complete, together with the Assignment of Management Agreement executed by Borrower and the Managers. 17. Copies of all leasing and brokerage agreements for the Project and a list of all material operating, service and maintenance agreements for the Project that are material to the operation and management of the Project, together with, in the case of any such agreement with a service provider which is an Affiliate of Borrower or Guarantor, a letter in the form of Exhibit F from the service provider under each such agreement which is not terminable upon not more than thirty (30) days’ notice to such service provider. 18. Evidence that (a) the Project and the operation thereof comply with all legal requirements, including that all requisite certificates of occupancy, building permits, and other licenses, certificates, approvals or consents required by any Governmental Authority have been issued without variance or condition, (b) following any casualty, the improvements which form a part of the Project may be reconstructed and the current use thereof restored, and (c) that there is no litigation, action, citation, injunctive proceedings, or like matter pending or threatened with respect to the validity of such matters. 19. Such financial statements with respect to Borrower and Guarantor as Administrative Agent or the Lenders shall request. 20. No change shall have occurred in the financial condition of Borrower or Guarantor or in the Net Operating Income of the Project, or in the financial condition of any major or anchor tenant, which would have, in Administrative Agent’s or any Lender’s judgment, a Material Adverse Effect. 21. No condemnation or adverse zoning or usage change proceeding shall have occurred or shall have been threatened against the Project; the Project shall not have suffered any significant damage by fire or other casualty which has not been repaired; no structural change to the Project shall have occurred or to any of the Improvements thereon; no law, regulation, ordinance, moratorium, injunctive proceeding, restriction, litigation, action, citation or similar proceeding or matter shall have been enacted, adopted, or threatened by any third party or Governmental Authority, which would have, in Administrative Agent’s or any Lender’s judgment, a Material Adverse Effect. 22. All fees and commissions payable to real estate brokers, mortgage brokers, or any other brokers or agents in connection with the Loans have been paid. 23. If and to the extent required by Administrative Agent, copies of all service contracts, warranties, licenses and permits applicable to the operation or use of the Project. 24. The original mortgage(s) and promissory note(s) referred in to in clause (i) of the definition of “Assignment/Gap Documents”.

4 25. Such additional documents or items as are customary for transactions of this type or as Administrative Agent, the Lenders or their counsel may reasonably require. 26. The representations and warranties contained in this Loan Agreement and in all other Loan Documents are true and correct in all material respects. 27. No Potential Default or Event of Default shall exist. 28. Borrower shall have executed a Disbursement and Rate Management Authorization and Instruction Agreement in the form provided by Administrative Agent.

SCHEDULE 3 Borrower Account “Borrower’s Account” shall mean Account #2000018211407 at Wells Fargo Bank, named “731 Retail One LLC,” ABA #121000248.

2 SCHEDULE 4.5 August 2020 Existing Leases [See attached.]

SCHEDULE 7.26 ORGANIZATIONAL CHART

SCHEDULE 9.7 AGREEMENTS WITH BORROWER’S AFFILIATES 1. That certain Management Agreement dated as August 5, 2015 between Manager and Borrower with respect to the management of the restaurant portion of the Project by the Manager together with any management agreements entered into with future Managers in accordance with the terms of this Agreement. 2. That certain Management Agreement dated as of July 6, 2003 between Manager and Borrower with respect to the management of the retail portion of the Project by the Manager together with any management agreements entered into with future Managers in accordance with the terms of this Agreement.

Summary report: Litera Compare for Word 11.2.0.54 Document comparison done on 9/20/2022 3:43:54 PM	
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